         As filed with the Securities and Exchange Commission on August 13, 1999
                                                    Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4
                Registration Statement Under the Securities Act of 1933

                           CHARTER ONE FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)


        DELAWARE                           6120                  34-1567092
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                                                      ROBERT J. VANA, ESQ.
      1215 SUPERIOR AVENUE                        CHARTER ONE FINANCIAL, INC.
      CLEVELAND, OHIO 44114                          1215 SUPERIOR AVENUE
         (216) 589-8320                              CLEVELAND, OHIO 44114
                                                         (216) 566-5300
(Address, including ZIP code, and            (Name, address, including ZIP code,
telephone number, including area code, of   and telephone number, including area
registrant's principal executive offices)         code, of agent for service)


                                   COPIES TO:

MICHAEL S. SADOW, P.C.        CLIFFORD M. SLADNICK, ESQ.  STUART M. LITWIN, ESQ.
SILVER, FREEDMAN & TAFF, L.L.P. ST. PAUL BANCORP, INC. MAYER, BROWN & PLATT 1100 NEW YORK AVENUE, N.W. 6700 W. NORTH AVENUE 190 SOUTH LASALLE STREET
WASHINGTON, D.C.  20005          CHICAGO, IL  60707           CHICAGO, IL 60603


      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

      If the securities being registered on this Form are being offered in connection with formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]


      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                     Calculation of Registration Fee
======================================================================================================
Title of each class of                       Proposed maximum       Proposed maximum        Amount of
   securities to be         Amount to         offering price       aggregate offering     registration
     registered         be registered(2)      per share(3)              price(3)             fee(4)
------------------------------------------------------------------------------------------------------
Common Stock,            43,973,909 shares       $22.80                $1,002,680,451         $278,746
$.01 par value(1)
======================================================================================================

(1) Includes one attached Right per share to purchase preferred stock upon the occurrence of certain events. See "Comparison of Rights of Stockholders of Charter One Financial, Inc. and St. Paul Bancorp, Inc. - Rights Agreement."

(2) Based upon the estimated maximum number of shares of common stock, par value $.01 per share of Charter One Financial, Inc. that may be issued upon consummation of the merger ("Merger") of St. Paul Bancorp, Inc. into Charter Michigan Bancorp, Inc., a first-tier subsidiary of Charter One Financial, Inc.

(3) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(f)(1) and 457(c), and solely for purposes of calculating the registration fee, the proposed maximum aggregate offering price is $1,002,680,451, which equals (x) the average of the high and low sale prices of the common stock, par value $.01 per share, of St. Paul Bancorp, of $22.625 as reported on the Nasdaq National Market on August 10, 1999, multiplied by (y) 44,317,368, the total number of shares of St. Paul Bancorp common stock (including shares issuable pursuant to the exercise of outstanding options to purchase St. Paul Bancorp common stock) to be canceled in the Merger. The proposed maximum offering price per share is equal to the proposed maximum aggregate offering price determined in the manner described in the preceding sentence divided by the maximum number of shares of Charter One Financial common stock that could be issued in the Merger.

(4) In accordance with Rule 457(b), the filing fee of $223,833.89 paid pursuant to Section 14(g) of the Securities Exchange Act of 1934 and Rule 0-11 thereunder at the time of the filing of the Joint Proxy
     Statement/Prospectus contained in the Registration Statement as preliminary proxy materials of St. Paul Bancorp has been credited to offset the $278,746 registration fee that would otherwise be payable.

[CHARTER ONE FINANCIAL, INC. LOGO]                 [ST. PAUL BANCORP, INC. LOGO]


                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

The Boards of Directors of Charter One Financial, Inc. and St. Paul Bancorp, Inc. have agreed to merge and are seeking your approval of this important transaction. The merger is governed by the Agreement and Plan of Merger. We commonly refer to it in this document as the "merger agreement."

Charter One believes that the merger will, among other things, create a major Great Lakes/Northeast banking franchise, provide entry into the important Chicago market, create opportunities for significant cost savings and revenue enhancements, and strengthen the combined businesses' competitive and capital position in the rapidly changing financial services industry. St. Paul is recommending the merger because, among other things, it enables St. Paul shareholders to participate as shareholders in the future growth of the combined businesses, which are expected to benefit from opportunities for significant cost savings and revenue enhancements.

Upon completion of the merger, St. Paul's shareholders will receive .99225 of a share of Charter One common stock, after taking into account the 5% stock dividend payable on September 30, 1999 to Charter One shareholders of record on September 14, 1999, in exchange for each share of St. Paul common stock they own. Charter One shareholders will continue to own their existing shares. The
 .99225 exchange ratio is subject to possible further adjustment as described on page 44.

On August 17, 1999, the closing price of Charter One common stock was $____, making .99225 of a share worth $_____. The closing price of St. Paul common stock on that date was $_____. These prices will, however, fluctuate between now and the completion of the merger. Charter One common stock is listed on the Nasdaq National Market under the symbol "COFI." St. Paul common stock is listed on the Nasdaq National Market under the symbol "SPBC."

The merger cannot be completed unless St. Paul shareholders adopt the merger agreement by an affirmative vote of two-thirds of the outstanding shares of St. Paul common stock and Charter One shareholders approve the issuance of the Charter One common stock in the merger by at least a majority of the total votes cast at its special meeting.

Charter One and St. Paul have scheduled special meetings to vote on the matters necessary to complete the merger. The dates, times and places of the special meetings are as follows:

      FOR CHARTER ONE SHAREHOLDERS:

      September 30, 1999; 10:00 a.m., local time
      Forum Conference and Education Center
      One Cleveland Center
      1375 East Ninth Street
      Cleveland, Ohio

      FOR ST. PAUL SHAREHOLDERS:

      September 30, 1999; 10:00 a.m., local time
      Hyatt Regency Oak Brook
      1909 Spring Road
      Oak Brook, Illinois

Whether or not you plan to attend your shareholder meeting, please take the time to vote by signing, dating and mailing your enclosed proxy card. REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS VERY IMPORTANT. PLEASE ACT TODAY.

Both Boards of Directors have unanimously approved the merger and recommend you vote "FOR" the proposal to be voted on at your meeting.

WE ENCOURAGE YOU TO READ THIS DOCUMENT CAREFULLY.

Thank you for your continued interest and support.

/s/Charles John Koch                                /s/Joseph C. Scully
-----------------------------------------------     ------------------------------------
Charles John Koch                                   Joseph C. Scully
Chairman, President and Chief Executive Officer     Chairman and Chief Executive Officer
  Charter One Financial, Inc.                       St. Paul Bancorp, Inc.


NEITHER THE SEC NOR ANY STATE SECURITIES REGULATOR HAS APPROVED THE CHARTER ONE COMMON SHARES TO BE ISSUED UNDER THIS DOCUMENT OR DETERMINED IF THIS DOCUMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF ANY OF THE PARTIES, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

Joint Proxy Statement/Prospectus dated as of August __, 1999 and first mailed to shareholders on or about August 25, 1999.

                           CHARTER ONE FINANCIAL, INC.
                              1215 Superior Avenue
                              Cleveland, Ohio 44114

                            -------------------------

                            NOTICE OF SPECIAL MEETING
                        TO BE HELD ON SEPTEMBER 30, 1999

                            -------------------------


To the Shareholders of Charter One Financial, Inc.:

You are cordially invited to attend a special meeting of shareholders of Charter One Financial, Inc. at 10:00 a.m., local time, on September 30, 1999, at the Forum Conference and Education Center, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio. At this meeting you will be asked to approve a proposal to issue shares of Charter One common stock in connection with the merger of St. Paul Bancorp, Inc. into Charter Michigan Bancorp, Inc., a wholly-owned subsidiary of Charter One. Your Board of Directors has unanimously approved the Agreement and Plan of Merger and recommends you vote "FOR" the proposal.

Only shareholders of record at the close of business on August 16, 1999 are entitled to notice of and to vote at the special meeting or any adjournments or postponements of the special meeting. A list of Charter One shareholders entitled to vote at the special meeting will be available for examination by any shareholder at the main office of Charter One during ordinary business hours for at least ten days prior to the special meeting, as well as at the special meeting.

                           YOUR VOTE IS VERY IMPORTANT

To ensure that your shares are voted at the special meeting, please sign, date and promptly mail the accompanying proxy card in the enclosed envelope. Any shareholder of record present at this meeting or at any adjournments or postponements of the meeting may revoke his or her proxy and vote personally on each matter brought before the meeting. You may revoke your proxy at any time before it is voted.

Remember, if your shares are held in the name of a broker, only your broker can vote your shares and only after receiving your instructions. Please contact the person responsible for your account and instruct him/her to execute a proxy card on your behalf. You should also sign, date and mail your proxy at your earliest convenience.

Please review the joint proxy statement/prospectus accompanying this notice for more complete information regarding the matter proposed for your consideration at the special meeting. Should you have any questions or require assistance, please call Georgeson & Company, Inc., who is assisting us, at (800) 233-2064.

                                 By Order of the Board of Directors


                                 /s/Charles John Koch

                                 Charles John Koch
                                 Chairman, President and Chief Executive Officer
August 25, 1999

THE BOARD OF DIRECTORS OF CHARTER ONE UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL. YOUR SUPPORT IS APPRECIATED.

                             ST. PAUL BANCORP, INC.
                              6700 W. North Avenue
                             Chicago, Illinois 60707

                            -------------------------


                            NOTICE OF SPECIAL MEETING
                        TO BE HELD ON SEPTEMBER 30, 1999

                            -------------------------


To the Shareholders of St. Paul Bancorp, Inc.:

You are cordially invited to attend a special meeting of shareholders of St. Paul Bancorp, Inc. at 10:00 a.m., local time, on September 30, 1999, at the Hyatt Regency Oak Brook, 1909 Spring Road, Oak Brook, Illinois. At this meeting you will be asked to approve a proposal to adopt the Agreement and Plan of Merger dated as of May 17, 1999, by and among Charter One Financial, Inc., Charter Michigan Bancorp, Inc. and St. Paul. Your Board of Directors has unanimously approved the Agreement and Plan of Merger and recommends you vote "FOR" the proposal.

Only shareholders of record at the close of business on August 16, 1999 are entitled to notice of and to vote at the special meeting or any adjournments or postponements of the special meeting. A list of St. Paul shareholders entitled to vote at the special meeting will be available for examination by any shareholder at the main office of St. Paul during ordinary business hours for at least ten days prior to the special meeting, as well as at the special meeting.

                           YOUR VOTE IS VERY IMPORTANT

To ensure that your shares are voted at the special meeting, please sign, date and promptly mail the accompanying proxy card in the enclosed envelope. Any shareholder of record present at this meeting or at any adjournments or postponements of the meeting may revoke his or her proxy and vote personally on each matter brought before the meeting. You may revoke your proxy at any time before it is voted.

Remember, if your shares are held in the name of a broker, only your broker can vote your shares and only after receiving your instructions. Please contact the person responsible for your account and instruct him/her to execute a proxy card on your behalf. You should also sign, date and mail your proxy at your earliest convenience.

Please review the joint proxy statement/prospectus accompanying this notice for more complete information regarding the matter proposed for your consideration at the special meeting. Should you have any questions or require assistance, please call D.F. King & Co., Inc., who is assisting us, at (800) 714-3312.

                                      By Order of the Board of Directors



                                      /s/ Clifford M. Sladnick
                                      Clifford M. Sladnick
                                      Senior Vice President, General Counsel and
                                      Corporate Secretary

August 25, 1999

THE BOARD OF DIRECTORS OF ST. PAUL UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT. YOUR SUPPORT IS APPRECIATED.

                                Table of Contents

                                                                                                         Page

Table of Contents..........................................................................................i

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE MEETINGS....................................................1

SUMMARY....................................................................................................2
      The Companies........................................................................................2
      The Shareholder Meetings.............................................................................2
      Our Reasons and Recommendation for the Merger........................................................3
      The Merger and the Merger Agreement..................................................................3
      Share Ownership of Management and Directors..........................................................6
      The Stock Option Agreement...........................................................................6
      Adjustment of Joint Proxy Statement/Prospectus Information for the Charter One Stock Dividend........7
      Comparative Market Value Information.................................................................7

DISCLOSURE REGARDING FORWARD-LOOKING INFORMATION...........................................................8

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA...........................................................9
      How We Prepared the Financial Statements.............................................................9
      Pooling of Interests Accounting Treatment............................................................9
      Merger-Related and Integration-Related Expenses......................................................9
      Periods Covered......................................................................................9
      Selected Historical Financial Data of Charter One...................................................10
      Selected Historical Financial Data of St. Paul......................................................11
      Selected Unaudited Pro Forma Condensed Combined Financial Data......................................12
      Comparative Pro Forma Per Share Data................................................................13

THE SHAREHOLDER MEETINGS..................................................................................14
      Times and Places of the Special Meetings; Matters to be Considered at the Special Meetings..........14
      Voting Rights of Shareholders; Votes Required for Approval..........................................14
      Voting of Proxies; Revocability of Proxies; Proxy Solicitation Costs................................15

THE MERGER................................................................................................17
      Background of the Merger............................................................................17
      Our Reasons and Recommendation for the Merger ......................................................19
      Opinion of Charter One's Financial Advisor..........................................................22
      Opinion of St. Paul's Financial Advisor.............................................................30
      Accounting Treatment................................................................................37
      Federal Income Tax Consequences of the Merger.......................................................37
      Regulatory Matters..................................................................................38
      No Appraisal Rights.................................................................................40
      Restrictions on Resale of Charter One Common Stock by Affiliates....................................40



INTERESTS OF INSIDERS IN THE MERGER.......................................................................41

THE MERGER AGREEMENT......................................................................................43
      Time of Completion..................................................................................44
      Consideration to be Received in the Merger..........................................................44
      Possible Adjustment to the Exchange Ratio...........................................................44
      Exchange of Certificates............................................................................46
      Treatment of St. Paul Stock Options.................................................................47
      Conduct of Business Pending the Merger and Certain Covenants........................................47
      Representations and Warranties......................................................................48
      Conditions to Completion of the Merger..............................................................50
      Termination.........................................................................................51
      Waiver; Amendment...................................................................................53
      Expenses............................................................................................53
      Nasdaq Listing......................................................................................53

THE STOCK OPTION AGREEMENT................................................................................53

COMPARATIVE STOCK PRICES AND DIVIDEND INFORMATION.........................................................56
      Effect of Merger on St. Paul's Dividend Reinvestment Plan...........................................57

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS AND PER SHARE DATA......................................58

Unaudited Pro Forma Combined Statement of Financial Condition as of June 30, 1999.........................59

Notes to Unaudited Pro Forma Combined Statement of Financial Condition....................................60
      Unaudited Pro Forma Condensed Combined Statements
       of Income For the Six Months Ended June 30, 1999...................................................61
      Unaudited Pro Forma Condensed Combined Statements
       of Income For the Six Months Ended June 30, 1998...................................................62
      Unaudited Pro Forma Condensed Combined Statements
       of Income For the Year Ended December 31, 1998.....................................................63
      Unaudited Pro Forma Condensed Combined Statements
       of Income For the Year Ended December 31, 1997.....................................................64
      Unaudited Pro Forma Condensed Combined Statements
       of Income For the Year Ended December 31, 1996.....................................................65

COMPARISON OF SHAREHOLDER RIGHTS..........................................................................66
      Authorized Capital Stock............................................................................66
      Payment of Dividends................................................................................66
      Advance Notice Requirements for Presentation of Business
         and Nominations of Directors at Annual Meetings of Shareholders..................................66
      Cumulative Voting for Election of Directors.........................................................66
      Restrictions on Voting Rights.......................................................................67
      Quorum..............................................................................................67
      Number of Directors.................................................................................67
      Classification of Board of Directors................................................................67
      Removal of Directors................................................................................67
      Filling Vacancies on the Board of Directors.........................................................67
      Amendment to Certificate of Incorporation and Bylaws................................................68
      Approvals for Acquisitions of Control and Offers to Acquire Control.................................68
      Business Combinations with Certain Persons..........................................................68
      Prevention of Greenmail.............................................................................69
      Limitations on Directors' Liability.................................................................70
      Indemnification.....................................................................................70



      Mergers, Acquisitions and Certain Other Transactions................................................70
      Criteria for Evaluating Certain Offers..............................................................71
      Action Without a Meeting............................................................................71
      Special Meetings of Shareholders....................................................................71
      Preemptive Rights...................................................................................71
      Appraisal Rights of Dissenting Shareholders.........................................................71
      Special Provisions in Charter One's Bylaws..........................................................72
      Rights Agreement....................................................................................72

DESCRIPTION OF CHARTER ONE FINANCIAL, INC. CAPITAL STOCK..................................................73
      General.............................................................................................73
      Common Stock........................................................................................74
      Preferred Stock.....................................................................................74

LEGAL MATTERS.............................................................................................74

EXPERTS...................................................................................................75

INDEPENDENT PUBLIC ACCOUNTANTS............................................................................75

FUTURE SHAREHOLDER PROPOSALS..............................................................................75

WHERE YOU CAN FIND MORE INFORMATION.......................................................................76

APPENDICES
      A           Agreement and Plan of Merger by and among Charter One, Charter Michigan and St. Paul
      B           Stock Option Agreement by and between Charter One and St. Paul
      C           Opinion of Salomon Smith Barney Inc.
      D           Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated


             QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE MEETINGS


Q: WHAT WILL HAPPEN TO OUTSTANDING SHARES OF ST. PAUL AND CHARTER ONE COMMON
   STOCK?

A: Upon completion of the merger, each outstanding share of St. Paul common stock will be converted into .99225 of a share of Charter One common stock, after taking into account the 5% stock dividend payable on September 30, 1999 to Charter One shareholders of record on September 14, 1999, subject to possible further adjustment as described on page 44. Outstanding shares of Charter One common stock will remain outstanding with no change. After the merger, shares of Charter One common stock will represent the combined assets and business of Charter One and St. Paul.

Q: IS THE MERGER TAXABLE?

A: Charter One and St. Paul each expect the merger to be tax-free. We have structured the merger so that our legal counsel will be able to deliver opinions that neither Charter One, St. Paul nor the St. Paul shareholders should recognize any gain or loss for U.S. federal income tax purposes in the merger, except with respect to any cash that St. Paul shareholders will receive instead of fractional shares. In addition, no gain or loss should be recognized by Charter One shareholders with respect to their Charter One common stock as a result of the merger.

   We describe the material federal income tax consequences of the transaction in more detail on page 37. The tax consequences to you will depend on the facts of your own situation. Please consult your tax advisor for a full understanding of the tax consequences that the merger will have on you.

Q: AM I ENTITLED TO APPRAISAL RIGHTS?

A: No. Holders of Charter One common stock and St. Paul common stock are not entitled to appraisal rights in connection with the merger.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We expect to complete the merger early in the fourth quarter of 1999.
   However, because the merger is subject to governmental approvals, we cannot predict the exact timing.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After we complete the merger, Charter One will send instructions to St.
   Paul shareholders whose shares are converted in the merger. These instructions will explain how to exchange your St. Paul stock certificates for Charter One stock certificates. Charter One shareholders will keep their current stock certificates.

Q: HOW DO I VOTE?

A: Just mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at your shareholder's meeting. In order to assure that your vote is counted, please give your proxy as instructed on your proxy card even if you currently plan to attend the meeting in person. If you sign and send in your proxy card and do not indicate how you want to vote, we will count your proxy card as a vote in favor of the proposal submitted at your shareholder's meeting.

Q: CAN I CHANGE MY VOTE?

A: Yes. You can change your vote at any time prior to the special meeting by submitting a later-dated signed proxy card or by attending the meeting and voting in person.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY A BROKER, WILL THE BROKER VOTE THE
   SHARES FOR ME?

A: No. You must instruct your broker to vote your shares on your company's proposal, following the directions provided to you by your broker. Your failure to instruct your broker to vote on your company's proposal will, in the case of St. Paul shareholders, be the equivalent of voting against the merger, and, in the case of Charter One, have no effect on the outcome of the vote.

Q: WHO DO I CALL IF I HAVE QUESTIONS ABOUT THE MEETINGS OR THE MERGER?

A: Charter One shareholders may call (800) 262-6301.

   St. Paul shareholders may call (773) 804-2284.

                                     SUMMARY

This section highlights selected information in this joint proxy statement/prospectus and may not contain all of the information important to you. To understand the merger more fully and for a more complete description of the legal terms of the merger, you should read this entire document carefully, including Appendices, and the documents to which we refer to in this joint proxy statement/prospectus. A list of the documents that we incorporate by reference appears on page 76 under the heading "Where You Can Find More Information."

                                  THE COMPANIES

CHARTER ONE FINANCIAL, INC.
1215 Superior Avenue
Cleveland, Ohio 44114
Telephone: (216) 566-5300

Headquartered in Cleveland, Ohio, Charter One Financial, Inc. is the publicly traded parent company of Charter Michigan Bancorp, Inc., which is the parent company of Charter One Bank, F.S.B. With nearly $25 billion in total assets, Charter One Bank is one of the largest thrift institutions in the country. Charter One Bank currently has 340 branch locations in Ohio, Michigan, New York, Massachusetts and Vermont. Additionally, Charter One Mortgage Corp., Charter One Bank's mortgage banking subsidiary, operates loan production offices in 12 states, and Charter One Auto Finance, Charter One Bank's indirect auto finance subsidiary, generates loans in nine states. As of June 30, 1999, Charter One had total consolidated assets of $24.95 billion, deposits of $15.09 billion and shareholders' equity of $1.96 billion.

ST. PAUL BANCORP, INC.
6700 W. North Avenue
Chicago, Illinois 60707
Telephone: (773) 622-5000

St. Paul Bancorp, Inc. is the holding company for St. Paul Federal Bank For Savings, the largest independent savings institution in the state of Illinois. At June 30, 1999, St. Paul Federal Bank For Savings' branch network consisted of 60 locations. St. Paul Federal Bank For Savings also operates one of the largest networks of automated teller machines in the Chicagoland area with approximately 550 machines. Both St. Paul and St. Paul Federal Bank For Savings operate other wholly owned financial services companies, including Investment Network, Inc., Annuity Network, Inc., SPF Insurance Agency, Inc., St. Paul Financial Development Corporation, St. Paul Trust Company and Serve Corps Mortgage Corporation. As of June 30, 1999, St. Paul had total consolidated assets of $6.03 billion, deposits of $3.76 billion and shareholders' equity of $502.5 million.

                            THE SHAREHOLDER MEETINGS
                                    (PAGE 14)

CHARTER ONE SHAREHOLDERS

Special Meeting. The Charter One special meeting will be held on September 30, 1999, at 10:00 a.m. local time, at the Forum Conference and Education Center, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio, unless adjourned or postponed. At this special meeting, Charter One shareholders will be asked to:

     1.  approve the issuance of Charter One common stock in the merger; and

     2. act on any other items that may be submitted to a vote at the special meeting.

Record Date. You can vote at the Charter One special meeting if you owned Charter One common stock at the close of business on August 16, 1999. You can cast one vote for each share of Charter One common stock you owned at that time.

Vote Required. The holders of a majority of the Charter One common stock present and voting at the Charter One special meeting must approve the proposal to issue the Charter One common stock required to complete the merger.

Proxies. You can vote your shares at the Charter One special meeting by marking the enclosed proxy card with your vote, signing it and mailing it in the enclosed return envelope. You can revoke your proxy at any time before it is voted either by sending to Charter One a revocation notice or a new proxy or by attending the Charter One special meeting and voting in person. Simply attending the Charter One special meeting will not revoke your proxy.

ST. PAUL SHAREHOLDERS

Special Meeting. The St. Paul special meeting will be held on September 30, 1999, at 10:00 a.m., local time, at the Hyatt Regency Oak Brook, 1909 Spring Road,

Oak Brook, Illinois, unless adjourned or postponed. At this special meeting, St. Paul shareholders will be asked to:

     1. adopt the Agreement and Plan of Merger by and between Charter One, Charter Michigan and St. Paul; and

     2. act on any other items that may be submitted to a vote at the special meeting.

Record Date. You can vote at the St. Paul special meeting if you owned St. Paul common stock at the close of business on August 16, 1999. You can cast one vote for each share of St. Paul common stock you owned at that time.

Vote Required. Adoption of the merger agreement will require the affirmative vote of two-thirds of the outstanding St. Paul common stock.

Proxies. You can vote your shares at the St. Paul special meeting by marking the enclosed proxy card with your vote, signing it and mailing it in the enclosed return envelope. You can revoke your proxy at any time before it is voted either by sending to St. Paul a revocation notice or a new proxy or by attending the St. Paul special meeting and voting in person. Simply attending the St. Paul special meeting will not revoke your proxy.

                         OUR REASONS AND RECOMMENDATION
                            FOR THE MERGER (PAGE 19)

Charter One believes that the merger will:

     - create a major Great Lakes/Northeast banking franchise, and provide an ideal entry vehicle into the Chicago market;

     - create opportunities for significant operational benefits and financial cost savings and revenue enhancements through the integration of Charter One's and St. Paul's operations;

     - enable it to duplicate its prior successful experiences of quickly introducing its strong sales culture into an organization and introducing a product set that matches the needs of the market; and

     - strengthen its competitive and capital position in the financial services industry, which is rapidly changing and growing more competitive.

Charter One's board of directors believes the merger is in its shareholders' interests and unanimously recommends that Charter One shareholders vote "FOR" the proposal to approve the issuance of Charter One common stock in the merger.

St. Paul believes that the merger will:

     - enable St. Paul shareholders to participate in the future growth of the combined businesses of Charter One and St. Paul, which are expected to benefit from opportunities for significant cost savings and revenue enhancements; and

     -   provide its customers with a broader range of products and services.

St. Paul's board of directors believes the merger is in its shareholders' best interests and unanimously recommends that St. Paul shareholders vote "FOR" the proposal to adopt the merger agreement.

You should note, however, that achieving these objectives is subject to particular risks and uncertainties, including possible difficulties in combining the operations of the two companies, in achieving anticipated cost savings and other financial and operating benefits from the merger, and in the introduction and acceptance of new products and services into St. Paul's market place. See "Disclosure Regarding Forward-Looking Information." To review our reasons for the merger in greater detail, as well as how we came to agree on the merger, please see pages 17 through 41.

                       THE MERGER AND THE MERGER AGREEMENT
                                (PAGES 17 AND 43)

We have attached the Agreement and Plan of Merger to this document as Appendix
A. Please read the merger agreement carefully. It is the legal document that governs the merger.

WHAT ST. PAUL SHAREHOLDERS WILL RECEIVE (PAGE 44)

As a result of the merger, St. Paul shareholders will receive, for each share of St. Paul common stock, .99225 of a share of Charter One common stock. This exchange ratio has been adjusted from .945 to .99225 to account for the 5% stock dividend payable on September 30, 1999, to Charter One shareholders of record on September 14, 1999, and is subject to possible further adjustment as described on page 44. Charter One will not issue any fractional shares. St. Paul shareholders will receive a check for any fractional share in an amount equal to the share fraction multiplied by the closing price of Charter One common stock on the day before we complete the merger.

For example, if you currently own 1,700 shares of St. Paul common stock, after the merger you will receive 1,686 shares of Charter One common stock and a check for an amount equal to .825 multiplied by the closing price of one share of Charter One common stock on the day before we complete the merger. The value of the stock that you will receive will fluctuate as the price of Charter One common stock changes.

On August 17, 1999, the latest available date prior to the mailing of this document, the closing share price of Charter One common stock as reported on the Nasdaq National Market was $____. Applying the .99225 exchange ratio to the Charter One closing price on that date, each holder of St. Paul common stock would be entitled to receive Charter One common stock with a market value of approximately $______ for each share of St. Paul common stock. The value of Charter One and St. Paul common stock, however, is likely to change between now and completion of the merger. You should obtain current price quotes for Charter One and St. Paul common stock. See "Selected Historical and Pro Forma Financial Data" on page 9.

OWNERSHIP OF CHARTER ONE AFTER THE MERGER

Charter One will issue approximately ___ million shares of Charter One common stock to St. Paul shareholders in the merger. The shares of Charter One common stock to be issued to St. Paul shareholders in the merger will represent approximately __% of the outstanding Charter One common stock after the merger. This information is based on the number of Charter One and St. Paul shares outstanding on August 16, 1999 and does not take into account stock options.

BOARD OF DIRECTORS OF CHARTER ONE AFTER THE MERGER

Following the merger, Charter One's board of directors will have 22 members, including the 20 current Charter One directors plus two St. Paul directors. The St. Paul directors to be appointed to the board of Charter One are Joseph C. Scully, Chairman of the Board and Chief Executive Officer of St. Paul, and Patrick J. Agnew, President, Chief Operating Officer and a director of St. Paul.

INTERESTS OF ST. PAUL'S OFFICERS AND DIRECTORS IN THE MERGER (PAGE 41)

You should be aware that a number of St. Paul directors and executive officers may have interests in the merger that are different from, or in addition to, their interests as shareholders. These interests exist because of the rights that these directors and executive officers have under the terms of their St. Paul benefit and compensation plans and also, in the case of the executive officers, under the terms of various agreements with St. Paul. These agreements provide some executive officers with severance benefits if Charter One terminates their employment under specified circumstances following the merger. Some plans provide for accelerated vesting of stock options. These interests also arise from provisions of the merger agreement relating to appointments to the Charter One board, director and officer indemnification and insurance, and employment arrangements and employee benefits after the merger.

The members of St. Paul's board of directors knew about and considered these additional interests when they approved the merger agreement.

OPINIONS OF FINANCIAL ADVISORS (PAGES 22 AND 30)

Charter One. Among other factors considered in deciding to approve the merger, the Charter One board of directors received the opinion of its financial advisor, Salomon Smith Barney, to the effect that, as of the date of the opinion, the exchange ratio was fair to the holders of Charter One common stock from a financial point of view. We have attached a copy of this opinion to this joint proxy statement/prospectus as Appendix C. You should read this opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by Salomon Smith Barney in providing its opinion.

St. Paul. Among other factors considered in deciding to approve the merger, the St. Paul board of directors received the opinion of its financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated that, as of May 17, 1999 (the date of the St. Paul board's vote on the merger) and updated through the date of this joint proxy statement/prospectus, the exchange ratio was fair to the holders of St. Paul common stock from a financial point of view. We have attached a copy of this opinion to this joint proxy statement/prospectus as Appendix D. You should read this opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by Merrill Lynch in providing its opinion.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (PAGE 37)

We have structured the merger so that Charter One, Charter Michigan, St. Paul and the holders of St. Paul common stock will not recognize any income, gain or loss for federal income tax purposes as a result of the merger, except for gain on cash received by St. Paul shareholders for fractional shares.

It is a condition to closing the merger that Charter One receives an opinion of Silver, Freedman & Taff, L.L.P., its special counsel, and that St. Paul receives an opinion from Mayer, Brown & Platt, its special counsel, that the merger will be a tax-free reorganization for federal income tax purposes.

TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES THAT THE MERGER WILL HAVE ON YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISORS FOR A COMPLETE DESCRIPTION OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

ACCOUNTING TREATMENT (PAGE 37)

We expect the merger to qualify for "pooling-of-interests" accounting treatment. This means we will treat our companies as if they had always been combined for accounting and financial reporting purposes at their current book values.

SHAREHOLDERS DO NOT HAVE APPRAISAL RIGHTS (PAGE 40)

St. Paul is a Delaware corporation. Under Delaware law, St. Paul shareholders have no right to an appraisal of the value of their St. Paul shares in connection with the merger.

REGULATORY APPROVALS REQUIRED (PAGE 38)

The merger must be approved by the Board of Governors of the Federal Reserve System and the Office of Thrift Supervision. The U.S. Department of Justice may review the merger's impact on competition. Once the Office of Thrift Supervision approves the merger, we must wait for up to 30 days before we can complete the merger. However, if we do not receive any adverse comments from the U.S. Department of Justice, the merger may be completed on or after the 15th day after final approval from the Office of Thrift Supervision.

In addition, state and other regulatory authorities, including the Illinois Commission of Banks and Real Estate, will need to approve or be notified of the merger before we can complete it.

We have filed all of the required applications or notices with the Federal Reserve Board, Office of Thrift Supervision and these other regulatory authorities.

There can be no assurance that all regulatory approvals will be obtained or the dates of those approvals. There can also be no assurance that regulatory approvals received will not contain a condition or requirement that causes the approvals to fail to satisfy the conditions set forth in the merger agreement.

WHAT NEEDS TO BE DONE TO COMPLETE THE MERGER
(PAGE 50)

The completion of the merger depends on a number of conditions being met. In addition to compliance with the merger agreement, these conditions include:

     - approval of the share issuance by Charter One shareholders and adoption of the merger agreement by St. Paul shareholders;

     -   approval of the merger by federal and state regulatory authorities;

     - receipt of opinions regarding the federal income tax consequences and accounting treatment of the merger; and

     - the absence of any injunction or legal restraint blocking the merger or government proceeding preventing the completion of the merger.

Charter One or St. Paul could decide to complete the merger even though one or more of the conditions in the merger agreement has not been met. We cannot be certain when (or if) the conditions to the merger will be satisfied or waived, or that the merger will be completed.

TERMINATION OF THE MERGER AGREEMENT (PAGE 51)

We can mutually agree at any time to terminate the merger agreement prior to completing the merger. In addition, either of us may terminate the merger agreement if:

     - the other party violates a material provision of the merger agreement and does not cure the violation within 30 days;

     -   the merger has not been completed by February 28, 2000;

     - a regulatory authority does not grant an approval needed to complete the merger;

     - St. Paul's shareholders do not adopt the merger agreement or Charter One's shareholders do not approve the issuance of Charter One common stock in connection with the merger; or

     -   other conditions to closing of the merger have not been satisfied.

St. Paul can also terminate the merger agreement if:

     - Charter One's average common stock price during a valuation period prior to the anticipated closing date is less than $23.79 and the decline in Charter One's average common stock price is at least 17.5 percentage points more than the decline in the weighted average stock price of the group of similar companies designated in the merger agreement; provided that Charter One may void such termination by increasing the exchange ratio to a specified minimum; or

     - St. Paul receives a proposal more favorable to its shareholders from a financial point of view and its board of directors determines that proceeding with the merger would violate its fiduciary duties.

FEES ASSOCIATED WITH TERMINATION OF THE MERGER AGREEMENT (PAGE 52)

St. Paul must pay a termination fee of $45.0 million in cash to Charter One if it receives a competing acquisition proposal and any one of the following events occurs:

     - the St. Paul board fails to unanimously recommend adoption of the merger agreement to its shareholders, withdraws its recommendation or modifies or changes its recommendation in a manner adverse to the interests of Charter One;

     - St. Paul is in material and willful violation of any of its specified agreements contained in the merger agreement such that Charter One would be entitled to terminate the merger agreement; or

     - the shareholders of St. Paul do not adopt the merger agreement at the St. Paul special meeting.

Charter One must pay a termination fee of $45.0 million in cash to St. Paul under circumstances similar to those stated above.

St. Paul must also pay Charter One the $45.0 million termination fee if it enters into an acquisition agreement with a third party that its board of directors determines provides more favorable consideration to St. Paul's shareholders from a financial point of view than the consideration to be received by its shareholders in the merger with Charter One.

St. Paul will not have to pay the $45.0 million termination fee if St. Paul has the right to terminate the merger agreement in certain circumstances or Charter One profits from the stock option granted to Charter One by St. Paul as described below.

                          SHARE OWNERSHIP OF MANAGEMENT
                                  AND DIRECTORS

On August 16, 1999, the record date for the Charter One special meeting, directors and executive officers of Charter One and their affiliates beneficially owned and were entitled to vote ________ shares of Charter One common stock, or ___% of the Charter One shares outstanding on that date. These individuals have indicated that they intend to vote in favor of the proposal to issue Charter One common stock in the merger.

On August 16, 1999, the record date for the St. Paul special meeting, directors and executive officers of St. Paul and their affiliates beneficially owned and were entitled to vote ________ shares of St. Paul common stock, or ___% of the St. Paul shares outstanding on that date. The St. Paul directors have entered into support agreements with Charter One whereby they have agreed to vote at the St. Paul special meeting ________ shares of St. Paul common stock owned or controlled by them in favor of the proposal to adopt the merger agreement. St. Paul believes its executive officers intend to vote in favor of the proposal to adopt the merger agreement.

                      THE STOCK OPTION AGREEMENT (PAGE 53)

To increase the likelihood that the merger will be completed, and to discourage other persons who may be interested in acquiring St. Paul, Charter One required St. Paul to grant it a stock option. This option allows Charter One to purchase up to 4,384,730 shares of St. Paul common stock, which represents 9.9% of the outstanding shares of St. Paul common stock after giving effect to the exercise of the entire option. The exercise price of the option is $24.828 per share, subject to adjustment under specified circumstances. St. Paul may be required to repurchase the option or shares acquired upon exercise of the option. Under the terms of the merger agreement, the total profit that a holder, including Charter One, may realize from exercising the option may not exceed $45.0 million. A copy of the Stock Option Agreement is attached to this document as Appendix B.

                            ADJUSTMENT OF JOINT PROXY
                        STATEMENT/PROSPECTUS INFORMATION
                       FOR THE CHARTER ONE STOCK DIVIDEND

All of the information contained in this Joint Proxy Statement/Prospectus has been adjusted or restated, as the case may be, to reflect the 5% stock dividend declared by Charter One on July 21, 1999, payable on September 30, 1999, to Charter One shareholders of record at the close of business on September 14, 1999, except for the information set forth under the captions "The Merger -- Opinion of Charter One's Financial Advisor" and "The Merger -- Opinion of St. Paul's Financial Advisor."

                      COMPARATIVE MARKET VALUE INFORMATION

The following table sets forth the last reported sale prices per share of Charter One common stock and St. Paul common stock and the equivalent per share price for St. Paul common stock giving effect to the merger on (i) May 14, 1999, the last trading day before public announcement of the signing of the merger agreement; and (ii) August 17, 1999, the latest available date prior to the mailing of this document. The equivalent price per St. Paul share at each specified date in the following table represents the closing market price of a share of Charter One common stock on that date multiplied by the exchange ratio of .99225.


                                    Charter One           St. Paul          EQUIVALENT PRICE PER
                                    Common Stock        Common Stock           ST. PAUL SHARE
                                    ------------        ------------        --------------------
May 14, 1999......................    $28.84              $24.656                  $28.62
August 17, 1999...................    $_____              $                        $


As of the August 16, 1999 record date for voting at the Charter One and St. Paul special meetings, ___________ outstanding shares of Charter One common stock were held by approximately ________ record owners and __________ outstanding shares of St. Paul common stock were held by approximately ______ record owners.

St. Paul shareholders should obtain current market quotations for Charter One common stock. The market price of Charter One common stock may fluctuate between the date of this document and completion of the merger. Fluctuations in the market price of Charter One common stock will result in an increase or decrease in the value of the Charter One shares to be received by holders of St. Paul common stock in the merger. The market value of the Charter One shares at the time of the merger will depend upon the market value of a share of Charter One common stock at that time. We cannot give you any assurance about the market price of Charter One common stock before or after the merger. See "The Merger Agreement -- Consideration to be Received in the Merger."

                DISCLOSURE REGARDING FORWARD-LOOKING INFORMATION

This document, including information included or incorporated by reference, contains forward-looking statements about Charter One, St. Paul and the combined company which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information in this document regarding the financial condition, results of operations and business of Charter One following the consummation of the merger. They also include statements relating to the synergies, efficiencies, cost savings and funding advantages that are expected to be realized from the merger and the expected impact of the merger on Charter One's financial performance and earnings estimates for the combined company.

The sections of this document which contain forward-looking statements include "Questions and Answers About the Merger and the Meetings, " o "Summary," o "Selected Historical and Pro Forma Financial Data -- Selected Unaudited Pro Forma Condensed Combined Financial Data," o "The Merger -- Background of the Merger," o "The Merger -- Our Reasons and Recommendation for the Merger," o "The Merger -- Opinion of Charter One's Financial Advisor," o "The Merger -- Opinion of St. Paul's Financial Advisor," o and "Unaudited Pro Forma Combined Financial Statements and Per Share Data." Forward-looking statements are also identified by words such as "believes," "anticipates," "estimates," "expects," "intends," "plans" or similar expressions.

Forward-looking statements involve certain risks and uncertainties. You should understand that the following important factors, in addition to those discussed elsewhere in this document and in the documents which are incorporated into this joint proxy statement/prospectus by reference, could affect the future results of Charter One and St. Paul, and of Charter One after the merger and could cause those results to differ materially from those expressed in our forward-looking statements:

     - expected cost savings from the merger may not be fully realized or may not be realized within the expected time frame;

     - revenues following the merger may be lower than expected, or withdrawals of customer deposits, operating costs, customer loss and business disruption following the merger may be greater than expected;

     - costs or difficulties related to the integration of the businesses of Charter One and St. Paul may be greater than expected;

     - changes in the interest rate environment may reduce margins more than planned;

     - general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in the credit quality of our loan assets;

     - legislative or regulatory changes may adversely affect the business in which we are engaged;

     - the willingness of users to substitute our products and services for competitors' products and services may be less than expected;

     - competitive pressure in the banking industry, and in particular the Chicago banking market, may increase; and

     - technological changes (including Year 2000 data systems compliance issues) may be more difficult or expensive than anticipated.

Further information on other factors which could affect the financial results of Charter One after the merger is included in the SEC filings incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information."

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

HOW WE PREPARED THE FINANCIAL STATEMENTS

We are providing the following information to aid you in your analysis of the financial aspects of the merger. We derived this information from (i) the audited financial statements of Charter One for the years 1994 through 1998 and the unaudited financial statements of Charter One for the six months ended June 30, 1999 and 1998, and (ii) the audited financial statements of St. Paul for the years 1994 through 1998 and the unaudited financial statements of St. Paul for the six months ended June 30, 1999 and 1998. All information is presented in accordance with generally accepted accounting principles, and per common share data has been restated where necessary to reflect the issuance of stock dividends.

The following information is only a summary. You should read it together with our historical financial statements and related notes contained in the annual reports and other information that we have filed with the SEC and have incorporated by reference into this joint proxy statement/prospectus. We have listed the documents that we incorporate by reference under the heading "Where You Can Find More Information" on page 76.

POOLING OF INTERESTS ACCOUNTING TREATMENT

We expect that the merger will be accounted for as a "pooling-of-interests." This means that, for accounting and financial reporting purposes, we will treat our companies as if they had always been combined. For a more detailed description of pooling of interests accounting, see "The Merger -- Accounting Treatment" on page 37.

We have presented unaudited pro forma condensed combined financial information that reflects the "pooling-of-interests" method of accounting to give you a better picture of the types of changes to our financial statement that will be made to reflect the merger. We prepared the pro forma condensed combined statements of income and pro forma condensed combined statements of financial condition by adding or combining the historical amounts of each company. The accounting policies of Charter One and St. Paul are substantially comparable. Consequently, we did not make adjustments to the unaudited pro forma condensed combined financial statements to conform the accounting policies of the combining companies. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, is not necessarily indicative of the results of operations which would have occurred had Charter One and St. Paul constituted a single entity since January 1, 1996, and does not attempt to predict or suggest future results.

MERGER-RELATED AND INTEGRATION-RELATED EXPENSES

We expect that we will incur restructuring and merger-related expenses as a result of combining our companies. We estimate that merger-related fees and expenses, consisting primarily of SEC filing fees, fees and expenses of investment bankers, attorneys and accountants, and financial printing and other related charges, will be approximately $9.0 million. We estimate that pre-tax costs of between approximately $73.0 million and $87.0 million will be incurred for severance and other integration-related expenses, including the elimination of duplicate facilities and excess capacity, operational realignment and related workforce reductions. These expenditures are necessary to reduce costs and operate efficiently. These costs will be charged to operations in the relevant period and therefore are not reflected in the unaudited pro forma condensed combined statements of income. These charges are reflected in the unaudited pro forma condensed combined statement of financial condition as of June 30, 1999. See note 1 on page 60.

PERIODS COVERED

The unaudited pro forma condensed combined statements of income combine Charter One's historical results for the six-month periods ended June 30, 1999 and 1998, and the years ended 1998, 1997 and 1996 with St. Paul's results for the same periods, giving effect to the merger as if it had occurred on January 1, 1996. The unaudited pro forma condensed combined statement of financial condition combines the historical consolidated statements of financial condition of Charter One and St. Paul as of June 30, 1999, giving effect to the merger as if it had occurred on June 30, 1999. The selected unaudited pro forma condensed combined financial data have been derived from and should be read with the "Unaudited Pro Forma Combined Financial Statements and Per Share Data" and related notes on pages 58 through 65.

SELECTED HISTORICAL FINANCIAL DATA OF CHARTER ONE



                                                          AT AND FOR THE SIX
                                                         MONTHS ENDED JUNE 30,         AT AND FOR THE YEAR ENDED DECEMBER 31,(1)
                                                   ----------------------------    -----------------------------------------------
                                                         1999          1998(1)          1998             1997            1996
                                                   ------------    ------------    ------------     ------------     ------------
                                                                     (IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)
OPERATING DATA(2):
 Interest income ...............................   $    857,535    $    882,176    $  1,760,371     $  1,672,580     $  1,567,147
 Interest expense ..............................        471,705         519,972       1,031,299          999,596          923,540
                                                   ------------    ------------    ------------     ------------     ------------
   Net interest income .........................        385,830         362,204         729,072          672,984          643,607
 Provision for loan and lease losses ...........         14,614          13,768          29,465           48,293           23,484
                                                   ------------    ------------    ------------     ------------     ------------
   Net interest income after provision for
    loan and lease losses ......................        371,216         348,436         699,607          624,691          620,123
 Other income:
   Net (loss) gain .............................          9,832           8,612          20,963           (2,351)           2,178
   Other .......................................        107,842          92,252         190,682          131,623          128,022
 Administrative expenses .......................        221,536         220,473         492,513          472,156          460,328
                                                   ------------    ------------    ------------     ------------     ------------
   Income before income taxes and
    extraordinary item .........................        267,354         228,827         418,739          281,807          289,995
 Income taxes ..................................         86,718          75,415         141,720           84,686           95,303
                                                   ------------    ------------    ------------     ------------     ------------
 Income before extraordinary item ..............        180,636         153,412         277,019          197,121          194,692
 Extraordinary item - early extinguishment
 of debt, net of tax benefit ...................             --              --          61,658            2,728               --
                                                   ------------    ------------    ------------     ------------     ------------
   Net income ..................................   $    180,636    $    153,412    $    215,361     $    194,393     $    194,692
                                                   ============    ============    ============     ============     ============
PER SHARE DATA:
 Basic earnings per share:
  Income before extraordinary item .............   $       1.04    $        .88    $       1.59     $       1.15     $       1.12
  Extraordinary item - early extinguishment
   of debt, net of tax benefit .................             --              --            (.35)            (.02)              --
                                                   ------------    ------------    ------------     ------------     ------------
   Net income ..................................   $       1.04    $        .88    $       1.24     $       1.13     $       1.12
                                                   ============    ============    ============     ============     ============
 Diluted earnings per share:
  Income before extraordinary item .............   $       1.01    $        .85    $       1.55     $       1.11     $       1.07
  Extraordinary item - early  extinguishment
   of debt .....................................             --              --            (.34)            (.02)              --
                                                   ------------    ------------    ------------     ------------     ------------
   Net income ..................................   $       1.01    $        .85    $       1.21     $       1.09     $       1.07
                                                   ============    ============    ============     ============     ============
 Cash dividends declared and paid per
   common share(3) .............................   $        .29    $        .25    $        .50     $        .43     $        .37
 Book value per share ..........................   $      11.27    $      11.24    $      10.80     $      10.14     $       9.19
FINANCIAL CONDITION:
 Total assets ..................................   $ 24,952,604    $ 24,326,695    $ 24,467,255     $ 24,207,748     $ 21,738,522
 Mortgage-backed securities ....................      5,182,059       5,877,117       4,968,184        5,788,057        6,638,225
 Investment securities .........................        196,322         342,127         295,573          943,502          701,563
 Loans and leases, net .........................     17,630,239      16,467,262      17,677,836       15,863,483       12,967,356
 Deposits ......................................     15,087,605      14,755,347      15,165,064       14,029,725       13,516,569
 FHLB advances and other borrowings ............      7,516,344       7,178,661       7,001,478        7,802,696        6,161,502
 Shareholders' equity ..........................      1,955,415       1,885,523       1,875,112        1,761,897        1,588,103

OTHER PERIOD-END DATA:
 Number of full service offices ................            340             340             340              329              256
 Number of loan origination offices ............             39              39              39               37               49

SELECTED RATIOS(2):
 Net yield on average interest-earning asset for
  the periods ..................................           3.32%           3.14%           3.14%            3.09%            3.16%
 Return on average shareholders' equity ........          18.40           16.68           11.48            11.71            12.09
 Return on average assets ......................           1.47            1.26             .88             0.86             0.92
 Average shareholders' equity to average assets            7.98            7.58            7.71             7.31             7.59




                                                     AT AND FOR THE YEAR ENDED
                                                           DECEMBER 31,(1)
                                                   -----------------------------
                                                       1995              1994
                                                   ------------     ------------
                                                    (In thousands, except shares
                                                         and per share data)
OPERATING DATA(2):
 Interest income ...............................   $  1,591,552     $  1,468,519
 Interest expense ..............................      1,037,455          917,843
                                                   ------------     ------------
   Net interest income .........................        554,097          550,676
 Provision for loan and lease losses ...........         13,260           23,659
                                                   ------------     ------------
   Net interest income after provision for
    loan and lease losses ......................        540,837          527,017
 Other income:
   Net (loss) gain .............................        (94,385)        (116,279)
   Other .......................................        101,436           93,249
 Administrative expenses .......................        399,504          380,416
                                                   ------------     ------------
   Income before income taxes and
    extraordinary item .........................        148,384          123,571
 Income taxes ..................................         46,479           33,519
                                                   ------------     ------------
 Income before extraordinary item ..............        101,905           90,052
 Extraordinary item - early extinguishment
 of debt, net of tax benefit ...................             --           12,348
                                                   ------------     ------------
   Net income ..................................   $    101,905     $     77,704
                                                   ============     ============
PER SHARE DATA:
 Basic earnings per share:
  Income before extraordinary item .............   $        .55     $        .48
  Extraordinary item - early extinguishment
   of debt, net of tax benefit .................             --             (.07)
                                                   ------------     ------------
   Net income ..................................   $        .55     $        .41
                                                   ============     ============
 Diluted earnings per share:
  Income before extraordinary item .............   $        .53     $        .47
  Extraordinary item - early extinguishment
   of debt .....................................             --             (.07)
                                                   ------------     ------------
   Net income ..................................   $        .53     $        .40
                                                   ============     ============
 Cash dividends declared and paid per
   common share(3) .............................   $        .30     $        .24
 Book value per share ..........................   $       9.52     $       8.85
FINANCIAL CONDITION:
 Total assets ..................................   $ 20,761,806     $ 21,217,191
 Mortgage-backed securities ....................      7,028,503        8,012,048
 Investment securities .........................        993,609        1,349,050
 Loans and leases, net .........................     10,881,965       10,492,345
 Deposits ......................................     12,068,774       11,949,024
 FHLB advances and other borrowings ............      6,468,747        7,269,646
 Shareholders' equity ..........................      1,606,614        1,509,594

OTHER PERIOD-END DATA:
 Number of full service offices ................            246              242
 Number of loan origination offices ............             56               48

SELECTED RATIOS(2):
 Net yield on average interest-earning asset for
  the periods ..................................           2.66%            2.69%
 Return on average shareholders' equity ........           6.47             5.16
 Return on average assets ......................           0.47             0.36
 Average shareholders' equity to average assets            7.30             7.07



-------------------------------

(1) As restated for completed mergers and acquisitions, as applicable.

(2) Due, among other things, to the effect of acquisitions, amounts are not necessarily indicative of future results.

(3) Dividends are historical per share amounts declared and paid by Charter One, as adjusted for stock splits and stock dividends. No adjustment has been made for mergers accounted for as a "pooling-of-interests."

SELECTED HISTORICAL FINANCIAL DATA OF ST. PAUL



                                                          AT AND FOR THE SIX
                                                             MONTHS ENDED
                                                                JUNE 30,                 AT AND FOR THE YEARS ENDED DECEMBER 31,
                                                   -----------------------------    ------------------------------------------------
                                                        1999            1998            1998             1997             1996
                                                   -------------   -------------    -------------    -------------    -------------
                                                                                    (In thousands, except shares and per share data)
SUMMARY OF FINANCIAL CONDITION:
ASSETS:
Cash and cash equivalents ......................   $     242,615   $     381,427    $     439,320    $     238,133    $     220,806
Investment securities ..........................         413,869         267,805          213,882          187,576          203,598
Mortgage-backed securities/securities due from
   brokers .....................................         654,616         752,639          602,102          955,290        1,214,814
Loans receivable-net of allowance ..............       4,497,190       3,662,271        4,542,935        3,646,037        3,162,710
Other assets ...................................         224,487         206,927          235,877          198,808          185,286
                                                   -------------   -------------    -------------    -------------    -------------
     Total assets ..............................   $   6,032,777   $   5,271,069    $   6,034,116    $   5,225,844    $   4,987,214
                                                   =============   =============    =============    =============    =============

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits .......................................   $   3,757,789   $   3,882,190    $   3,894,971    $   3,871,400    $   3,897,201
Borrowings .....................................       1,677,130         798,133        1,520,679          792,994          563,786
Other liabilities ..............................          95,323          77,769          108,542           75,119           76,171
Shareholders' equity ...........................         502,535         512,977          509,924          486,331          450,056
                                                   -------------   -------------    -------------    -------------    -------------

     Total liabilities and shareholders' equity    $   6,032,777   $   5,271,069    $   6,034,116    $   5,225,844    $   4,987,214
                                                   =============   =============    =============    =============    =============

SUMMARY OF OPERATIONS:
Interest income ................................   $     191,074   $     180,003    $     370,963    $     359,863    $     338,384
Interest expense ...............................         107,791         101,454          212,809          205,645          190,998
                                                   -------------   -------------    -------------    -------------    -------------

     Net interest income .......................          83,283          78,549          158,154          154,218          147,386
Provision for loan losses ......................              --            (640)           1,860              360            1,905
                                                   -------------   -------------    -------------    -------------    -------------

    Net interest income after provision for loan
       losses ..................................          83,283          79,189          156,294          153,858          145,481
Other income ...................................          27,264          28,887           57,047           56,308           44,848
Cost reduction plan charge .....................              --              --           25,000               --               --
Merger related charge ..........................              --              --            9,025               --               --
SAIF recapitalization ..........................              --              --               --               --           21,000
Other general and administrative expense .......          65,528          68,388          135,906          125,884          119,294
Gain (loss) on foreclosed real estate ..........            (176)            (79)               4              386             (607)
Income taxes ...................................          14,157          12,393           14,709           28,206           16,382
                                                   -------------   -------------    -------------    -------------    -------------

     Income before extraordinary item ..........          30,686          27,216           28,705           56,462           33,046
Extraordinary loss, net of income taxes ........              --              --               --              403               --
                                                   -------------   -------------    -------------    -------------    -------------
     Net income ................................   $      30,686   $      27,216    $      28,705    $      56,059    $      33,046
                                                   =============   =============    =============    =============    =============

Basic earnings per share before extraordinary
    item (1) ...................................   $         .76   $         .68    $        0.71    $        1.41    $        0.85
Diluted earnings per share before extraordinary
    item (1) ...................................             .74             .65             0.69             1.37             0.81
Basic earnings per share (1) ...................             .76             .68             0.71             1.40             0.85
Diluted earnings per share (1) .................             .74             .65             0.69             1.36             0.81

SELECTED FINANCIAL AND OTHER DATA:
Weighted average basic shares outstanding (1) ..      40,188,897      40,086,898       40,296,222       39,905,921       39,059,590
Weighted average diluted shares outstanding (1)      141,280,603      41,822,130       41,511,580       41,292,684       41,020,068
Dividends per share (1) ........................   $         .40   $         .20    $        0.50    $        0.36    $        0.23
Dividend payout ratio (2) ......................           54.05%          30.77%           72.46%           26.28%           28.40%
Nonperforming assets to total assets ...........            0.35            0.33             0.33             0.25             0.29
Return on average assets .......................            1.03            1.03             0.52             1.09             0.68
Average equity as a percentage of average assets            8.43            9.45             9.08             9.08             8.88
Return on average shareholders' equity
   (net worth) .................................           12.27           10.85             5.71            11.99             7.67
Number of office locations .....................              60              65               65               66               64



                                                    AT AND FOR THE YEARS ENDED
                                                            DECEMBER 31,
                                                  -------------------------------
                                                       1995              1994
                                                  -------------     -------------
                                                    (In thousands, except shares
                                                         and per share data)
SUMMARY OF FINANCIAL CONDITION:
ASSETS:
Cash and cash equivalents ......................  $     239,331     $     195,020
Investment securities ..........................        277,543           286,648
Mortgage-backed securities/securities due from
   brokers .....................................        998,264         1,153,377
Loans receivable-net of allowance ..............      3,008,109         2,865,583
Other assets ...................................        184,635           192,248
                                                  -------------     -------------
     Total assets ..............................  $   4,707,882     $   4,692,876
                                                  =============     =============

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits .......................................  $   3,758,941     $   3,737,348
Borrowings .....................................        458,719           504,341
Other liabilities ..............................         65,064            58,982
Shareholders' equity ...........................        425,158           392,205
                                                  -------------     -------------

     Total liabilities and shareholders' equity   $   4,707,882     $   4,692,876
                                                  =============     =============

SUMMARY OF OPERATIONS:
Interest income ................................  $     318,720     $     288,468
Interest expense ...............................        179,300           148,018
                                                  -------------     -------------

     Net interest income .......................        139,420           140,450
Provision for loan losses ......................          2,059             5,461
                                                  -------------     -------------

    Net interest income after provision for loan
       losses ..................................        137,361           134,989
Other income ...................................         41,591            37,788
Cost reduction plan charge .....................             --                --
Merger related charge ..........................             --                --
SAIF recapitalization ..........................             --                --
Other general and administrative expense .......        111,607           108,171
Gain (loss) on foreclosed real estate ..........         (1,133)           (2,015)
Income taxes ...................................         23,614            21,663
                                                  -------------     -------------

     Income before extraordinary item ..........         42,598            40,928
Extraordinary loss, net of income taxes ........             --                --
                                                  -------------     -------------
     Net income ................................  $      42,598     $      40,928
                                                  =============     =============

Basic earnings per share before extraordinary
    item (1) ...................................  $        1.06     $        0.99
Diluted earnings per share before extraordinary
    item (1) ...................................           1.01              0.94
Basic earnings per share (1) ...................           1.06              0.99
Diluted earnings per share (1) .................           1.01              0.94

SELECTED FINANCIAL AND OTHER DATA:
Weighted average basic shares outstanding (1) ..     40,277,889        41,375,283
Weighted average diluted shares outstanding (1)      42,336,300        43,567,705
Dividends per share (1) ........................  $        0.16     $        0.16
Dividend payout ratio (2) ......................          15.84%            17.02%
Nonperforming assets to total assets ...........           0.68              0.65
Return on average assets .......................           0.92              0.92
Average equity as a percentage of average assets           8.99              8.86
Return on average shareholders' equity
   (net worth) .................................          10.25             10.36
Number of office locations .....................             63                62



-------------------------------

(1) All share and per share amounts have been restated for all stock splits and stock dividends.
(2) Based upon diluted earnings per share.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA




                                                       AT AND FOR THE SIX
                                                          MONTHS ENDED
                                                             JUNE 30,               AT AND FOR THE YEARS ENDED DECEMBER 31,
                                                    ---------------------------   ------------------------------------------
                                                        1999           1998            1998            1997          1996
                                                    ------------   ------------   ------------   ------------   ------------
                                                                    (IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)
PRO FORMA CONDENSED COMBINED
  STATEMENT OF INCOME
    Interest income .............................   $  1,048,609   $  1,062,179   $  2,131,334   $  2,032,443   $  1,905,531
    Interest expense ............................        579,496        621,426      1,244,108      1,205,241      1,114,538
                                                    ------------   ------------   ------------   ------------   ------------
      Net interest income .......................        469,113        440,753        887,226        827,202        790,993
    Provision for loan and lease losses .........         14,614         13,128         31,325         48,653         25,389
                                                    ------------   ------------   ------------   ------------   ------------
    Net interest income after provision for
      loan and lease losses .....................        454,499        427,625        855,901        778,549        765,604
    Net gain on sales ...........................         10,176         11,503         27,241            314          4,186
    Other income ................................        134,762        118,248        241,451        185,266        170,862
    Merger expenses .............................          5,719             --         64,682         60,617             --
    Federal Deposit Insurance Corporation
    special assessment ..........................             --             --             --             --         87,655
    Cost reduction charge .......................             --             --         25,000             --             --
    Other expenses ..............................        281,521        288,940        572,758        537,037        513,574
                                                    ------------   ------------   ------------   ------------   ------------
    Income before income taxes and
        extraordinary item ......................        312,197        268,436        462,153        366,475        339,423
    Provision for income taxes ..................        100,875         87,808        156,429        112,892        111,685
                                                    ------------   ------------   ------------   ------------   ------------
    Net income before extraordinary item ........   $    211,322   $    180,628   $    305,724   $    253,583   $    227,738
                                                    ============   ============   ============   ============   ============

    Earnings per share before extraordinary item:
     Basic ......................................   $       0.99   $       0.84   $       1.43   $       1.20   $       1.07
                                                    ============   ============   ============   ============   ============
     Diluted ....................................   $       0.96   $       0.81   $       1.39   $       1.16   $       1.02
                                                    ============   ============   ============   ============   ============

    Weighted average shares:
     Basic ......................................    214,187,266    213,835,855    213,768,051    211,040,947    210,055,611
                                                    ============   ============   ============   ============   ============
     Diluted ....................................    219,593,985    222,010,289    220,464,808    218,620,687    223,348,848
                                                    ============   ============   ============   ============   ============

PRO FORMA CONDENSED COMBINED
   STATEMENT OF FINANCIAL CONDITION
    Total assets ................................   $ 30,930,381   $ 29,597,764   $ 30,501,371   $ 29,433,592   $ 26,725,736
    Mortgage-backed securities ..................      5,836,675      6,629,756      5,570,286      6,743,347      7,853,039
    Loans and leases, net .......................     22,127,429     20,129,533     22,220,771     19,509,520     16,130,066
    Total deposits ..............................     18,845,394     18,637,537     19,060,035     17,901,125     17,413,770
    Total borrowings ............................      9,193,474      7,976,794      8,522,157      8,595,690      6,725,288
    Total shareholders' equity ..................      2,402,950      2,398,500      2,385,036      2,248,228      2,038,159


COMPARATIVE PRO FORMA PER SHARE DATA

Set forth below are the book value, cash dividends, and basic and diluted earnings per common share data for each of Charter One and St. Paul on an historic basis, for Charter One on a pro forma combined basis and on a pro forma combined basis per St. Paul equivalent share. The pro forma St. Paul equivalent shares shows the effect of the merger from the perspective of an owner of St. Paul common stock. The information was computed by multiplying the combined pro forma amounts for the merger by the exchange ratio of .99225.




                                                                                         COMBINED          PRO FORMA
                                                                                        PRO FORMA           ST. PAUL
                                                      CHARTER ONE       ST. PAUL       AMOUNTS FOR         EQUIVALENT
                                                      AS REPORTED     AS REPORTED       THE MERGER           SHARES
                                                     -------------- ---------------- ------------------ -------------
BOOK VALUE PER SHARE AT:
  June 30, 1999..................................    $      11.27     $     12.56      $      11.27         $ 11.18
  December 31, 1998..............................           10.80           12.52             11.14           11.05

SHARES OUTSTANDING AT:
  June 30, 1999..................................     173,526,589      40,019,551       213,235,988             N/A
  December 31, 1998..............................     173,669,139      40,724,824       214,078,346             N/A


CASH DIVIDENDS DECLARED PER COMMON SHARE
FOR THE:
  Six months ended June 30, 1999.................    $       0.29     $      0.40      $       0.29         $  0.29
  Six months ended June 30, 1998.................            0.25            0.20              0.25            0.25
  Year ended December 31, 1998...................            0.50            0.50              0.50            0.50
  Year ended December 31, 1997...................            0.43            0.36              0.43            0.43
  Year ended December 31, 1996...................            0.37            0.23              0.37            0.37

BASIC EARNINGS PER SHARE BEFORE
EXTRAORDINARY ITEM FOR THE:

  Six months ended June 30, 1999.................            1.04            0.76              0.99            0.98
  Six months ended June 30, 1998.................            0.88            0.68              0.84            0.83
  Year ended December 31, 1998...................            1.59            0.71              1.43            1.42
  Year ended December 31, 1997...................            1.15            1.41              1.20            1.19
  Year ended December 31, 1996...................            1.12            0.85              1.07            1.06

DILUTED EARNINGS PER SHARE BEFORE
EXTRAORDINARY ITEM FOR THE:

  Six months ended June 30, 1999.................            1.01            0.74              0.96            0.95
  Six months ended June 30, 1998.................            0.85            0.65              0.81            0.80
  Year ended December 31, 1998...................            1.55            0.69              1.39            1.38
  Year ended December 31, 1997...................            1.11            1.37              1.16            1.15
  Year ended December 31, 1996...................            1.07            0.81              1.02            1.01


                            THE SHAREHOLDER MEETINGS

Charter One's board of directors is using this joint proxy statement/prospectus to solicit proxies from the holders of Charter One common stock for use at the Charter One special meeting. St. Paul's board of directors is using this document to solicit proxies from the holders of St. Paul common stock for use at the St. Paul special meeting. We are first mailing this joint proxy statement/prospectus and accompanying form of proxy to Charter One and St. Paul shareholders on or about August 25, 1999.

TIMES AND PLACES OF THE SPECIAL MEETINGS; MATTERS TO BE CONSIDERED AT THE SPECIAL MEETINGS


Time and Place of the Charter One Special Meeting:             Time and Place of the St. Paul Special Meeting:

September 30, 1999                                             September 30, 1999
10:00 a.m., local time                                         10:00 a.m., local time
Forum Conference and Education Center                          Hyatt Regency Oak Brook
One Cleveland Center                                           1909 Spring Road
1375 East Ninth Street                                         Oak Brook, Illinois
Cleveland, Ohio

Matters to be Considered at the Charter One Special Meeting. At the Charter One special meeting of shareholders, Charter One shareholders will be asked to consider and vote upon the proposal to issue Charter One common stock in the merger. Approximately ___ million shares of Charter One common stock are expected to be issued in the merger, including __ million shares which may be issued on the exercise of stock options. Charter One shareholders also may consider and vote upon any other matters that may properly come before the Charter One special meeting, including approval of any adjournment or postponement of the special meeting. As of the date of this document, the Charter One board of directors is not aware of any other business to be presented for consideration at the Charter One special meeting other than the matters described in this document.

Matters to be Considered at the St. Paul Special Meeting. At the St. Paul special meeting of shareholders, St. Paul shareholders will be asked to consider and vote upon the proposal to adopt the merger agreement. St. Paul shareholders also may consider and vote upon any other matters that may properly come before the St. Paul special meeting, including approval of any adjournment or postponement of the special meeting. As of the date of this document, the St. Paul board of directors is not aware of any other business to be presented for consideration at the St. Paul special meeting other than the matters described in this document.

VOTING RIGHTS OF SHAREHOLDERS; VOTES REQUIRED FOR APPROVAL

Voting Rights of Charter One Shareholders. The Charter One board of directors has fixed the close of business on August 16, 1999 as the record date for shareholders entitled to notice of and to vote at the Charter One special meeting. Only holders of record of Charter One common stock on that record date are entitled to notice of and to vote at the Charter One special meeting. Each share of Charter One common stock you own entitles you to one vote. On the Charter One record date, approximately _________ shares of Charter One common stock were outstanding and entitled to vote at the Charter One special meeting, held by approximately ______ shareholders of record.

Each participant in the Charter One Bank Retirement Savings Plan, the Albany Savings Bank, F.S.B. Incentive Savings and Employee Stock Ownership Plan which was assumed by Charter One in connection with its acquisition of ALBANK Financial Corporation, and the Haverfield Corporation Employee Stock Ownership Plan which was assumed by Charter One in connection with its acquisition of Haverfield Corporation, instructs the trustee of such plans how to vote his or her shares. As to shares for which the trustees receive no timely voting instructions, the trustee of the Charter One Bank Retirement Savings Plan, pursuant to its trust agreement, will vote such shares in its sole discretion, and the trustees of the other plans, pursuant to their particular trust agreements, will not vote any such shares. The trustee of the Charter One Bank Retirement Savings Plan has indicated that it intends to vote shares for which it does not receive timely voting instructions in accordance with the Charter One board's recommendation. The trustees, pursuant to their particular trust agreements, will vote unallocated shares in the same proportion as they vote all the shares as to which they receive timely voting instructions.

Vote Required for Approval of the Charter One Proposal. The affirmative vote of the holders of a majority of the Charter One common stock present and voting is required to approve the proposal to issue Charter One common stock in connection with the merger. THE CHARTER ONE BOARD UNANIMOUSLY RECOMMENDS THAT CHARTER ONE SHAREHOLDERS VOTE "FOR" THE SHARE ISSUANCE.

Because approval of the Charter One proposal requires the affirmative vote of a majority of the Charter One common stock present and voting at the special meeting, abstentions will have the same effect as a vote against the proposal. Under The Nasdaq Stock Market rules, your broker may not vote your shares on the proposal to issue Charter One common stock in connection with the merger without instructions from you. Without your voting instructions, a broker non-vote will occur. Broker non-votes have no effect on the outcome of the vote on the Charter One proposal. Similarly, your failure to vote will have no effect on the share issuance proposal.

The affirmative vote of the holders of a majority of the shares of Charter One common stock present and voting on the matter may authorize the adjournment or postponement of the Charter One special meeting. No proxy that is voted against the proposal to issue shares of Charter One common stock in the merger will be voted in favor of adjournment or postponement to solicit further proxies for such proposal.

Voting Rights of St. Paul Shareholders. The St. Paul board of directors has fixed the close of business on August 16, 1999 as the record date for shareholders entitled to notice of and to vote at the St. Paul special meeting. Only holders of record of St. Paul common stock on the record date are entitled to notice of and to vote at the St. Paul special meeting. Each share of St. Paul common stock you own entitles you to one vote. On the St. Paul record date, there were approximately _________ shares of St. Paul common stock outstanding and entitled to vote at the St. Paul special meeting, held by approximately ______ shareholders of record.

Each participant in the St. Paul Federal Bank For Savings Employee Stock Ownership Plan and Trust and the St. Paul Federal Bank For Savings Profit Sharing & Savings Plan instructs the trustee of such plans how to vote his or her shares. As to shares for which the trustees receive no timely voting instructions, the trustees will not vote any such shares.

Vote Required for Approval of the St. Paul Proposal. The affirmative vote of the holders of two-thirds of the St. Paul common stock outstanding is required to adopt the merger agreement. THE ST. PAUL BOARD UNANIMOUSLY RECOMMENDS THAT ST. PAUL SHAREHOLDERS VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

Because approval of the St. Paul proposal to adopt the merger agreement requires the affirmative vote of the holders of two-thirds of the St. Paul common stock outstanding, abstentions and failures to vote will have the same effect as votes against the proposal. Under The Nasdaq Stock Market rules, your broker may not vote your shares on the St. Paul proposal to adopt the merger agreement without instructions from you. Without your voting instructions, a broker non-vote will occur. Broker non-votes have the same effect as votes against the St. Paul proposal.

The affirmative vote of the holders of a majority of the shares of St. Paul common stock present and voting on the matter may authorize the adjournment or postponement of the St. Paul special meeting. No proxy that is voted against the proposal to adopt the merger agreement will be voted in favor of adjournment or postponement to solicit further proxies for such proposal.

VOTING OF PROXIES; REVOCABILITY OF PROXIES; PROXY SOLICITATION COSTS

Voting of Proxies. You may vote in person at your special meeting or by proxy. To ensure your representation at the special meeting, we recommend you vote by proxy even if you plan to attend your special meeting. You can always change your vote at the meeting. Remember, if your shares are held in the name of a broker or other nominee, only your broker or such nominee can vote your shares and only after receiving instructions from you on how to vote the shares. Please contact the person responsible for your account and instruct him or her to execute a proxy card on your behalf.

Voting instructions are included on your proxy card. If you properly give your proxy and submit it to us in time to vote, the persons named as your proxy will vote your shares as you have directed. You may vote for or against the proposal set forth on your proxy card and described in this document or abstain from voting. If you submit your proxy but do not make a specific choice as to how to vote, your proxy will follow the Charter One board's or St. Paul board's recommendation and vote your shares, in the case of Charter One shareholders, "FOR" the Charter One proposal to issue Charter One common stock in connection with the merger, and in the case of St. Paul shareholders, "FOR" the St. Paul proposal to adopt the merger agreement.

If any other matters are properly presented for consideration at the Charter One special meeting or St. Paul special meeting, the persons named in the relevant form of proxy will have the discretion to vote on those matters in accordance with their best judgment. If a proposal to adjourn the Charter One special meeting or St. Paul special meeting is properly presented, the persons named in the enclosed form of proxy will not have discretion to vote shares voted against the Charter One or St. Paul proposal related to approval of the share issuance or adoption of the merger agreement, as the case may be, in favor of adjournment to solicit further proxies for such proposal. Neither Charter One nor St. Paul is aware of any other matters to be presented at its respective shareholders' meeting other than those described in its respective notice of special meeting of shareholders.

You may receive more than one proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children -- in which case you will receive three separate proxy cards to vote.

Revocability of Proxies.  You may revoke your proxy before it is voted by:

     -   submitting a new proxy with a later date,

     - notifying your company's secretary in writing before the special meeting that you have revoked your proxy, or

     -   voting in person at the special meeting.

If you plan to attend your company's special meeting and wish to vote in person, we will give you a ballot at the special meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee as follows: (i) in the case of a Charter One shareholder, indicating that you were the beneficial owner of Charter One common stock on August 16, 1999, the record date for voting at the Charter One special meeting, or (ii) in the case of a St. Paul shareholder, indicating that you were the beneficial owner of St. Paul common stock on August 16, 1999, the record date for voting at the St. Paul special meeting .

Proxy Solicitation Costs. We will pay our own costs of soliciting proxies. In addition to this mailing, Charter One and St. Paul directors, officers and employees may also solicit proxies personally, electronically or by telephone. Charter One is paying Georgeson & Company, Inc. a fee of $8,000 plus expenses to help with the solicitation. St. Paul is paying D. F. King & Co., Inc. a fee of $20,000 plus expenses to help with the solicitation. We will also reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.

DO NOT SEND IN ANY STOCK CERTIFICATES WITH YOUR PROXY CARDS. AS SOON AS PRACTICABLE AFTER THE COMPLETION OF THE MERGER, THE EXCHANGE AGENT WILL MAIL TRANSMITTAL FORMS WITH INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES FOR ST. PAUL COMMON STOCK TO FORMER ST. PAUL SHAREHOLDERS.


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



                                   THE MERGER

The merger agreement provides for the merger of St. Paul with and into Charter Michigan, which is a wholly-owned subsidiary of Charter One. Charter Michigan will be the surviving corporation in the merger. The merger will become effective in accordance with the certificates of merger to be filed with both the Michigan Department of Commerce and the Secretary of State of the State of Delaware. We anticipate filing these documents as soon as practicable after the last of the conditions precedent to the merger has been satisfied or waived. See "The Merger Agreement -- Conditions to Completion of the Merger." We have attached a copy of the merger agreement as Appendix A to this document. We urge all Charter One and St. Paul shareholders to read the merger agreement in its entirety as it is the legal document governing the merger.

BACKGROUND OF THE MERGER

Over the last several years the financial services industry has become increasingly competitive and has undergone industry-wide consolidation. The Chicago market has been acutely affected by this trend, experiencing a period of rapid acquisition and consolidation that has affected many of the banks and thrift institutions competing in that market. In addition, many large financial institutions entered the Chicago market through acquisitions of other financial institutions. During this period, both financial analysts and the press have frequently identified St. Paul as a possible acquisition target.

In response to these developments, the St. Paul board has, on an ongoing basis, considered strategic options for increasing shareholder value, including potential business combinations with other institutions. During the mid and late 1990s, St. Paul has contacted and has been contacted by several financial institutions to explore whether there was a basis for a strategic transaction between the companies.

In July 1998, a large bank holding company with operations concentrated in the midwest ("Party A") approached St. Paul about a possible acquisition of St. Paul. After meetings and discussions between Mr. Scully and Mr. Agnew and representatives of Party A, Party A decided in early 1999 not to pursue a transaction with St. Paul.

In early and mid 1998, a shareholder communicated to St. Paul and the press on several occasions that he believed the company should be sold. On August 20, 1998, St. Paul retained Merrill Lynch & Co. as its exclusive defensive advisor. On November 23, 1998, this shareholder submitted for consideration at the 1999 Annual Meeting a proposal that the St. Paul board take steps to pursue a sale or merger of St. Paul. After consulting its defensive advisor, the St. Paul board decided at its December 10, 1998 board meeting to oppose the proposal. As a result of this shareholder proposal, St. Paul received further discussion in the press as an acquisition target and speculation about St. Paul's future strategic plans intensified.

During February 1999, another large bank holding company ("Party B") approached St. Paul to inquire whether St. Paul would be interested in pursuing a transaction with it. At St. Paul's request, Merrill Lynch contacted Party B to discuss the possibility of Party B acquiring St. Paul. In March 1999, Party B expressed an interest in acquiring St. Paul at a price that St. Paul deemed to be unacceptable.

In mid-March 1999, Charles J. Koch, Chief Executive Officer of Charter One, contacted Mr. Scully to determine if St. Paul would consider a strategic transaction with Charter One. Mr. Koch and Mr. Scully decided it would be appropriate to meet to discuss the possibility of a strategic combination of the companies and, on March 31, 1999, Mr. Scully and Mr. Koch met. At this meeting, Mr. Scully and Mr. Koch discussed the nature of a transaction between the companies and Mr. Koch provided a range of potential prices. Informal discussions concerning the general terms of a possible acquisition by Charter One continued in the following weeks. On April 13, 1999, the parties executed a mutual confidentiality agreement and began exchanging certain public documents as well as detailed business and financial information.

During the week of April 19, 1999, another large bank holding company operating in the midwest ("Party C") contacted St. Paul to indicate its interest in investigating the possibility of a strategic transaction with St. Paul.

Certain senior executives of Charter One met with Mr. Scully and Mr. Agnew on April 23, 1999 to continue the exchange of information.

On April 26, 1999, the St. Paul board met. At this meeting, the board authorized retaining Merrill Lynch to act as St. Paul's financial advisor in connection with any proposed business combination involving St. Paul and another party. Representatives of Merrill Lynch then made a presentation to the board regarding each of Charter One and Party C. Afterward, the St. Paul board reached a consensus to pursue discussions with Party C and to continue discussions with Charter One.

On the next day, Mr. Scully contacted a representative of Party C and arranged a meeting for May 4, 1999. Representatives of Merrill Lynch also had discussions with Party C during the last week of April 1999. On April 29, 1999, St. Paul and Party C entered into a confidentiality agreement and, on the following day, St. Paul sent to Party C detailed business and financial information for its review.

On May 3, 1999, Robert Parke, Chief Financial Officer of St. Paul, met with Richard Neu, Chief Financial Officer of Charter One, to exchange and discuss organizational, financial and tax information about their companies. The same day, representatives of Merrill Lynch spoke with representatives of Party C.

Mr. Scully and Mr. Agnew met with representatives of Party C on May 4, 1999. During the May 4 meeting, the participants exchanged additional information and discussed Party C's proposed transaction structure and business plan for St. Paul. On May 6, 1999, Party C provided St. Paul with an oral indication of interest.

On May 6, 1999, certain senior executives of St. Paul and Charter One met to conclude the preliminary discussions regarding the terms of a potential transaction. The following morning, Charter One sent to St. Paul a written indication of interest, including an indication of price, a proposed transaction structure and other terms. The consideration offered by Charter One was greater than that offered by Party C.

On May 7, 1999, the St. Paul board met to discuss the indications of interest from Party C and Charter One and to determine which, if any, possible transaction to pursue. Because the price indication from Charter One was superior to that from Party C, the St. Paul board directed St. Paul's management to continue to explore a possible transaction with Charter One and to seek certain improvements to Charter One's indication of interest. During the two days after the St. Paul board meeting, Mr. Scully and representatives of Merrill Lynch engaged in separate discussions with Mr. Koch concerning the terms of the proposed transaction. On May 9, 1999, Charter One indicated to Merrill Lynch that it would increase the proposed exchange ratio to .945, which has been subsequently adjusted to .99225 to give effect to the 5% stock dividend payable on September 30, 1999, to Charter One shareholders of record on September 14, 1999. Charter One then instructed its special counsel to begin drafting the necessary transaction documents.

On May 10, 1999, the St. Paul board convened a special telephone meeting to discuss the revised terms of the Charter One proposal. The consensus of the St. Paul board was to move ahead with the transaction with Charter One on the terms proposed. During the period from May 11, 1999 to May 17, 1999, the parties negotiated the terms of the merger agreement and completed their respective due diligence efforts. The terms of the merger agreement were finalized on May 17, 1999.

The same day, the St. Paul board and the Charter One board each met with their respective financial advisors and special counsel to review the financial and legal arrangements of the proposed merger. After meeting with their advisors, each board authorized the execution of the merger agreement.

Following the conclusion of the board meetings, on May 17, 1999, St. Paul amended its rights agreement to allow the merger, and St. Paul and Charter One executed and delivered the merger agreement and the stock option agreement. Each of St. Paul's directors also executed a support agreement obligating each of them to vote for adoption of the merger agreement.

OUR REASONS AND RECOMMENDATION FOR THE MERGER

Charter One's Reasons for the Merger. Charter One believes that the merger will:

     - create a major Great Lakes/Northeast banking franchise, and provide an ideal entry vehicle into the Chicago market;

     - create opportunities for significant operational benefits and financial cost savings and revenue enhancements through the integration of Charter One's and St. Paul's operations;

     - enable it to duplicate its prior successful experiences of quickly introducing its strong sales culture into an organization and introducing a product set that matches the needs of the market; and

     - strengthen its competitive and capital position in the financial services industry, which is rapidly changing and growing more competitive.

The Charter One board has determined that the terms of the merger and the merger agreement and the issuance of Charter One common stock in connection with the merger are advisable and fair to, and in the best interests of, Charter One and its shareholders. In reaching its determination, the Charter One board considered the opinion of its financial advisor with respect to the fairness of the exchange ratio from a financial point of view. In arriving at its determination, the Charter One board also considered a number of factors which would indicate that the merger should produce an institution that is well capitalized and one which should enjoy an enhanced retail lending franchise as well as a number of financial benefits that should foster the potential for earnings growth. The Charter One board did not assign any specific or relative weights to the factors considered, and individual directors may have given different weights to different factors. The material factors considered by the Charter One board in reaching its determination in May 1999 were as follows:

     - Information concerning the businesses, earnings, operations, financial condition, prospects, capital levels and asset quality of St. Paul, individually and as combined with Charter One. From a financial perspective, it was determined that St. Paul's then existing retail deposit base of approximately $3.8 billion, substantial ATM network of approximately 550 machines, and high equity to asset ratio of 8.42% served as a complement to Charter One's statement of financial condition and operating profile. Additionally, an integral component of this consideration was the determination that the merger would be a natural continuation of the market extension efforts of Charter One.

     - The opinion rendered by Charter One's financial advisor that as of the date of the opinion the exchange ratio was fair, from a financial point of view, to the holders of Charter One common stock. See "-Opinion of Charter One's Financial Advisor" for the assumptions made in connection with, and limitations on, such opinion.

     - The terms of the merger agreement, the stock option agreement and the other documents executed in connection with the merger. See "The Merger Agreement" and "The Stock Option Agreement."

     - The anticipated cost savings available to the combined company as a result of the merger. Upon completion of systems conversions in mid-year 2000, it is anticipated that future after-tax cost savings will be approximately $27.0 to $31.0 million per year.

     - The current and prospective economic, competitive and regulatory environment facing each institution and financial institutions generally.

     - The results of the due diligence investigation conducted by the management of Charter One, including assessment of credit policies, asset quality, interest rate risk, litigation and adequacy of loan loss reserves.


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



     - The expectation that the merger would be tax-free to Charter One and its shareholders for federal income tax purposes and accounted for under the "pooling-of-interests" method of accounting. See "-- Federal Income Tax Consequences of the Merger" and "-- Accounting Treatment."

     - The prospects for growth and expanded products and services, and other anticipated impacts on depositors, employees, customers and communities served by Charter One and St. Paul, respectively.

Recommendation of the Charter One Board. At a meeting held on May 17, 1999, after due consideration, the Charter One board of directors voted unanimously to enter into the merger agreement and to recommend that the Charter One shareholders vote to approve the issuance of Charter One common stock in connection with the merger. CHARTER ONE'S BOARD DEEMS THE MERGER AGREEMENT ADVISABLE AND BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, CHARTER ONE AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS TO ITS SHAREHOLDERS THAT THEY VOTE "FOR" THE PROPOSAL TO ISSUE CHARTER ONE COMMON STOCK IN CONNECTION WITH THE MERGER.

St. Paul's Reasons for the Merger. In deciding to approve the merger agreement, the stock option agreement and the transactions contemplated by such agreements, the St. Paul board considered, among other factors, the following factors in May 1999:

     - The St. Paul board's familiarity with and review of St. Paul's business, operations, earnings, prospects, financial condition, asset quality and capital levels.

     - The St. Paul board's review of the business, operations, prospects, earnings, financial condition, asset quality and capital levels of Charter One on both a historical and a prospective basis, the enhanced opportunities for operating efficiencies and revenue enhancements that could result from the merger, and the respective contributions the parties would bring to a combined institution. The St. Paul board considered the results of the due diligence investigation conducted by St. Paul's management and legal and financial advisors, including, among other things, assessments of Charter One's credit policies, asset quality, year 2000 compliance and interest rate risk. The St. Paul board took into account Charter One's record of successfully completing acquisitions and integrating the acquired companies.

     - The terms of the merger agreement and the transactions contemplated by it, including the exchange ratio, noting that it reflected a 16.1% premium for St. Paul shareholders based on the closing price of Charter One common stock and St. Paul common stock on May 14, 1999 (the last trading day prior to the meeting of the St. Paul board at which the merger was approved) and that it compared favorably, based on price-to-earnings ratios and price-to-book value ratios, to other similar transactions. The St. Paul board considered the long-term benefits of the merger and that it would have the right to terminate the merger agreement in the event of a specified significant decline in the price of Charter One common stock coupled with a decline in the price of Charter One common stock relative to an index of bank and thrift stock prices, prior to the completion of the merger unless Charter One then elected to increase the exchange ratio to a specified minimum.

     - The existence of the stock option agreement, together with the termination fee of $45.0 million, might discourage third parties from seeking to acquire St. Paul by increasing the cost of such an acquisition (noting, in this regard, a $45.0 million cap on the amount of profit which could be realized by Charter One from the option and the termination fee combined), and might also preclude any third party from being able to effect a merger with St. Paul that would qualify for "pooling-of-interests" accounting treatment. The St. Paul board also considered that St. Paul would receive a $45.0 million termination fee if the transaction was not consummated under certain circumstances. See "The Stock Option Agreement" and "The Merger Agreement -- Termination."

     - The presentations of Merrill Lynch to the St. Paul board and the opinion of Merrill Lynch, rendered on May 17, 1999 that, as of that date and based upon and subject to the procedures followed, assumptions made, matters considered, and limitations on the analyses undertaken, the exchange ratio was fair, from a financial point of view, to the St. Paul shareholders. For a discussion of the opinion of Merrill Lynch, see "-- Opinion of St. Paul's Financial Advisor."

     - The complementary nature of the businesses, business strategies, cultures and products of St. Paul and Charter One, including the fact that St. Paul's loan portfolio, with its relatively greater emphasis on commercial lending, would complement Charter One's loan portfolio, with its relatively greater emphasis on consumer lending, that St. Paul's core deposits would enhance Charter One's deposit mix and that St. Paul's branches would extend and not compete with Charter One's existing branch network. The board also considered the opportunities for expense reduction and increased revenue in a combined entity.

     - The merger is expected to be tax-free for federal income tax purposes to St. Paul's shareholders (except for cash paid in lieu of fractional shares) and to be accounted for under the "pooling-of-interests" method of accounting. See "--Federal Income Tax Consequences of the Merger" and "--Accounting Treatment."

     - The nature of, and likelihood of obtaining, the regulatory approvals that would be required with respect to the merger. See "--Regulatory Matters." The St. Paul board also considered the nature and scope of the conditions to the merger and the likelihood of these conditions being satisfied.

     - The Financial Accounting Standards Board has proposed eliminating "pooling-of-interests" accounting treatment for acquisitions, which action has raised concerns as to the future likelihood and timing of whether financial institutions pursue business combinations of the type being contemplated by the St. Paul board.

     - That many large financial institutions had already entered the Chicago market and that most existing financial institutions in the Chicago market have a substantial number of branches, and that, therefore, the number of potential acquirors of St. Paul was declining.

     - The various parties that had formally or informally contacted St. Paul or its representatives or with whom St. Paul or its representatives had made contacts or engaged in formal or informal discussions regarding a business combination. In addition, the board considered that St. Paul had been discussed as a possible acquisition target for several years, that the pending shareholder proposal at the 1999 Annual Meeting had increased speculation in the press about St. Paul's future, and that, in spite of this speculation, only three parties expressed an interest in 1999.

     - The current and prospective economic and competitive environment facing the financial services industry generally, and St. Paul in particular, including the continued rapid consolidation in the industry and the increasing importance of operational scale and financial resources in maintaining efficiency and remaining competitive over the long term and in being able to capitalize on technological developments which significantly impact industry competition. The St. Paul board considered that the combined company resulting from the merger would be the 30th largest bank holding company, the fourth largest thrift institution in terms of assets and the third largest thrift institution in terms of market capitalization based on market prices as of May 14, 1999. The board also considered the combined company's prospects for future growth.

     - The general impact the merger would have on the various constituencies served by St. Paul, including its customers, its employees, its community and others. The St. Paul board took into account that the combined entity would be able to offer a more extensive range of products and banking services to St. Paul's customers. The St. Paul board also took into account the ratings of Charter One Bank under the Community Reinvestment Act.

In reaching its determination to approve and deem advisable the merger agreement, and to approve the stock option agreement and the transactions contemplated in those agreements, the St. Paul board did not assign any relative or specific weights to the various factors considered by it, and individual directors may have given differing weights to different factors.

Recommendation of the St. Paul Board. At a meeting held on May 17, 1999, after due consideration, the St. Paul board of directors voted unanimously to enter into the merger agreement and to recommend that the St. Paul shareholders vote to adopt the merger agreement. ST. PAUL'S BOARD DEEMS THE MERGER AGREEMENT ADVISABLE AND BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, ST. PAUL AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS TO ITS SHAREHOLDERS THAT THEY VOTE "FOR" THE PROPOSAL TO ADOPT THE MERGER AGREEMENT.

OPINION OF CHARTER ONE'S FINANCIAL ADVISOR

Pursuant to a letter agreement dated May 17, 1999, Charter One retained Salomon Smith Barney to review the fairness of the exchange ratio to the holders of Charter One common stock. Salomon Smith Barney rendered an opinion to the Charter One board of directors on May 17, 1999, to the effect that, based upon and subject to the limitations and considerations set forth in the opinion, as of that date, the exchange ratio was fair, from a financial point of view, to the holders of Charter One common stock.

The full text of Salomon Smith Barney's opinion, which sets forth the assumptions made, general procedures followed, matters considered and limits on the review undertaken, is included as Appendix C to this document. The summary of Salomon Smith Barney's opinion set forth below is qualified in its entirety by reference to the full text of the opinion. SHAREHOLDERS SHOULD READ THE SALOMON SMITH BARNEY OPINION CAREFULLY AND IN ITS ENTIRETY.

In connection with rendering its opinion, Salomon Smith Barney reviewed, among other things, the following:

     -   the merger agreement;

     -   publicly available information concerning Charter One and St. Paul;

     - other financial information with respect to Charter One and St. Paul that was provided to Salomon Smith Barney by Charter One and St. Paul, respectively, including estimates of the cost savings and other synergies forecasted to result from the merger that were provided to Salomon Smith Barney by Charter One;

     - publicly available information prepared by third-parties, including equity research analysts, concerning the business and financial prospects of Charter One and St. Paul;

     - publicly available information concerning the trading of, and the trading market for, Charter One common stock and St. Paul common stock;

     - publicly available information with respect to other companies that Salomon Smith Barney believed to be comparable to Charter One or St. Paul and the trading markets for those companies' securities; and

     - publicly available information concerning the nature and terms of selected transactions that Salomon Smith Barney considered relevant to its inquiry.

Salomon Smith Barney also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria as it deemed relevant. Salomon Smith Barney also discussed the past and current business operations and financial conditions of Charter One and St. Paul as well as other matters Salomon Smith Barney believed relevant to its inquiry with officers and employees of Charter One and St. Paul, respectively.

In its review and analysis and in arriving at its opinion, Salomon Smith Barney assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it or publicly available and neither attempted independently to verify nor assumed any responsibility for verifying any of that information. Salomon Smith Barney did not make an independent evaluation of the adequacy of the allowance for loan losses of Charter One or St. Paul, and assumed that the aggregate allowances for loan losses are adequate to cover such losses of each individual company and of the combined entity following completion of the merger. Salomon Smith Barney did not review any individual loan files of Charter One or St. Paul. Salomon Smith Barney did not conduct a physical inspection of any of the properties or facilities of Charter One or St. Paul, nor make or obtain, or assume any responsibility for making or obtaining, any independent evaluations or appraisals of any assets (including properties and facilities) or liabilities of Charter One or St. Paul. With respect to financial forecasts regarding Charter One and St. Paul, at the direction of Charter One, Salomon Smith Barney relied on publicly available forecasts prepared by third-party equity research analysts, and expressed no view with respect to those forecasts or the assumptions on which they were based. Salomon Smith Barney also relied on forecasts provided to them by management of Charter One regarding cost savings and other synergies expected to result from the merger as discussed below. Salomon Smith Barney assumed that those forecasts had been reasonably prepared and reflected the best currently available estimates and judgment of the management of Charter One as to the future financial performance of the combined entity following completion of the merger, and expressed no view with respect to those forecasts or the assumptions on which they were based. Salomon Smith Barney also assumed that the merger will be consummated in a timely manner and in accordance with the terms of the merger agreement, without waiver of any of the conditions precedent to the merger contained in the merger agreement. Salomon Smith Barney understood, and assumed, that the merger will qualify as a tax-free reorganization under the provisions of the Internal Revenue Code of 1986, as amended, and that the merger will be accounted for as a "pooling-of-interests" for financial reporting purposes. In rendering its opinion, Salomon Smith Barney assumed that in the course of obtaining the necessary regulatory approvals for the merger and the subsequent planned merger of certain subsidiaries of Charter One and St. Paul, no restrictions will be imposed that would have a material adverse effect on the contemplated benefits of the merger.

In conducting its analysis and arriving at its opinion, Salomon Smith Barney considered such financial and other factors as it deemed appropriate under the circumstances including, among others, the following:

     - the historical and current financial position and results of operations of Charter One and St. Paul;

     -   the business prospects of Charter One and St. Paul;

     - the historical and current market for Charter One common stock, St. Paul common stock and the equity securities of certain other companies that Salomon Smith Barney believed to be comparable to Charter One or St. Paul; and

     - the nature and terms of certain other transactions that Salomon Smith Barney believed to be relevant.

Salomon Smith Barney was not asked to consider, and its opinion does not address, the relative merits of the merger as compared to any alternative business strategy that might exist for Charter One. Salomon Smith Barney's opinion necessarily was based on conditions as they existed and could be evaluated on the date of its opinion and Salomon Smith Barney assumed no responsibility to update or revise its opinion based upon circumstances or events occurring after that date. SALOMON SMITH BARNEY'S OPINION WAS, IN ANY EVENT, LIMITED TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE EXCHANGE RATIO TO CHARTER ONE AND DID NOT ADDRESS CHARTER ONE'S UNDERLYING BUSINESS DECISION TO EFFECT THE MERGER OR CONSTITUTE A RECOMMENDATION OF THE MERGER TO CHARTER ONE OR A RECOMMENDATION TO ANY HOLDER OF CHARTER ONE COMMON STOCK AS TO HOW SUCH HOLDER SHOULD VOTE WITH RESPECT TO THE MERGER. NOR DID SALOMON SMITH BARNEY'S OPINION CONSTITUTE AN OPINION OR IMPLY ANY CONCLUSION AS TO THE LIKELY TRADING RANGE FOR CHARTER ONE COMMON STOCK FOLLOWING CONSUMMATION OF THE MERGER.

In connection with rendering its opinion, Salomon Smith Barney made a presentation to the Charter One board of directors on May 17, 1999, with respect to certain analyses performed by Salomon Smith Barney in evaluating the fairness of the exchange ratio. The following is a summary of this presentation. The summary includes information presented in tabular format. IN ORDER TO UNDERSTAND FULLY THE FINANCIAL ANALYSES USED BY SALOMON SMITH BARNEY, THESE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as it existed at or prior to May 14, 1999 and is not necessarily indicative of current or future market conditions.

Implied Premium Analysis. Salomon Smith Barney performed analyses summarizing the premiums implied by the exchange ratio. Salomon Smith Barney calculated that, by multiplying a .945 exchange ratio by the closing price of

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



Charter One common stock on May 14, 1999 of $30.28 per share, the implied price of St. Paul common stock in the merger is $28.62 per share. The following table compares the premium represented by this $28.62 implied price per share to the closing price per share of St. Paul common stock on May 14, 1999 and to the average closing price per share of St. Paul common stock for the 30 trading days through May 14, 1999.


                                                                   Premium of
                                                                   $28.62 to
                                                                Applicable Price
                                                                ----------------
            Closing Price on May 14, 1999.......................     16.1%
            Average Closing Price for 30 Trading Days
             through May 14, 1999...............................     19.3%

As set forth in the table below, Salomon Smith Barney also derived the ratio of the $28.62 implied price per share of St. Paul common stock to (a) St. Paul's book value per share of common stock and (b) St. Paul's tangible book value per share of common stock, in each case based on St. Paul's financial statements as of March 31, 1999.


            Ratio of Implied Price Per Share to:
            (a)  Book Value.....................................     2.30x
            (b)  Tangible Book Value............................     2.31x

Salomon Smith Barney also noted that the aggregate implied consideration to be paid in the merger, based on a .945 exchange ratio and the closing price per share of Charter One common stock on May 14, 1999 of $30.28, less the aggregate book value of the shares of St. Paul common stock, represented an 18.0% premium to St. Paul's aggregate deposits.

Analysis of Selected Merger and Acquisition Transactions. Salomon Smith Barney analyzed publicly available financial, operating and stock market information for twenty-nine selected merger and acquisition transactions involving thrift institutions that have been announced since the beginning of 1997. Each of the earlier transactions involved total consideration of over $250 million. Salomon Smith Barney considered a subset of ten of these earlier transactions as "out-of-market transactions," which, like the merger, were transactions in which the acquired company sought to expand into new markets beyond those in which it already operated. The following transactions were reviewed by Salomon Smith Barney (in each case, the first-named company is the acquiror and the second-named company is the acquired company in the transaction; out-of-market transactions are italicized): Republic Bancorp Inc./D&N Financial Corporation; Sovereign Bancorp, Inc./Peoples Bancorp Inc.; Peoples Heritage Financial Group, Inc./SIS Bancorp, Inc.; Charter One Financial, Inc./ALBANK Financial Corporation; Roslyn Bancorp, Inc./TR Financial Corp.; Astoria Financial Corporation/Long Island Bancorp, Inc.; Washington Mutual, Inc./H.F. Ahmanson & Company; Commercial Federal Corporation/First Colorado Bancorp, Inc.; Fifth Third Bancorp/State Savings Company; UST Corp./Affiliated Community Bancorp, Inc.; BB&T Corporation/Life Bancorp, Inc.; First Empire State Corporation/ONBANCorp., Inc.; Peoples Heritage Financial Group, Inc./CFX Corporation; Webster Financial Corporation/Eagle Financial Corp.; North Fork Bancorporation, Inc./New York Bancorp, Inc.; H. F. Ahmanson & Company/Coast Savings Financial, Inc.; Sovereign Bancorp, Inc./ML Bancorp, Inc.; Star Banc Corporation/Great Financial Corporation; Charter One Financial, Inc./RCSB Financial Inc.; Union Planters Corporation/Magna Bancorp, Inc.; Bay View Capital Corporation/America First Financial Fund; Astoria Financial, Inc./The Greater New York Savings Bank; TCF Financial Corporation/Standard Financial, Inc.; Marshall & Ilsey Corporation/Security Capital Corporation; Washington Mutual, Inc./Great Western Financial Corporation; Summit Bancorp./Collective Bancorp, Inc.; CCB Financial Corporation/American Federal Bank, FSB; and Sovereign Bancorp, Inc./Bankers Corp.. Salomon Smith Barney considered the earlier transactions to be reasonably similar to the merger, but none of these transactions is identical to the merger.

For each of the earlier transactions and the merger, Salomon Smith Barney derived, among other things:

     - the premium represented by the implied per share transaction consideration to the closing price of the acquired company's common stock one month prior to the announcement of the transaction;

     - the ratio of the implied per share transaction consideration to forecasted earnings per share for the year following the announcement of the transaction of (a) the acquired company on a stand-alone basis, and (b) the acquired company on a stand-alone basis including cost savings and synergies projected by management to result from the merger;

     - the ratio of the implied per share transaction consideration to the acquired company's (a) earnings per share for the twelve months preceding the announcement of the transaction, (b) book value, based on the latest financial statements of the acquired company available at the time of the announcement of the transaction, and (c) tangible book value at the time of the announcement of the transaction, which is book value less intangible assets such as goodwill;

     - the give-get ratio, which is the ratio of (a) the pro forma ownership stake of the acquired company's shareholders in the combined company, to (b) the acquired company's forecasted contribution to the combined company's net income for the year following the transaction, in each case, derived before taking into account any cost savings or other synergies expected to result from the transaction; and

     - the premium represented by the aggregate implied consideration to be paid in the transaction less the aggregate book value of the shares of the acquired company's common stock to the acquired company's aggregate deposits, based on the latest financial statements of the acquired company available at the time of the announcement of the transaction.

The following table sets forth the median results for all the earlier transactions, the median results for only the out- of-market earlier transactions, the median results for all earlier transactions which were announced between January 1, 1998 and May 14, 1999, and the results for the merger.


                                                                                  Earlier Transactions
                                                                                   Out-Of       Median       Charter
                                                                       Median      Market     for 1998-      One/St.
                                                                       For All     Median        YTD          Paul
                                                                       -------     ------     ---------      -------
(1) Premium of Transaction Consideration to Acquired Company's
    Closing Stock Price 30 Days Prior to Announcement................   32.1%       33.3%       35.9%         16.1%
(2) Ratio of Transaction Consideration to Forecasted Earnings
    Per Share:
    (a)  Acquired Company Stand-Alone............................       19.5x       18.7x       23.2x         17.3x
    (b)  Acquired Company Stand-Alone Including Forecasted Synergies    12.8x       12.5x       16.4x         12.5x
(3) Ratio of Transaction Consideration to Acquired Company's:
    (a)  Latest Twelve Months' Earnings Per Share................       22.7x       22.5x       26.9x         21.3x
    (b)  Book Value..............................................       2.47x       2.45x       3.10x         2.30x
    (c)  Tangible Book Value.....................................       2.26x       2.08x       3.22x         2.31x
(4) Give-Get Ratio...............................................       1.15x       1.49x       1.10x         1.37x
(5) Premium of Implied Consideration to Acquired Company's Deposits     21.8%       19.1%       24.5%         18.0%


Salomon Smith Barney noted that the results derived for the merger were below (or in one case, equal to) the median derived for all the earlier transactions, the out-of-market earlier transactions and the earlier transactions that were announced between January 1, 1998 and May 14, 1999 with respect to the:

     - premium represented by the implied per share transaction consideration over the acquired company's closing stock price 30 days prior to announcement of the transaction;

     - ratio of the implied per share transaction consideration to the acquired company's forecasted earnings per share on a stand-alone basis;

     - ratio of the implied per share transaction consideration to the acquired company's forecasted earnings per share on a stand-alone basis including synergies projected to result from the merger;

     - ratio of the implied per share transaction consideration to the acquired company's earnings per share for the twelve months preceding the announcement of the transaction; and

     - premium represented by the aggregate implied consideration to be paid in the transaction (less book value of the acquired company's common stock) to the acquired company's aggregate deposits.

Comparable Company Analysis. Salomon Smith Barney reviewed certain publicly available financial, operating and stock market information for St. Paul, Charter One and the following twelve publicly-traded thrift institutions:


     -  Washington Mutual, Inc.                         -  Golden West Financial Corporation

     -  GreenPoint Financial Corp.                      -  North Fork Bancorporation, Inc.

     -  Astoria Financial Corporation                   -  Dime Bancorp, Inc.

     -  TCF Financial Corporation                       -  Sovereign Bancorp, Inc.

     -  Peoples Heritage Financial Group, Inc.          -  Peoples Bank

     -  Commercial Federal Corporation                  -  Webster Financial Corporation


Salomon Smith Barney considered these companies to be reasonably similar to St. Paul and Charter One insofar as they participate in businesses similar to those of St. Paul and Charter One, but noted that none of these companies has the same management, capital structure, operations and combination of businesses and markets as St. Paul or Charter One.

For St. Paul, Charter One and each of the comparable companies, Salomon Smith Barney derived and compared:

     (1) return on average assets;

     (2) return on average common equity;

     (3) the ratio of the company's closing stock price on May 14, 1999 to (a) forecasted earnings per share for 1999 based on Institutional Broker's Estimate System forecasts, (b) forecasted earnings per share for 2000 based on Institutional Broker's Estimate System forecasts, (c) tangible book value per share and (d) forecasted cash flow per share for 2000 (defined as net income plus amortization of intangible assets) based on Institutional Broker's Estimate System forecasts; and

     (4) forecasted growth in earnings per share from 1999 to 2000 based on Institutional Broker's Estimate System forecasts.


                                                                     Comparable Companies
                                                                                                                Charter
                                                                      Range            Median     St. Paul        One
                                                                      -----            ------     --------      -------
     (1) Return on Average Assets............................     0.72% - 1.71%         1.07%       1.01%        1.34%
     (2) Return on Average Common Equity.....................     10.1% - 20.6%         15.1%       11.4%        17.1%
     (3) Ratio of Closing Stock Price on May 14, 1999 to:
         (a)  Forecasted 1999 Earnings Per Share.............     10.8x - 16.8x         12.4x       16.2x        13.5x
         (b)  Forecasted 2000 Earnings Per Share.............     9.8x - 15.1x          11.4x       14.9x        12.0x
         (c)  Tangible Book Value Per Share..................     1.90x - 4.12x         2.62x       1.99x        2.81x
         (d)  Forecasted 2000 Cash Flow Per Share............     9.2x - 14.1x          10.5x       14.9x        11.6x
     (4) Forecasted 1999-2000 Earnings Per Share Growth......     8.0% - 14.7%          11.4%       8.6%         12.4%

Salomon Smith Barney noted that the multiples for St. Paul and Charter One were within the range calculated for the comparable companies in all cases, except for St. Paul's ratio of loans to assets and St. Paul's ratio of its closing stock price on May 14, 1999 to its estimated cash flow for 2000, both of which were above the upper limit of the relevant range.

Contribution Analyses. Salomon Smith Barney performed analyses of the relative contributions of each of Charter One and St. Paul to the pro forma merged entity with respect to selected market and financial data.

The following table compares, based on historical financial data for each of Charter One and St. Paul at or for the twelve months ended March 31, 1999 (unless otherwise specified), and without taking into account any anticipated cost savings, revenue enhancements or other potential effects of the merger (unless otherwise specified), the relative contributions of Charter One and St. Paul, respectively, to the combined company in, among others, the following categories:


                                                               Charter One       St. Paul
                                                               Contribution    Contribution
                                                               ------------    ------------
Gross Loans ..................................................     78.9%           21.1%
Total Assets .................................................     80.4%           19.6%
Deposits .....................................................     79.9%           20.1%
Total Equity .................................................     79.7%           20.3%
Net Interest Income ..........................................     82.2%           17.8%
Net Income ...................................................     85.4%           14.6%
Noninterest Income ...........................................     78.8%           21.2%
Forecasted Net Income for 2000
(a)  Without synergies .......................................     86.3%           13.7%
(b)  Including projected cost savings ........................     82.0%           18.0%
(c)  Including projected cost savings, increases in fee income     78.2%           21.8%
     and earnings on excess capital

With respect to the projected cost savings used in this analysis, Salomon Smith Barney assumed, based on Charter One management forecasts, that the combined entity would save approximately 30% of St. Paul's pre-tax, non-interest expense in each of 1999 and 2000 (using St. Paul's annualized first quarter 1999 pre-tax, non-interest expense as a basis for the calculation). With respect to fee income and earnings on excess capital used in this analysis, Salomon Smith Barney assumed, based on Charter One management forecasts, that the combined company would achieve an increase of $5.0 million in after-tax fee income and $8.0 million in after-tax income from the redeployment of assets. Salomon Smith Barney compared each of the results set forth in the table above to the pro forma ownership share of the shareholders of Charter One and St. Paul in the combined company of 79.7% and 20.3%, respectively.

Salomon Smith Barney also derived give-get ratios with respect to forecasted net income for 2000, which is the ratio of (A) the pro forma ownership share of St. Paul's shareholders in the combined company, to (B) St. Paul's forecasted contribution to the combined company's net income for 2000. Salomon Smith Barney derived the following give-get ratios:


                                                                        Give-Get Ratio
                                                                        --------------
         Without synergies ...........................................        1.37x
         Including projected cost savings ............................        1.03x
         Including projected cost savings, increases in fee income
             and earnings on excess capital ..........................        0.85x

Accretion/Dilution Analysis. Salomon Smith Barney performed an analysis of the impact of the merger on Charter One's forecasted earnings per share. Salomon Smith Barney utilized Institutional Broker's Estimate System forecasts for 1999 and 2000 earnings per share and the long-term growth rates for Charter One and St. Paul. Salomon Smith Barney made pro forma adjustments to forecasted combined earnings based on estimates of Charter One management as to:

     - synergies consisting of (a) cost savings of 30% to 35% of St. Paul's pre-tax non-interest expense of $130.4 million (using first quarter pre-tax, non-interest expense on an annualized basis), or $26.6 million to $31.0 million after-tax, realized in each of 1999 and 2000, (b) asset redeployment income of $8.0 million to

         $11.0 million after-tax, realized in each of 1999 and 2000, (c) fee income of $5.0 million to $7.0 million after-tax, realized in each of 1999 and 2000, and (d) earnings on excess capital of $8.0 million to $11.4 million and $12.5 million to $18.0 million after-tax, realized in 1999 and 2000, respectively, assuming excess capital above a 6.50% tangible common ratio is invested at a 0.75% to 1.00% pre-tax rate;

     - a growth rate of 3% for the projected cost savings following 2000 and a growth rate of 5% for the projected fee income following 2000;

     - total diluted shares outstanding of 170.5 million and 41.3 million of Charter One and St. Paul, respectively;

     -   an effective tax rate of 32%; and

     -   a restructuring charge of $62.5 million in 1999.

The following table shows the accretion or dilution to Charter One's earnings from the merger derived based on the assumptions stated above.


                                                     Cost Savings, Fee Income, Redeployment
                              Cost Savings Only      Income and Earnings from Excess Capital
                             --------------------    ---------------------------------------
                             30% Cost    35% Cost
                             Savings     Savings      30% Cost Savings     35% Cost Savings
                             -------     -------      ----------------     ----------------
Forecasted 1999 Earnings ..    0.3%        1.3%             4.8%                7.5%
Forecasted 2000 Earnings ..   (0.8)        0.1              4.0                 6.9
Forecasted 1999 Cash Flow .    0.1         1.0              4.4                 7.1
Forecasted 2000 Cash Flow .    0.7         1.6              5.5                 8.4
Book Value ................    0.7         0.8              1.4                 1.7
Tangible Book Value .......    2.3         2.5              3.0                 3.4


Salomon Smith Barney noted that, based on the assumptions described above, the merger would be generally accretive to Charter One.

Discounted Cash Flow Analyses. Salomon Smith Barney performed discounted cash flow analyses with respect to St. Paul on a stand-alone basis and including certain cost savings and other synergies forecasted by Charter One management to result from the merger. Salomon Smith Barney utilized a discount rate of 12.4%, an estimated earnings per share growth rate ranging from 8% to 14% and terminal value multiples for forecasted 2004 earnings ranging from 12x to 16x. With respect to synergies, Salomon Smith Barney included cost savings (using the 30% case), earnings on excess capital, fee income and redeployment income synergies and the restructuring charge, each as described above under "Accretion/Dilution Analysis". Based on these assumptions, Salomon Smith Barney derived the following ranges of the implied equity value per share of St. Paul common stock.


                                                     Implied Equity Value Per Share of St.
                                                               Paul Common Stock
                                                               ----------------
St. Paul stand-alone .......................................   $25.12 to $37.12
St. Paul including cost savings and other synergies.........   $35.99 to $50.96

Salomon Smith Barney noted that the implied price per share of St. Paul common stock in the merger obtained by multiplying a .945 exchange ratio by the closing price of Charter One common stock on May 14, 1999 ($30.28 per share) is $28.62 per share, which is within, but at the low end, of the range of the implied equity value per share of St. Paul common stock on a stand-alone basis and below the lower end of the range of the implied equity value per share of St. Paul common stock including cost savings and other synergies forecasted by Charter One management to result from the merger.

Internal Rate of Return Analyses. Utilizing the same growth rates and multiples as used in the discounted cash flow analyses, Salomon Smith Barney analyzed the internal rate of return to Charter One's shareholders resulting from the acquisition of St. Paul. Salomon Smith Barney examined the impact of several different cost savings and other synergy assumptions on the internal rate of return. The table below sets forth the assumptions and the resulting internal rate of return range derived from this analysis. In addition to the synergies listed below, Salomon Smith Barney assumed in each case that the redeployment income discussed above would be realized and the restructuring charge above would be taken.


                                                                             Internal Rate of Return
                                                                      30% Cost Savings      35% Cost Savings
                                                                      ----------------      ----------------
Cost savings only...............................................        10.3% - 19.7%        11.3% - 20.6%
Cost savings, earnings on excess capital and fee income.........        18.3% - 27.6%        22.0% - 31.2%


Implied Historical Exchange Ratio. Salomon Smith Barney derived implied historical exchange ratios by dividing the closing price per share of St. Paul common stock by the closing price per share of Charter One common stock for each trading day in the periods from May 13, 1994 through May 14, 1999 and from January 2, 1998 through May 14, 1999. Salomon Smith Barney calculated that during these periods the median implied historical exchange ratio was 0.939 and 0.788, respectively.

                                       ***

The foregoing is a summary of the material financial analyses furnished by Salomon Smith Barney to the Charter One board of directors but it does not purport to be a complete description of the analyses performed by Salomon Smith Barney or of its presentation to the Charter One board of directors. The preparation of financial analyses and fairness opinions is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. Salomon Smith Barney made no attempt to assign specific weights to particular analyses or factors considered, but rather made qualitative judgments as to the significance and relevance of the analyses and factors considered. Accordingly, Salomon Smith Barney believes that its analyses and the summary set forth above must be considered as a whole, and that selecting portions of such analyses and of the factors considered by Salomon Smith Barney, without considering all of such analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses conducted by Salomon Smith Barney and its opinion. With regard to the comparable public company analysis summarized above, Salomon Smith Barney selected comparable public companies on the basis of various factors, including the size of the public company and its business; however, no public company utilized as a comparison in such analysis, and no transaction utilized as a comparison in the comparable transaction analyses summarized above, is identical to Charter One or St. Paul, any business segment of Charter One or St. Paul or the merger. As a result, these analyses are not purely mathematical, but also take into account differences in financial and operating characteristics of the comparable companies and other factors that could affect the transaction or public trading value of the comparable companies and transactions to which Charter One and St. Paul, the business segments of Charter One and St. Paul and the merger are being compared. In its analyses, Salomon Smith Barney made numerous assumptions with respect to Charter One, St. Paul, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Charter One and St. Paul. Any estimates contained in Salomon Smith Barney's analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because such estimates are inherently subject to uncertainty, none of Charter One, St. Paul, the Charter One board of directors, Salomon Smith Barney or any other person assumes responsibility if future results or actual values differ materially from the estimates. Salomon Smith Barney's analyses were prepared solely as part of Salomon Smith Barney's analysis of the fairness of the exchange ratio and were provided to the Charter One board of directors in that connection.

Salomon Smith Barney is an internationally recognized investment banking firm engaged, among other things, in the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Charter One selected Salomon Smith Barney to act as its financial advisor on the basis of Salomon Smith Barney's international reputation and Salomon Smith Barney's familiarity with Charter One. Salomon Smith Barney and its predecessors and affiliates had previously rendered investment banking and financial advisory services to Charter One, for which they received customary compensation. In addition, in the ordinary course of its business, Salomon Smith Barney and its affiliates may actively trade the debt and equity securities of both Charter One and St. Paul for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Salomon Smith Barney and its affiliates, including Citigroup Inc. and its affiliates, may have other business and financial relationships with Charter One and St. Paul.

Pursuant to Salomon Smith Barney's engagement letter, the following fees are payable by Charter One to Salomon Smith Barney: (i) $100,000, which became payable upon execution of the engagement letter, (ii) an additional $400,000, which became payable upon execution of the merger agreement, and (iii) an additional $500,000, which will become payable upon consummation of the merger. Charter One has also agreed to reimburse Salomon Smith Barney for its reasonable travel and other out-of-pocket expenses incurred in connection with its engagement, including the reasonable fees and disbursements of its counsel, and to indemnify Salomon Smith Barney against certain liabilities and expenses relating to or arising out of its engagement, including certain liabilities under the federal securities laws.

As noted under the caption "--Our Reasons and Recommendation for the Merger" the fairness opinion of Salomon Smith Barney was only one of several factors considered by the Charter One board of directors in determining to approve the merger agreement and the merger.

OPINION OF ST. PAUL'S FINANCIAL ADVISOR

St. Paul retained Merrill Lynch to act as its financial advisor in connection with the merger. On May 17, 1999, the St. Paul board held a meeting to evaluate the proposed merger. At this meeting, Merrill Lynch rendered its written opinion that, as of that date and based upon and subject to the factors and assumptions set forth in its opinion, the exchange ratio was fair, from a financial point of view, to the St. Paul shareholders. Merrill Lynch subsequently confirmed and updated its May 17, 1999 opinion in writing by delivering to the St. Paul board a written opinion dated as of the date of this joint proxy statement/prospectus. In connection with its written opinion, Merrill Lynch confirmed the appropriateness of its reliance on the analyses used to render its earlier opinion. It also performed procedures to update certain of its analyses and reviewed the assumptions used in its analyses and the factors considered in connection with its earlier opinion.

The full text of the Merrill Lynch opinion, which describes, among other things, the assumptions made, matters considered, and qualifications and limitations on the review undertaken by Merrill Lynch is attached as Appendix D to this joint proxy statement/prospectus and is incorporated in this joint proxy statement/prospectus by reference. St. Paul shareholders are urged to, and should, read Merrill Lynch's opinion carefully and in its entirety. Merrill Lynch's opinion is directed to the St. Paul board and addresses only the fairness, from a financial point of view, of the exchange ratio to the St. Paul shareholders. The opinion does not address any other aspect of the merger or any related transaction, nor does it constitute a recommendation to any shareholder as to how to vote at the St. Paul special meeting. The summary of the fairness opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion.

In arriving at its opinion, Merrill Lynch, among other things:

     - reviewed certain publicly available business and financial information relating to St. Paul and Charter One that Merrill Lynch deemed to be relevant;

     - reviewed certain information, including financial forecasts, relating to the respective businesses, earnings, assets, liabilities and prospects of St. Paul and Charter One furnished to Merrill Lynch by the senior management of St. Paul and Charter One, as well as the amount and timing of the cost savings, revenue enhancements and related expenses expected to result from the merger furnished to Merrill Lynch by senior management of Charter One;

     - conducted discussions with members of senior management of St. Paul and Charter One concerning the matters described in the bullet points set forth above, as well as their respective businesses and prospects before and after giving effect to the merger and the expected cost savings, revenue enhancements and related expenses expected to result from the merger;

     - reviewed the market prices and valuation multiples for St. Paul common stock and Charter One common stock and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

     - reviewed the publicly reported financial conditions and results of operations of St. Paul and Charter One and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

     - compared the proposed financial terms of the merger with the financial terms of certain other transactions that Merrill Lynch deemed to be relevant;

     - participated in certain discussions and negotiations with representatives of St. Paul and Charter One and their financial and legal advisors with respect to the merger;

     -   reviewed the potential pro forma impact of the merger;

     -   reviewed the merger agreement; and

     - reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

In rendering its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with, or reviewed by, or for Merrill Lynch, or publicly available, and Merrill Lynch did not assume any responsibility for independently verifying this information or undertake an independent evaluation or appraisal of the assets or liabilities of St. Paul or Charter One nor has Merrill Lynch been furnished any such evaluation or appraisal. Merrill Lynch is not an expert in the evaluation of allowances for loan losses, and neither made an independent evaluation of the adequacy of the allowances for loan losses of St. Paul or Charter One nor reviewed any individual credit files of St. Paul or Charter One, nor has it been requested to conduct such a review, and as a result Merrill Lynch has assumed that the aggregate allowances for loan losses for both St. Paul and Charter One are adequate to cover such losses and will be adequate on a pro forma basis for the combined company. In addition, Merrill Lynch did not assume any obligation to conduct, nor did Merrill Lynch conduct, any physical inspection of the properties or facilities of St. Paul or Charter One.

With respect to the financial and operating forecast information furnished to or discussed with Merrill Lynch by St. Paul or Charter One, including the cost savings, revenue enhancements and related expenses expected to result from the merger, Merrill Lynch assumed that the information was reasonably prepared and reflected the best currently available estimates and judgments of the senior management of each of St. Paul and Charter One as to the future financial and operating performance of St. Paul, Charter One or the combined entity, as the case may be. Merrill Lynch's opinion is necessarily based upon market, economic and other conditions as in effect on, and on the information made available to Merrill Lynch as of, the date of its opinion.

For purposes of rendering its opinion, Merrill Lynch assumed that, in all respects material to its analyses:

     - the merger will be consummated substantially in accordance with the terms set forth in the merger agreement;

     - the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;

     - each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under the documents;

     - all conditions to the completion of the merger will be satisfied without any waivers; and

     - in the course of obtaining the necessary regulatory, contractual or other consents or approvals for the merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the merger, including the cost savings, revenue enhancements and related expenses expected to result from the merger.

Merrill Lynch further assumed that the merger will be accounted for as a "pooling-of-interests" under generally accepted accounting principles, and that the merger will qualify as a tax-free reorganization for U.S. federal income tax purposes. Merrill Lynch's opinion is not an expression of an opinion as to the prices at which shares of St. Paul common stock or shares of Charter One common stock will trade following the announcement of the merger or the actual value of the shares of common stock of the combined company when issued pursuant to the merger, or the prices at which the shares of common stock of the combined company will trade following the completion of the merger.

                            Analyses of Merrill Lynch

In performing its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Merrill Lynch, St. Paul and Charter One. Any estimates contained in the analyses performed by Merrill Lynch are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the Merrill Lynch opinion was among several factors taken into consideration by the St. Paul board in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the St. Paul board or management of St. Paul with respect to the fairness of the exchange ratio.

The following is a summary of the material financial analyses presented by Merrill Lynch to the St. Paul board on May 17, 1999 in connection with the rendering of its opinion on that date. The summary below is not a complete description of the analyses underlying the Merrill Lynch opinion or the presentation made by Merrill Lynch to the St. Paul board, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Merrill Lynch did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, Merrill Lynch believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses.

Calculation of Implied Value of Exchange Ratio. Merrill Lynch reviewed the terms of the merger. It noted that the exchange ratio of .945 shares of Charter One common stock for each share of St. Paul common stock had an implied value of $28.62 per share of St. Paul common stock based upon the closing price of Charter One common stock on May 14, 1999 of $30.28 (the last trading day prior to the presentation by Merrill Lynch to the St. Paul board). Merrill Lynch also noted that this resulted in a premium of approximately 16.1% to the closing price of St. Paul common stock on May 14, 1999 of $24.66.

Transaction Pricing Multiples. Based on an exchange ratio of .945 and the closing price of Charter One common stock on May 14, 1999 of $30.28, Merrill Lynch also analyzed the per share transaction value as a multiple of St. Paul's fully diluted book value per share, fully diluted tangible book value per share, last twelve months fully diluted earnings per share, and estimated earnings per share for the years 1999 and 2000.

The analyses performed indicated that the per share transaction value as a multiple of St. Paul's fully diluted book value per share would be 2.43x and further indicated that the per share transaction value as a multiple of St. Paul's fully diluted tangible book value per share would be 2.44x, in each case based on financial data for the period ending March 31, 1999, with fully diluted shares including options accounted for under the treasury stock method. The transaction value as a multiple of the last twelve months fully diluted earnings per share would be 21.84x. The analyses also indicated that the transaction value as a multiple of St. Paul's estimated earnings per share in each of 1999 and 2000 would be 18.70x and 17.24x, respectively, in each case based on consensus First Call earnings estimates as of May 14, 1999. First Call is a recognized data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors.

Merrill Lynch also analyzed the per share transaction value as a premium to the closing price of the St. Paul common stock at different intervals prior to the announcement of the merger. The analyses performed indicated the per share transaction value as a premium to: (i) the closing price of St. Paul common stock on the day immediately prior to the announcement of the merger was 16.1%;
(ii) the average closing price of St. Paul common stock for the 30 days prior to the announcement of the merger was 22.4%; and (iii) the average closing price of St. Paul common stock for the period from January 1, 1999 to May 14, 1999 was 26.1%.

Discounted Dividend Analysis -- St. Paul. Merrill Lynch performed a discounted dividend analysis to estimate a range of present values per share of St. Paul common stock assuming St. Paul continued to operate as a stand-alone entity. This range was determined by adding (1) the present value of the estimated future dividend stream that St. Paul could generate, and (2) the present value of the "terminal value" of St. Paul common stock at December 31, 2004.

In calculating a terminal value of St. Paul common stock at December 31, 2004, Merrill Lynch applied a multiple of 11.0x to 13.0x to year 2005 forecasted cash earnings. The dividend stream and terminal value were then discounted back to March 31, 1999 using discount rates ranging from 12.0% to 14.0%, which rates Merrill Lynch viewed as the appropriate range of discount rates for a company with St. Paul's risk characteristics.

In performing this analysis, Merrill Lynch used First Call earnings estimates for 1999 and 2000. For periods after 2000, earnings were assumed to increase at First Call's estimated annual long-term earnings growth rate of 8%. Merrill Lynch also assumed an annual asset growth rate of 5%. Merrill Lynch further assumed that earnings in excess of those necessary to maintain St. Paul's tangible common equity ratio at 6.00% could be paid out to shareholders as dividends. Based on the above assumptions, the stand-alone present value of the St. Paul common stock ranged from $18.78 to $22.33 per share.

Discounted Dividend Analysis -- Charter One. Merrill Lynch also performed a discounted dividend analysis to estimate a range of present values per share of Charter One common stock assuming Charter One continued to operate as a stand-alone entity. As with the analysis performed with regard to St. Paul, this range was determined by adding (1) the present value of the estimated future dividend stream that Charter One could generate, and (2) the present value of the "terminal value" of Charter One common stock at December 31, 2004.

In calculating a terminal value of Charter One common stock at December 31, 2004, Merrill Lynch applied a multiple of 11.0x to 13.0x to year 2005 forecasted cash earnings. The dividend stream and terminal value were then discounted back to March 31, 1999 using discount rates ranging from 13.0% to 15.0%, which rates Merrill Lynch viewed as the appropriate range of discount rates for a company with Charter One's risk characteristics.

In performing this analysis, Merrill Lynch used First Call earnings estimates for 1999 and 2000. For periods after 2000, earnings were assumed to increase at First Call's estimated annual long-term earnings growth rate of 12%. Merrill Lynch also assumed an annual asset growth rate of 5%. Merrill Lynch further assumed that earnings in excess of those necessary to maintain Charter One's tangible common equity ratio at 6.00% could be paid out to shareholders as dividends. Based on the above assumptions, the stand-alone present value of the Charter One common stock ranged from $29.85 to $36.16 per share.

Pro Forma Discounted Dividend Analysis. Merrill Lynch also performed a pro forma discounted dividend analysis to estimate a range of present values per share of Charter One common stock and St. Paul common stock based on the pro forma combined company. This range was determined by using the same valuation methodology applied in the preceding six paragraphs in terms of calculating the terminal value of the combined company and the discount rates applicable to that value. Merrill Lynch also made the same assumptions as set forth in the preceding six paragraphs, except that: (1) earnings estimates for pro forma Charter One are based on First Call's Combined Consensus Equity Analysts' Estimates assumed to increase at 12% after 2001; (2) synergies are assumed to equal $33.5 million (excluding capital leverage) after-tax in 2000, and $43.24 million (excluding capital leverage) after-tax in 2001 (synergies represent the low end of Charter One management estimates), with synergies increasing at 12% thereafter; (3) earnings in excess of those necessary to maintain pro forma Charter One's tangible common equity ratio at 6.00% could be paid out to shareholders as dividends; (4) a restructuring charge was assumed to equal $52.5 million after-tax (equal to the average of Charter One's estimated restructuring charge range); and (5) the discount rates were 13.0% to 15.0%, which rates Merrill Lynch viewed as the appropriate range of discount rates for a company with pro forma Charter One's and St. Paul's risk characteristics.

Based on the above assumptions, the present value of Charter One common stock, pro forma for the completion of the merger, ranged from $29.92 to $36.61 per share. Merrill Lynch then applied the exchange ratio to this range of values and determined that the theoretical present value of the consideration to be received by St. Paul shareholders, based on this analysis, ranged from $28.28 to $34.60 per share.

The analyses set forth in each of the preceding ten paragraphs do not necessarily indicate actual values or actual future results and do not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Dividend discount analysis is a widely used valuation methodology, but the results of this methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values and discount rates.

Peer Group Stock Trading Multiple Analysis - St. Paul. Merrill Lynch compared selected operating and stock market results of St. Paul to the publicly available corresponding data for the following non-California savings and loan companies that Merrill Lynch determined were comparable to St. Paul:


-  Bank United Corp.                          -   MAF Bancorp, Inc.
-  Peoples Heritage Financial Group, Inc.     -   Charter One Financial, Inc.
-  Sovereign Bancorp, Inc.                    -   Commercial Federal Corporation
-  Webster Financial Corporation

Merrill Lynch then determined the imputed per share value of St. Paul common stock based on the multiples arrived at by Merrill Lynch in its comparability analysis.

The following table compares selected financial data of St. Paul with corresponding median data for the companies selected by Merrill Lynch, which data is based on financial data at or for the quarter ended March 31, 1999, earnings estimates from First Call as of May 14, 1999, and market prices as of May 14, 1999. The calculations of price-to-1999 and price-to-2000 First Call estimated earnings per share are based on estimated earnings per share calculated in accordance with generally accepted accounting principles. The calculations of price-to-1999 and price-to-2000 First Call estimated cash earnings per share are based on estimated earnings per share plus amortization of intangible assets.




                                     Price/     Price/      Price/     Price/                Price/
                                     1999        2000        1999       2000       Price/    Stated
                                   Estimated   Estimated   Estimated  Estimated    Stated   Tangible
                                     GAAP        GAAP        Cash       Cash        Book      Book
                                     EPS         EPS         EPS        EPS        Value      Value
                                   ---------   ---------   ---------  ---------    ------   --------
Merrill Lynch  Selected
  Company Median.................   12.67x      11.53x      11.40x     10.42x      1.84x      2.52x

St. Paul.........................   16.12       14.85       16.12      14.85       1.98       1.99

Imputed Median Value Per Share
Based on Selected Company Data...  $19.38      $19.14      $17.44     $17.30     $22.98     $31.19



                                                      First Call
                                                       Projected       2000
                                                       Five-Year      Price
                                   Tangible    Return     EPS        Earnings
                                    Equity/      on      Growth       Growth
                                    Assets     Equity     Rate        Ratio
                                   --------    ------  ----------    --------
Merrill Lynch  Selected
  Company Median.................    5.84%     14.72%     12.0%       100%

St. Paul.........................    8.27      12.16       8.0        186

Imputed Median Value Per Share
Based on Selected Company Data...




Peer Group Stock Trading Multiple Analysis - Charter One. Merrill Lynch also compared selected operating and stock market results of Charter One to the publicly available corresponding data for the following non-California savings and loan companies that Merrill Lynch determined were comparable to Charter One:


- Peoples Bank (MHC)                    - Dime Bancorp, Inc.
- Astoria Financial Corporation         - Peoples Heritage Financial Group, Inc.
- GreenPoint Financial Corp.            - Sovereign Bancorp, Inc.

Merrill Lynch then determined the imputed per share value of Charter One common stock based on the multiples arrived at by Merrill Lynch in its comparability analysis.

The following table compares selected financial data of Charter One with corresponding median data for the companies selected by Merrill Lynch, which data is based on financial data at or for the quarter ended March 31, 1999, earnings estimates from First Call as of May 14, 1999, and market prices as of May 14, 1999. The calculations of price-to-1999 and price-to-2000 First Call estimated earnings per share are based on estimated earnings per share calculated in accordance with generally accepted accounting principles.


                                                                                                                First Call
                                   Price/     Price/    Price/     Price/             Price/                     Projected    2000
                                    1999       2000      1999       2000     Price/   Stated                     Five-Year   Price
                                  Estimated Estimated  Estimated Estimated  Stated   Tangible  Tangible  Return     EPS     Earnings
                                    GAAP       GAAP      Cash      Cash      Book      Book     Equity/    on     Growth     Growth
                                     EPS       EPS        EPS       EPS     Value     Value     Assets   Equity    Rate      Ratio
                                  --------- ---------  --------- ---------  ------   --------  --------  ------ ----------  --------
Merrill Lynch  Selected
Company Median ..................  12.14x    10.97x     10.86x      9.82x    1.84x     2.58x     5.92%    14.73%   13.0%       88%

Charter One......................  13.52     12.02      13.05      11.64     2.58      2.81      7.35     17.94    12.0       100

Imputed Median Value Per Share
Based on Selected Company Data... $27.19    $27.65     $25.20     $25.54   $21.63    $27.81


No company or transaction used in the comparable company analyses described above is identical to St. Paul, Charter One, the pro forma combined company, or the merger, as the case may be. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the merger, public trading or other values of the companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable transaction data or comparable company data.

Imputed Valuation Analysis. Merrill Lynch also analyzed certain multiples achieved in selected domestic merger transactions in the thrift industry for the twelve months ended May 14, 1999, that were valued at greater than $50 million to determine the imputed per share value of St. Paul common stock based on the comparable multiples achieved in such transactions. The following table sets forth the imputed per share value of St. Paul common stock, based upon selected multiples achieved in the selected transactions.



                                                   Announcement
                                               Price/Last 12 Months         Announcement         Announcement Price/
                                                Earnings Per Share        Price/Book Value       Tangible Book Value
                                                ------------------        ----------------       -------------------
Selected Transaction Median.................          21.70x                   2.23x                   2.33x

Imputed St. Paul Value Per Share............         $28.43                  $26.20                  $27.26


Pro Forma Financial Impact. Based on an exchange ratio of .945, Merrill Lynch also analyzed the pro forma per share financial impact of the merger on pro forma Charter One's earnings per share, book value per share, tangible book value per share, and tangible common equity. This analysis was based on the assumption that the combined company would realize 100% of Charter One management's projected cost savings in 2000 and that cost savings would increase at 12% per year thereafter (which is Charter One's estimated growth rate), and further assumed that revenue enhancements and capital leverage benefits are realized 50% in 2000 and 100% in 2001.

The analyses performed indicated that, on a per share basis, the merger would be accretive to pro forma Charter One's estimated earnings per share in each of 2000 and 2001 based on consensus First Call earnings estimates and estimated annual after-tax cost savings of $27.0 million (realized 100% in 2000) and estimated after-tax revenue enhancements and capital leverage benefits of $10.0 million in 2000 and $20.0 million in 2001, with each component representing the low end of Charter One management estimates. The pro forma impact on earnings did not include the impact of the merger-related restructuring charge.

The analyses performed also indicated that the merger would be dilutive to pro forma Charter One's book value per share and further indicated that the merger would be dilutive to pro forma Charter One's tangible book value per share, in each case as of the completion of the merger. The book value per share and tangible book value per share analyses include the impact of an estimated merger-related restructuring charge of $52.5 million after-tax (equal to the average of Charter One's estimated restructuring charge range). The analysis performed further indicated that the merger would result in a tangible common equity ratio of 7.85% after taking into account the impact of the pro forma adjustments.

The actual operating and financial results achieved by the pro forma combined company may vary from projected results and variations may be material as a result of business and operational risks, the timing, amount and costs associated with achieving cost savings and revenue enhancements, as well as other factors.

St. Paul retained Merrill Lynch based upon its experience and expertise. Merrill Lynch is an internationally recognized investment banking and advisory firm. As part of its investment banking business, Merrill Lynch is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

In addition, in the ordinary course of its business, Merrill Lynch and its affiliates may actively trade the debt and equity securities of St. Paul and Charter One for their own account and/or the accounts of their respective customers, and, accordingly, may at any time hold long or short positions in these securities. In the past two years, Merrill Lynch has provided to St. Paul and Charter One, financial advisory, investment banking and other services unrelated to the proposed merger, and has received fees for the rendering of these services. Merrill Lynch may provide these types of services to the combined company in the future and receive fees for those services.

Pursuant to a letter agreement between St. Paul and Merrill Lynch, dated as of April 26, 1999, St. Paul agreed to pay Merrill Lynch for financial advisory services rendered through the closing of the merger (1) an advisory fee of $750,000 payable upon the execution of the merger agreement and payable regardless of whether the merger is completed, and (2) a transaction fee equal to 0.625% of the aggregate purchase price payable (as determined on the date the St. Paul board approved the merger) if and when the merger or any other merger transaction with Charter One is completed. Any advisory fee paid to Merrill Lynch will be credited against the transaction fee paid to Merrill Lynch. St. Paul also agreed, among other things, to reimburse Merrill Lynch for certain expenses incurred in connection with the services provided by Merrill Lynch, and to indemnify Merrill Lynch and its affiliates from and against certain liabilities and expenses, which may include certain liabilities under federal securities laws, in connection with its engagement.

ACCOUNTING TREATMENT

We intend that the merger be accounted for under the "pooling-of-interests" method of accounting in accordance with Opinion No. 16 of the Accounting Principles Board of the American Institute of Certified Public Accountants and the rules and regulations of the SEC. Under the "pooling-of-interests" method of accounting, the assets and liabilities of Charter One and St. Paul will be carried forward at their historical recorded bases. Charter One's results of operations will include the results of both Charter One and St. Paul for the entire fiscal year in which the merger occurs and all prior and future periods. The reported statement of financial condition amounts and results of operations of the separate companies for prior periods will be restated, as appropriate, to reflect the combined financial position and results of operations of Charter One.

As of the date of this joint proxy statement/prospectus, neither Charter One nor St. Paul is aware of any reason why the merger will not qualify for "pooling-of-interests" accounting treatment. It is a condition to the completion of the merger that Charter One receive letters from Deloitte & Touche LLP, its independent auditors, and Ernst & Young LLP, St. Paul's independent auditors, stating their opinions that the merger will qualify for "pooling-of-interests" accounting treatment. See "The Merger Agreement -- Conditions to Completion of the Merger."

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

General. The following discussion summarizes the opinions of Silver, Freedman & Taff, L.L.P. and Mayer, Brown & Platt as to the anticipated material federal income tax consequences of the merger. We have filed these opinions with the SEC as exhibits to the registration statement related to this joint proxy statement/prospectus. See "Where You Can Find More Information." This discussion is based upon the Internal Revenue Code of 1986, the regulations adopted thereunder, Internal Revenue Service rulings, and judicial and administrative rulings in effect as of the date of this joint proxy statement/prospectus, all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of federal income taxation that may be relevant to a shareholder in light of the shareholder's particular circumstances or to shareholders that are subject to special rules, such as shareholders who are not citizens or residents of the United States, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, shareholders who acquired their stock pursuant to the exercise of options or similar derivative securities or otherwise as compensation, or shareholders who hold their stock as part of a straddle or conversion transaction. This discussion assumes that St. Paul shareholders hold their respective shares of St. Paul stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code. This summary does not address state, local or foreign tax consequences of the merger. This summary does not address the tax consequences of the conversion of St. Paul stock options into options to purchase Charter One common stock. Consequently, each St. Paul shareholder should consult his or her own tax adviser as to the specific tax consequences of the merger to him or her.

It is a condition to the obligations of Charter One and St. Paul to complete the merger that each receive a legal opinion from its counsel that the merger constitutes a tax-free reorganization, within the meaning of Section 368 of the Internal Revenue Code, for federal income tax purposes. These legal opinions will assume the absence of changes in the existing facts and will rely on assumptions, representations and covenants made by Charter One, St. Paul and others, including those contained in certificates of officers of Charter One and St. Paul. If any of these factual assumptions, representations or covenants are inaccurate, the tax consequences of the merger could differ from those described in this joint proxy statement/prospectus. The opinions regarding the tax-free nature of the merger neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position. Neither Charter One nor St. Paul intends to obtain a ruling from the Internal Revenue Service with respect to the tax consequences of the merger.

In the opinions of Silver, Freedman & Taff, L.L.P. and Mayer, Brown & Platt, the merger will be treated for federal income tax purposes as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code. The discussion assumes that the merger will be treated as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code.

Federal Income Tax Consequences to Charter One Shareholders. Holders of Charter One common stock will not recognize any gain or loss for federal income tax purposes as a result of the merger.

Federal Income Tax Consequences to St. Paul Shareholders. Except as described below, holders of St. Paul common stock will (i) not recognize any gain or loss for federal income tax purposes as a result of the exchange of their shares of St. Paul common stock for Charter One common stock in the merger, except with respect to cash received in payment for a fractional share of Charter One common stock and (ii) have a tax basis in the Charter One common stock received in the merger equal to the tax basis of the St. Paul common stock surrendered in connection with the merger, less any tax basis of the St. Paul common stock surrendered that is allocable to a fractional share of Charter One common stock for which cash is received. The St. Paul shareholders' holding period with respect to the Charter One common stock received in the merger will include the holding period of the St. Paul common stock surrendered in the merger.

To the extent that a holder of shares of St. Paul common stock receives cash instead of a fractional share of Charter One common stock, the holder will be treated as having received the fractional share of Charter One common stock and then as having received cash in redemption by Charter One of the fractional interest. Under the Internal Revenue Service's present advance ruling position, since the cash is being distributed in lieu of fractional shares solely for purposes of saving Charter One the expense and inconvenience of issuing and transferring fractional shares, and is not separately bargained-for consideration, the cash received will be treated as having been received in part or full payment in exchange for the fractional share of stock redeemed. Accordingly, the holder will be required to recognize gain or loss for federal income tax purposes, measured by the difference between the amount of cash received and the portion of the tax basis of the holder's share of St. Paul common stock allocable to such fractional share of Charter One common stock. This gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the share of St. Paul common stock exchanged for the fractional share of Charter One common stock was held for more than one year at the completion of the merger.

Federal Income Tax Consequences to Charter One, Charter Michigan and St. Paul. None of Charter One, Charter Michigan or St. Paul will recognize gain or loss for federal income tax purposes as a result of the merger.

THIS DISCUSSION IS INTENDED TO PROVIDE ONLY A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. WE DO NOT ADDRESS THE TAX CONSEQUENCES THAT MAY VARY WITH OR ARE CONTINGENT UPON INDIVIDUAL CIRCUMSTANCES. MOREOVER, WE DO NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER. ACCORDINGLY, WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU.

Under the terms of the merger agreement, the conditions of the merger, including receipt by each party of opinions of counsel relating to tax matters, may be waived by Charter One or St. Paul, as applicable. Charter One does not currently intend to waive this condition. In the unlikely event that Charter One does waive this condition because the merger is taxable to Charter One, Charter One would recirculate this joint proxy statement/prospectus to its shareholders to disclose the waiver of this condition and the resulting risk to Charter One shareholders, including all material related disclosures, and would resolicit proxies from its shareholders. Similarly, St. Paul does not currently intend to waive this condition. In the unlikely event that St. Paul does waive this condition because the merger is a taxable transaction to St. Paul shareholders, St. Paul would recirculate this joint proxy statement/prospectus to its shareholders to disclose the waiver of this condition and the resulting risk to St. Paul shareholders, including all material related disclosures, and would resolicit proxies from its shareholders.

REGULATORY MATTERS

General. Charter One is a bank holding company and is subject to regulation and supervision by the Board of Governors of the Federal Reserve System. Therefore, the merger of St. Paul with and into Charter Michigan, a wholly-owned subsidiary of Charter One, must be approved by the Board of Governors of the Federal Reserve System. The merger must also be approved by the Illinois Commissioner of Banks and Real Estate with respect to the change of control of St. Paul's subsidiary, St. Paul Trust Company. The subsidiary bank merger, whereby St.

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



Paul Federal Bank For Savings will be merged with and into Charter One Bank, must be approved by the Office of Thrift Supervision. The U.S. Department of Justice also has the legal right to review the merger for competitive reasons.

Federal Reserve Board. The merger is subject to prior notice to the Federal Reserve Board under Section 4 of the Bank Holding Company Act of 1956. Charter One filed a notice with the Federal Reserve Board on July 5, 1999. Under the Bank Holding Company Act, the Federal Reserve Board must consider whether the performance of the non-banking activities of Charter One and St. Paul can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. This consideration includes an evaluation of the financial and managerial resources of Charter One and St. Paul and the effect of the proposed transaction on those resources.

Illinois Commissioner of Banks and Real Estate. The merger is subject to prior approval by the Illinois Commissioner of Banks and Real Estate. Charter One has filed a change in control application with the Illinois Commissioner for the acquisition of St. Paul Trust Company. Charter One filed this application and notice with the Illinois Commissioner on July 5, 1999. In reviewing this application, the Illinois Commissioner will consider Charter One's financial and managerial resources, and whether the business affairs of Charter One have been conducted in a safe, sound and lawful manner.

Office of Thrift Supervision. The subsidiary bank merger is anticipated to occur simultaneously with, or as soon as practicable after completion of, the merger. Charter One Bank filed an application with the Office of Thrift Supervision on July 5, 1999 for approval of the subsidiary bank merger. In reviewing proposed mergers the Office of Thrift Supervision will consider the financial and managerial resources and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act of 1977, as amended, the Office of Thrift Supervision will take into account the record of performance of the existing institutions in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by such institutions. If the Office of Thrift Supervision finds that either bank's performance under the Community Reinvestment Act is unsatisfactory, it may deny or condition its approval of the subsidiary bank merger.

In their reviews, the Office of Thrift Supervision and the Federal Reserve Board will, among other things, evaluate the adequacy of the capital levels of the parties to the proposed transaction and of the resulting institution and the readiness of the computer systems of the resulting institution for the transition to the year 2000.

Federal law prohibits the Office of Thrift Supervision from approving a merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Office of Thrift Supervision finds that the anti-competitive effects of the proposed merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

The subsidiary bank merger may not be consummated for a period of 30 days after receipt of the final approval of the Office of Thrift Supervision, unless no adverse comment has been received from the Department of Justice, in which case the merger may be consummated on or after the 15th day after such final approval.

THE MERGER CANNOT PROCEED IN THE ABSENCE OF THE REQUISITE REGULATORY APPROVALS. THERE CAN BE NO ASSURANCE THAT ALL REGULATORY APPROVALS WILL BE OBTAINED OR THE DATES OF THOSE APPROVALS. THERE CAN ALSO BE NO ASSURANCE THAT REGULATORY APPROVALS RECEIVED WILL NOT CONTAIN A CONDITION OR REQUIREMENT THAT CAUSES SUCH APPROVALS TO FAIL TO SATISFY THE CONDITIONS SET FORTH IN THE MERGER AGREEMENT. SEE "THE MERGER AGREEMENT -- CONDITIONS TO COMPLETION OF THE MERGER."


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



NO APPRAISAL RIGHTS

Shareholders of a corporation that is proposing to merge or consolidate with another entity are sometimes entitled under relevant state laws to appraisal or dissenters' rights in connection with the proposed transaction depending on the circumstances. These rights generally confer on shareholders who oppose a merger or the consideration to be received in a merger the right to receive, in lieu of the consideration being offered in the merger, the fair value for their shares as determined in a judicial appraisal proceeding. See "Comparison of Shareholder Rights -- Appraisal Rights of Dissenting Shareholders."

St. Paul shareholders are not entitled to appraisal or dissenters' rights under Delaware law in connection with the merger because the St. Paul common stock was listed on the Nasdaq National Market on the record date for its special meeting of shareholders, and the Charter One common stock that St. Paul shareholders will be entitled to receive in the merger will be listed on the Nasdaq National Market upon completion of the merger.

Charter One shareholders are not entitled to appraisal or dissenters' rights under Delaware law in connection with the merger because Charter One is not a constituent corporation in the merger.

RESTRICTIONS ON RESALE OF CHARTER ONE COMMON STOCK BY AFFILIATES

This joint proxy statement/prospectus does not cover any resales of the Charter One common stock to be received by St. Paul's shareholders upon completion of the merger, and no person is authorized to make any use of this joint proxy statement/prospectus in connection with any such resale.

All shares of Charter One common stock issued to shareholders of St. Paul in connection with the merger will be freely transferable, except that shares received by persons deemed to be "affiliates" of St. Paul under the Securities Act of 1933, as amended, at the time of the St. Paul special meeting may be resold by them only in transactions permitted by Rule 145 under the Securities Act of 1933 or as otherwise permitted under the Securities Act of 1933. Persons who may be deemed affiliates of St. Paul for this purpose generally include directors, the chief executive officer, the president and shareholders of 10% or more of the outstanding common stock of St. Paul.

Generally, pursuant to Rule 145 of the Securities Act of 1933, during the one-year period following completion of the merger, affiliates of St. Paul may not resell publicly the Charter One common stock received by them in connection with the merger except in compliance with certain limitations as to the amount of Charter One common stock sold in any three-month period and as to the manner of sale. After the initial one-year period, affiliates of St. Paul who are not affiliates of Charter One may resell their shares without restriction. The ability of affiliates to resell shares of Charter One common stock received in the merger under Rule 145 as summarized in this section generally will be subject to Charter One having satisfied its reporting requirements under the Securities Exchange Act of 1934 for specified periods prior to the time of sale. Affiliates also would be permitted to resell Charter One common stock received in the merger pursuant to an effective registration statement under the Securities Act of 1933 covering the shares or an available exemption from the Securities Act of 1933 registration requirements.

SEC guidelines for use of the "pooling-of-interests" method of accounting also limit sales by affiliates of Charter One and St. Paul common stock. SEC guidelines indicate that the "pooling-of-interests" method of accounting generally will not be challenged on the basis of sales by affiliates if they do not dispose of any of the shares of either combining company they owned prior to the completion of a merger, or shares of the surviving company received in connection with a merger during the period beginning 30 days before the completion of the merger and ending when financial results covering at least 30 days of post-merger operations of the surviving company have been published.

The merger agreement provides that St. Paul will use its reasonable best efforts to cause each person who is deemed by St. Paul to be an affiliate (for purposes of Rule 145 and for purposes of qualifying the merger for the "pooling-of-interests" method of accounting treatment) to execute and deliver a written agreement with Charter One and St. Paul, which is intended to ensure such affiliate's compliance with the Securities Act of 1933 and to ensure

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


that the affiliate will not take any steps that would cause the merger not to qualify for "pooling-of-interests" accounting treatment. The merger agreement also provides that Charter One will use its reasonable best efforts to cause its affiliates to execute and deliver a written agreement with Charter One to ensure that its affiliates will not take any steps that would cause the merger not to qualify for "pooling-of-interests" accounting treatment.

                       INTERESTS OF INSIDERS IN THE MERGER

St. Paul's Chairman and President. Charter One has agreed to appoint Joseph C. Scully, Chairman of the Board and Chief Executive Officer of St. Paul, and Patrick J. Agnew, President and Chief Operating Officer of St. Paul, as directors of Charter One, Charter Michigan and Charter One Bank upon completion of the merger, in each case for a term expiring in April 2002.

The employment of Messrs. Scully and Agnew will be terminated as of the completion of the merger. In return for the cancellation of their employment agreements and the release of claims that they may have against St. Paul and its subsidiaries, Messrs. Scully and Agnew will each receive:

     - a lump sum cash payment under their employment agreements equal to approximately $2.7 million in the case of Mr. Scully and $2.0 million in the case of Mr. Agnew;

     - continuation of certain perquisites through December 31, 2002, including the payment of country club membership dues, annual premiums on a $250,000 whole life insurance policy maintained by St. Paul for the benefit of Mr. Scully and a $200,000 whole life insurance policy maintained by St. Paul for the benefit of Mr. Agnew, and tax preparation services relating to their federal and state income taxes; and

     - an amount equal to the present value of the amount of pay-based employer contributions that would have been contributed on behalf of Mr. Scully and Mr. Agnew to the St. Paul Bank Employees' Pension Plan for the period beginning January 1, 2000 and ending December 31, 2002. The amount of this payment will be approximately $48,000 for Mr. Scully and $40,000 for Mr. Agnew.

In addition, in return for entering into a three year non-competition agreement, Messrs. Scully and Agnew will each receive the following:

     -    $310,000, payable monthly over the three-year term of the agreement;

     -    up to $15,000 for reimbursement for financial planning expenses;

     -    ownership of his company-owned automobile;

     - continued health coverage until age 65 or, if earlier, the date of his death; and

     -    use of office space and secretarial support through April 30, 2002.

Upon completion of the merger, no deferred compensation credits will be made under any arrangements maintained by St. Paul and its subsidiaries in connection with employment agreements with Messrs. Scully and Agnew.

Other Executive Officers of St. Paul. Charter One or Charter One Bank will assume the severance payment agreements between St. Paul and Robert N. Parke, Thomas J. Rinella, Donald G. Ross (sometimes referred to as the "named executive officers") and each of the other executive officers of St. Paul, other than Messrs. Scully and Agnew. Charter One will pay the severance amounts to the executive officers in accordance with those agreements unless the executive officer agrees to modify the definition of "good reason" under his severance agreement for purposes of the termination provisions of the agreement. Under the severance agreements, as modified, "good reason" will include a reduction in the executive officer's base salary, relocation in excess of 50 miles from the executive officer's current office, increased travel obligations and the imposition of other onerous working conditions. If the executive officer agrees to the modification, he will be entitled to the following at the effective time of the merger:


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



     - a lump sum cash payment equal to the amount of pay-based employer contributions that would have been contributed on behalf of the executive officer to the pension plan for the period beginning January 1, 2000 and ending December 31, 2002; in the cases of Messrs. Parke, Rinella and Ross, these amounts are approximately $42,000, $48,000 and $42,000, respectively;

     -   a $50,000 cash payment; and

     -   ownership of his company-owned automobile.

If the executive officer agrees to the modification, Charter One will also contribute an amount equal to the maximum cash severance payment to which the executive officer may become entitled under the severance payment agreement to a grantor trust which will earn interest at the annual rate of five percent. In the event the executive officer's employment is terminated within two years of the effective time of the merger for any reason other than for cause and provided a proper release is signed, the executive officer will be entitled to receive a payment from the grantor trust equal to the amount that would have otherwise been payable to the executive officer under the severance payment agreement, plus interest on such amount to the date of payment. Assuming Messrs. Parke, Rinella and Ross enter into the modification to their severance agreements, Charter One will contribute to the grantor trust approximately $841,000 for the account of Mr. Parke, $848,000 for the account of Mr. Rinella and $799,000 for the account of Mr. Ross, which amounts represent the maximum cash severance payments Messrs. Parke, Rinella and Ross are entitled to receive under their severance payment agreements.

The following additional benefits are available under the modified severance agreements:

     - termination of employment on account of death or disability within two years after the effective time of the merger will be treated as an involuntary termination for reasons other than cause, entitling such officer to his maximum cash severance payment under the severance agreement;

     - the executive officer may voluntarily terminate employment at any time after the first anniversary of the merger and prior to the second anniversary of the merger and receive his maximum cash severance payment;

     - if an executive officer is entitled to receive his maximum cash severance payment after termination of employment, he will also receive
         (i) continued health, dental, life and long-term disability coverage for a period of three years after termination of employment (or for a shorter period if he is entitled to receive a lesser cash severance payment), (ii) if the executive officer is at least 50 years old at the end of the three year period or otherwise has a medical need, continued group health coverage, to the extent permitted by Charter One's coverage, at the executive officer's sole cost, until age 65, and (iii) reimbursement for outplacement costs and financial planning expenses in an aggregate amount not to exceed $15,000; and

     - if the executive officer continues employment with Charter One for a period of at least one year after the effective time of the merger or if the executive officer's employment is involuntarily terminated without cause or terminated upon certain other agreed upon events at the effective time of the merger or prior to the first anniversary of the merger, the executive officer will be entitled to a cash bonus substantially equal to the amount of the 1998 annual incentive bonus he received from St. Paul or St. Paul Federal Bank For Savings. This amount would be approximately $126,000 in the case of Mr. Parke, $118,000 in the case of Mr. Rinella, and $114,000 in the case of Mr. Ross. Only executive officers who have agreed to modify their severance agreements and signed releases will be entitled to this bonus payment.

At least one executive officer, other than the named executive officers, and certain first vice presidents of St. Paul will enter into


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


non-competition agreements with Charter One and its subsidiaries. These agreements will range in term from one year to three years. One named executive officer of St. Paul may enter into a consulting arrangement with Charter One and its subsidiaries, the term and conditions of which have not yet been determined. The executive officers and first vice presidents will be compensated for entering into these agreements and arrangements.

All Directors and Executive Officers. After the merger, St. Paul's Nonqualified Retirement Plan for Directors and its Supplemental Retirement Plan and Excess Benefit Plan, each of which was frozen prior to execution of the merger agreement, will be terminated and benefits will be distributed to the participants in lump sum payments as soon as practicable after termination.

The St. Paul Bank Employees' Pension Plan will be continued in its current form through December 31, 1999. If the effective time of the merger occurs before December 31, 1999, Charter One will make credits to the accounts of participants in the Pension Plan for the remainder of calendar year 1999 in accordance with the terms of the Pension Plan.

Charter One has agreed to indemnify, defend and hold harmless the present and former directors and officers of St. Paul to the fullest extent permitted under applicable law and the certificate of incorporation and bylaws of St. Paul as in effect on the date of the merger agreement with respect to claims arising from facts or events occurring at or prior to completion of the merger. Charter One is also required to advance expenses to the fullest extent permitted by law to any individual subject to a right of indemnification. Charter One has also agreed, for a period of six years after the merger, to maintain officers' and directors' liability insurance to reimburse persons currently covered by St. Paul's officers' and directors' liability insurance policy with respect to claims arising from facts or events occurring at or prior to the completion of the merger. The terms of such insurance are to be at least as favorable as the current St. Paul policy; provided that Charter One will not be required to expend in the aggregate during the coverage period more than an amount equal to 300% of the annual premium most recently paid by St. Paul. If Charter One is unable to maintain or obtain the insurance required, Charter One must use its reasonable best efforts to obtain as much comparable insurance as is available for the amount specified.

Establishment of an Illinois Advisory Board. Charter One has agreed to establish an Illinois advisory board to advise Charter One with respect to the geographic areas in which St. Paul has operated. Each director of St. Paul will be offered the opportunity to serve on the Illinois advisory board for a three year term, except for Messrs. Scully and Agnew who will be appointed to the Charter One, Charter Michigan and Charter One Bank Boards upon completion of the merger. Any St. Paul director who chooses to become a member of the Illinois advisory board will be paid an annual retainer of $30,000 during his or her term of service. Clifford M. Sladnick, Senior Vice President, General Counsel and Corporate Secretary of St. Paul, will be offered the opportunity to serve on the Illinois advisory board for a two year term and will be paid an annual retainer of $30,000 during his term of service. Any person serving on the Illinois advisory board who subsequently becomes a director of Charter One or any of its subsidiaries will cease to be a member of the advisory board on the date that he or she commences service as a director.

                              THE MERGER AGREEMENT

Under the merger agreement, St. Paul will merge with and into Charter Michigan, which is a wholly-owned subsidiary of Charter One. At the completion of the merger, the separate corporate existence of St. Paul will cease and Charter Michigan will survive and continue to exist as a Michigan corporation and a wholly-owned subsidiary of Charter One.

The following summary of the merger agreement is qualified by reference to the complete text of the merger agreement. A copy of the merger agreement is attached as Appendix A to this joint proxy statement/prospectus and is incorporated by reference into this joint proxy statement/prospectus. We encourage you to read the merger agreement completely and carefully as it, rather than this description, is the legal document that governs the merger.

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


TIME OF COMPLETION

The completion of the merger will occur on the fifth business day after the day on which the last of the conditions set forth in the merger agreement has been satisfied or waived, or, at Charter One's option, the last business day of the month if such fifth business day occurs within the last ten days of the month, unless Charter One and St. Paul agree to a different date. The completion of the merger is sometimes referred to in this joint proxy statement/prospectus as the "effective time."

CONSIDERATION TO BE RECEIVED IN THE MERGER

Each share of St. Paul common stock outstanding immediately prior to the effective time will, at the effective time, be converted into the right to receive .99225 of a share of Charter One common stock, together with associated stock purchase rights under the Charter One Rights Agreement described under the heading "Comparison of Shareholder Rights -- Rights Agreement." This exchange ratio has been adjusted from .945 to .99225 to account for the 5% stock dividend payable on September 30, 1999, to Charter One shareholders of record on September 14, 1999. The exchange ratio will again be proportionately adjusted in the event Charter One, prior to completion of the merger, changes the number of shares of its common stock issued and outstanding through a stock split, another stock dividend, recapitalization or similar transaction. The exchange ratio is also subject to possible further adjustment as described in detail under the heading "-- Possible Adjustment to the Exchange Ratio" below.

Cash will be paid in lieu of any fractional share of Charter One common stock that would otherwise be issuable in connection with the merger. No interest will be paid on the cash payable in lieu of fractional share interests.

Each share of Charter One common stock outstanding immediately prior to the effective time will remain outstanding and unchanged as a result of the merger.

POSSIBLE ADJUSTMENT TO THE EXCHANGE RATIO

The merger agreement provides that upon completion of the merger, St. Paul's shareholders will receive .99225 of a share of Charter One common stock in exchange for each share of St. Paul common stock they own. The .99225 exchange ratio reflects the 5% stock dividend declared by Charter One on July 21, 1999, payable on September 30, 1999, to Charter One shareholders of record on September 14, 1999. The .99225 share exchange ratio, under the specific conditions set forth in the merger agreement and summarized below, may be further adjusted upward in the event of a substantial decline in the trading price of Charter One common stock relative to the trading prices of the common stock of a group of peer institutions. The increase in the exchange ratio, if made, would be designed to minimize the effect of this decline.

An upward adjustment to the exchange ratio could only occur if:

     (i) the "average closing price" of Charter One common stock is less than $23.79 (the product of 0.825 and $28.84, the closing price of Charter One common stock on May 14, 1999); and

     (ii) the "Charter One Ratio," determined by dividing the average closing price by $28.84 (the closing price of Charter One common stock on May 14, 1999), is less than the "Index Ratio" (as defined below).

          - The "average closing price" is the average of the last daily sale prices of Charter One common stock as reported on the Nasdaq National Market for the ten consecutive full trading days ending at the close of trading on the determination date.

          - The "determination date" means the latest of (i) the day on which the last waiting period expires with respect to any approval of any regulatory agency required for completion of the merger, (ii) the day on which the last of these approvals is obtained, and
              (iii) the day on which the last of the required shareholder approvals has been received.

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

          - The "Index Ratio" is the number obtained by dividing the "index price" (the weighted average of the closing prices of the common stock of the index group consisting of the 16 financial institutions and financial institution holding companies specified in the merger agreement) on the determination date by $40.22, the index price on May 14, 1999, and subtracting .175 from such quotient.

If the conditions set forth in items (i) and (ii) above are satisfied, St. Paul will have the right to terminate the merger agreement if the St. Paul board so determines by a majority vote at any time during the ten-day period beginning two days after the "determination date" (or such shorter period as set forth in the merger agreement). If St. Paul exercises this termination right, then Charter One will have the right, during the five-day period commencing with its receipt of St. Paul's termination notice, to avoid termination of the merger agreement by adjusting the exchange ratio to equal the lesser of:

     (i) the product of $23.79 and the exchange ratio as then in effect, divided by the average closing price; and

     (ii) the product of the Index Ratio and the exchange ratio as then in effect, divided by the Charter One Ratio.

If Charter One elects to adjust the exchange ratio as described above, it must give written notice to St. Paul of its election and the revised exchange ratio, whereupon the merger agreement will remain in full force and effect in accordance with its terms, except that the exchange ratio will have been modified and the completion of the merger may be delayed as a result of the foregoing procedures.

The provisions in the merger agreement governing St. Paul's termination right and the Charter One adjustment provision are by necessity extremely detailed and complex and may be more understandable by way of illustrations.

         ILLUSTRATION 1. Assume that the average closing price is $25.00 and that the index price on the determination date is $30.00. Under these assumptions, since the average closing price is not less than the $23.79, St. Paul would not have the right to terminate the merger agreement and there would be no adjustment to the exchange ratio. This is the case even though the value of the consideration to be received by St. Paul shareholders would have fallen from a pro forma $28.62 per share as of May 14, 1999 to $24.81 per share as of the determination date.

         ILLUSTRATION 2. Assume that the average closing price is $20.00 and that the index price on the determination date is $30.00. Under these assumptions, the average closing price of Charter One common stock would be less than $23.79, but the Charter One Ratio of .69348 (the $20.00 average closing price divided by the $28.84 closing price of Charter One common stock on May 14, 1999) would not be less than the Index Ratio of .5709 (the $30.00 index price on the determination date divided by the $40.22 index price on May 14, 1999, less .175) -- meaning the decline in the price of the Charter One common stock did not exceed the decline of the weighted average common stock prices of the index group by more than 17.5%. Therefore, since the Charter One Ratio was not below the Index Ratio, there would be no adjustment to the exchange ratio even though the value of the consideration to be received by St. Paul shareholders would have fallen from a pro forma $28.62 per share as of May 14, 1999 to $19.85 per share as of the determination date.

         ILLUSTRATION 3. Assume that the average closing price is $20.00 and that the index price on the determination date is $40.00. Under these assumptions, St. Paul would have the right to terminate the merger agreement because both conditions to termination would be met, as follows:

              (i) the average closing price of $20.00 would be less than $23.79; and

              (ii) the average closing price of $20.00 divided by $28.84 would equal .69348 and would be less than the Index Ratio of .8195 (the $40.00 index price on the determination date divided by the $40.22 index price on May 14, 1999, less .175).

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


         Charter One would then have the right, but would not be obligated, to adjust the exchange ratio to avoid termination of the merger agreement to the lesser of the following:

              (i) 1.18028, which is the product of $23.79 and the exchange ratio of .99225, divided by the average closing price of $20.00; and

              (ii) 1.17256, which is the product of the Index Ratio of .8195 and the exchange ratio of .99225, divided by the Charter One Ratio of .69348.

         Therefore, Charter One could elect to increase the exchange ratio to
         1.17256 and proceed with the merger. In that event, each share of St. Paul common stock would be canceled at the effective time in exchange for the right to receive 1.17256 shares of Charter One common stock. Alternatively, Charter One could elect not to increase the exchange ratio and the merger agreement would terminate.

The determinations of whether the above tests are met, whether to terminate the merger agreement and whether to avoid any such termination by increasing the exchange ratio will be based on market conditions at the determination date and accordingly, those determinations cannot be made until after the date of this joint proxy statement/prospectus. If the above tests are met, there can be no assurances as to whether the St. Paul board will exercise its right to terminate the merger agreement or, if so, whether Charter One will avoid such termination by increasing the exchange ratio.

In making its determination of whether to terminate the merger agreement, the St. Paul board will take into account, consistent with its fiduciary duties, all relevant facts and circumstances that exist at that time, including, without limitation, information concerning the business, financial condition, results of operations and prospects of Charter One, including the recent performance of Charter One common stock, customary statistical measurements of Charter One's financial performance, and the future prospects for Charter One common stock following the merger, as well as the advice of its financial advisor and legal counsel. If the St. Paul board elects to terminate the merger agreement, Charter One would then determine whether to proceed with the merger at the higher exchange ratio. In making this determination, the principal factors Charter One will consider include the projected effect of the merger on Charter One's pro forma earnings per share and whether Charter One's assessment of St. Paul's earning potential as part of Charter One justifies the issuance of an increased number of Charter One's shares. If Charter One declines to adjust the exchange ratio, St. Paul may elect to proceed without the adjustment, provided it does so within the period provided for in the merger agreement. CHARTER ONE IS UNDER NO OBLIGATION TO ADJUST THE EXCHANGE RATIO.

The average closing price of Charter One common stock for the ten trading days before ___________, 1999 was $______. Based on this price, neither termination condition would be triggered and St. Paul would not have the right to terminate the merger agreement under the terms of this provision.

EXCHANGE OF CERTIFICATES

We will appoint an exchange agent to handle the exchange of St. Paul common stock in the merger for Charter One common stock and the payment of cash for any fractional share resulting from the exchange. Promptly after the effective time, the exchange agent will send to each holder of St. Paul common stock a letter of transmittal for use in the exchange and instructions explaining how to surrender St. Paul common stock certificates to the exchange agent. Holders of St. Paul common stock that surrender their certificates to the exchange agent, together with a properly completed letter of transmittal, will receive the appropriate merger consideration. Holders of unexchanged shares of St. Paul common stock will not be entitled to receive any dividends or other distributions payable by Charter One after the effective time until their certificates are surrendered. However, when those certificates are surrendered for shares of Charter One common stock, any unpaid dividends or distributions will be paid, without interest.

ST. PAUL COMMON STOCK CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY AND SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNTIL YOU RECEIVE THE TRANSMITTAL FORM.

TREATMENT OF ST. PAUL STOCK OPTIONS

At the effective time of the merger, each St. Paul stock option will be converted automatically into an option to purchase shares of Charter One common stock. The number of shares subject to, and the exercise price of, each of those St. Paul stock options will be adjusted to reflect the exchange ratio in the merger.

CONDUCT OF BUSINESS PENDING THE MERGER AND CERTAIN COVENANTS

Conduct of Business Pending the Merger. Pursuant to the merger agreement, we have agreed to certain restrictions on our activities until the merger is completed or terminated. In general, St. Paul and its subsidiaries are required to conduct their business in the ordinary course consistent with past practice and to use their reasonable efforts to preserve intact their business organizations and relationships with third parties. Charter One and its subsidiaries also are required to use their reasonable efforts to preserve intact their business organizations and relationships with third parties. The companies have also agreed to specific restrictions which are subject to exceptions described in the merger agreement.

The following is a summary of the more significant of the activity restrictions undertaken by St. Paul:

     -    amending organization documents;

     -    issuing or redeeming its securities;

     -    entering into, terminating or amending material contracts;

     -    increasing employee compensation or benefits;

     -    buying, selling or leasing assets;

     -    lending or borrowing in excess of specified amounts;

     -    changing its accounting policies;

     -    changing existing banking and investment policies;

     - taking or failing to take any action which might prevent or impede the merger from qualifying for "pooling-of-interests" accounting treatment or from qualifying as a tax-free reorganization within the meaning of
         Section 368 of the Internal Revenue Code; and

     - taking or failing to take any action which would make any representation or warranty by it inaccurate in any material respect.

The following is a summary of the more significant of the activity restrictions undertaken by Charter One:

     - making, declaring, paying or setting aside for payment any extraordinary dividends or distributions;

     -   changing its accounting policies;

     - taking or failing to take any action which might prevent or impede the merger from qualifying for "pooling-of-interests" accounting treatment or from qualifying as a tax-free reorganization within the meaning of
         Section 368 of the Internal Revenue Code; and

     - taking or failing to take any action which would make any representation or warranty by it inaccurate in any material respect.

Third-party Proposals. St. Paul has agreed that it will not encourage any third-party proposal to acquire St. Paul and will not engage in negotiations regarding such a proposal. However, St. Paul may provide information and negotiate with a third party if the failure to do so would violate the fiduciary duties of its directors. St. Paul must notify Charter One if it receives such a proposal.

Additional Covenants. The merger agreement also contains various covenants, including, among others, those requiring Charter One and St. Paul: to use their reasonable best efforts in good faith to take all necessary actions to effect the merger; to recommend approval, subject to the fiduciary obligations of the Charter One board and the St. Paul board, and to take all action necessary to convene a shareholders' meeting of each company to vote on, in the case of St. Paul, the merger agreement and, in the case of Charter One, the issuance of Charter One common stock; to cooperate in the preparation of the registration statement and this joint proxy statement/prospectus; to refrain from issuing press releases regarding the merger without the other party's prior approval, subject to certain exceptions; to provide the other party with reasonable access to information regarding such party under the condition that such information be kept confidential; to take all steps within their control to exempt the transactions contemplated by the merger agreement and the stock option agreement from any applicable state anti-takeover law; and to cooperate and use their reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and regulatory authorities necessary to complete the transactions contemplated by the merger agreement.

The merger agreement and the supplemental letter incorporated by reference therein also contain certain covenants relating to employee benefits, including those that require Charter One: to assume and continue certain St. Paul benefit and welfare plans for specified periods and to provide to each full-time employee of St. Paul and its subsidiaries as of the effective time or as soon thereafter as is practicable the opportunity to participate in certain Charter One benefit and welfare plans for similarly situated employees; to provide indemnification and insurance to the current officers and directors of St. Paul; to add two St. Paul directors to the Charter One board and to offer the remaining St. Paul directors positions on an advisory board; and to fulfill and discharge various contracts and plans involving St. Paul's senior employees. See "Interests of Insiders in the Merger."

Termination Fees. Charter One and St. Paul have each agreed to pay the other a termination fee of $45.0 million if the merger agreement is terminated under the circumstances described under "-- Termination -- Termination Fees Payable by St. Paul" and "-- Termination Fees Payable by Charter One."

REPRESENTATIONS AND WARRANTIES

The merger agreement contains a number of reciprocal representations and warranties made by Charter One and St. Paul to each other. The more significant of these relate to:

     -    corporate organization and existence;

     -    capitalization;

     -    ownership of subsidiaries;

     -    corporate authorization to enter into the merger;

     -    regulatory approvals required in connection with the merger;

     - absence of any breach of organizational documents, law or certain material agreements as a result of the merger;

     - absence of governmental and third-party approvals other than those specified in the merger agreement;

     -    financial statements;

     -    filings with the SEC;

     - absence of certain changes in each party's business since a specified date;

     -    litigation;

     -    agreements between each party and regulatory agencies;

     -    compliance with laws;

     -    material contracts;

     -    finders' or advisors' fees;

     -    employee benefits and labor matters;

     -    inapplicability to the merger of the Delaware takeover laws;

     -    environmental matters;

     -    tax matters;

     -    insurance matters;

     - absence of circumstances inconsistent with the intended accounting treatment of the merger;

     -    Year 2000 compliance;

     - absence of any pending or threatened reviews by governmental authorities other than normal regulatory examinations; and

     -    the receipt of a fairness opinion from each party's financial advisor.

Many of the representations and warranties are qualified by a material adverse effect standard, which for purposes of the merger agreement, means an effect that (i) is material and adverse to the financial condition, business or operations of the party making the representation and warranty and its subsidiaries, taken as a whole, or (ii) would materially impair the ability of Charter One, Charter Michigan or St. Paul to perform its obligations under the merger agreement or otherwise materially impede the consummation of the merger, other than any material adverse effects arising out of any change or development relating to:

     - changes in thrift, banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, or other changes affecting depository institutions generally, including changes in general economic conditions and changes in prevailing interest and deposit rates;

     - changes in generally accepted accounting principles or regulatory accounting requirements applicable to thrifts, banks and their holding companies generally;

     - any modifications or changes to valuation policies and practices or restructuring charges, in each case taken by any of the parties or their subsidiaries pursuant to the merger agreement or otherwise by Charter One or any of its subsidiaries in accordance with generally accepted accounting principles;

     - changes resulting from expenses, such as legal, accounting and investment bankers' fees, incurred in connection with the merger and the merger agreement; and

     - actions or omissions of Charter One or St. Paul taken with the prior written consent of St. Paul or Charter One, as applicable, in contemplation of the transactions contemplated by the merger agreement.

For a complete statement of the representations and warranties, see Article V of the merger agreement which appears as Appendix A to this joint proxy statement/prospectus.

CONDITIONS TO COMPLETION OF THE MERGER

Mutual Closing Conditions. The obligations of Charter One, Charter Michigan and St. Paul to complete the merger are subject to the satisfaction or waiver of the following conditions:

     -   absence of legal prohibition on completing the merger;

     - receipt of all regulatory approvals required to complete the merger and the expiration of all statutory waiting periods;

     - adoption of the merger agreement by St. Paul shareholders and the approval of the issuance of Charter One common stock in connection with the merger by Charter One shareholders;

     - Charter One's registration statement on Form S-4, which includes this joint proxy statement/prospectus, being effective and not subject to any stop order by the SEC;

     - approval for listing on the Nasdaq National Market of the shares of the Charter One common stock to be issued in the merger;

     - receipt of all approvals required under state securities laws to complete the merger; and

     - receipt of all required permits, authorizations, consents, waivers and approvals required to complete the merger as contemplated by the merger agreement.

Additional Closing Conditions for the Benefit of Charter One. Charter One's obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:

     - accuracy as of the closing of the representations and warranties made by St. Paul to the extent specified in the merger agreement;

     - performance in all material respects by St. Paul and its subsidiaries of the obligations required to be performed by them at or prior to closing;

     - receipt of an opinion of Charter One's counsel that the merger will qualify as a tax-free reorganization; and

     - receipt of letters from the independent public accountants of Charter One and St. Paul stating that in their opinion the merger will qualify for "pooling-of-interests" accounting treatment.

Additional Closing Conditions for the Benefit of St. Paul. St. Paul's obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:

     - accuracy as of the closing of the representations and warranties made by Charter One to the extent specified in the merger agreement;

     - performance in all material respects by Charter One and its subsidiaries of the obligations required to be performed by them at or prior to closing; and

     - receipt of an opinion of St. Paul's counsel that the merger will qualify as a tax-free reorganization.

There can be no assurance that the conditions to completion of the merger will be satisfied or waived. For detailed information on conditions to the merger, see Article VII of the merger agreement included as Appendix A to this joint proxy statement/prospectus.

TERMINATION

Right to Terminate. The merger agreement may be terminated under any of the following circumstances:

     (a) The merger agreement may be terminated by the mutual written consent of Charter One and St. Paul.

     (b) The merger agreement may be terminated by either Charter One or St. Paul if:

         - at any time prior to closing, a breach by or failure to perform on the part of the other party has occurred and cannot be or has not been cured within 30 days after the giving of written notice of such breach and such breach would result in a failure to satisfy a condition to closing of the terminating party;

         - the merger has not been completed by February 28, 2000; provided, however, that the right to terminate the merger agreement will not be available to any party whose breach of any obligation under the merger agreement has been the cause of or resulted in the failure of the merger to occur on or before February 28, 2000;

         - approval of any regulatory authorities required for completion of the merger is denied by final nonappealable action of such authority; or

         - any shareholder approval required under the merger agreement is not obtained.

     (c) The merger agreement may be terminated by Charter One at any time prior to the St. Paul special meeting, if the St. Paul board has failed to unanimously recommend adoption of the merger agreement, has withdrawn such recommendation or has modified or changed such recommendation in any manner adverse in any respect to the interests of Charter One.

     (d) The merger agreement may be terminated by St. Paul at any time prior to the Charter One special meeting, if the Charter One board has failed to unanimously recommend approval of the issuance of Charter One common stock in connection with the merger, has withdrawn such recommendation or has modified or changed such recommendation in a manner adverse in any respect to the interests of St. Paul.

     (e) The merger agreement may be terminated by St. Paul, subject to Charter One's right to adjust the exchange ratio, if both of the following conditions are satisfied:

         - Charter One's average common stock price during the valuation period specified in the merger agreement is less than $23.79; and

         - the decline in Charter One's average common stock price is at least 17.5 percentage points more than the decline in the weighted average stock price of the 16 financial institutions and financial institution holding companies identified in the merger agreement.

     (f) The merger agreement may be terminated by St. Paul if two-thirds of the members of the St. Paul board authorize St. Paul pursuant to the exercise of its fiduciary duties to enter into an agreement concerning an acquisition transaction with another party which provides more favorable consideration to its shareholders from a financial point of view.

In the event St. Paul exercises its termination right described in subparagraph
(e) above, Charter One will have the option, beginning five days from receipt of such written notice, to avoid the termination of the merger agreement by increasing the exchange ratio pursuant to the formula specified in the merger agreement. See "-- Possible Adjustment to the Exchange Ratio."

Liabilities and Remedies for Breach. If the merger agreement is terminated, no party will have any liability to any other party under the merger agreement, except that termination will not relieve a breaching party from liability for any willful breach giving rise to such termination. If, however, Charter One or St. Paul pursues its right to a $45.0 million termination fee as described below, then such party will not be entitled to any other relief, including in the case of Charter One, any right under the St. Paul stock option agreement. Conversely, if Charter One or St. Paul pursues a remedy for willful breach, then it will waive its rights to any termination fee. In addition, Charter One may have certain rights under the St. Paul stock option agreement in the event of a termination of the merger agreement. See "The Stock Option Agreement."

Termination Fee Payable by St. Paul. St. Paul has agreed to pay Charter One $45.0 million in cash if St. Paul receives an acquisition proposal from a third party and any of the following events occurs:

     -   Charter One terminates the merger agreement as described in paragraph
         (c) under "-- Right to Terminate" above;

     - St. Paul is in material and willful breach of any of its covenants contained in the merger agreement such that Charter One is entitled to terminate the merger agreement;

     - St. Paul shareholders do not adopt the merger agreement at the St. Paul special meeting; or

     - St. Paul terminates this agreement as described in paragraph (f) under "-- Right to Terminate" above.

The $45.0 million termination fee is not payable by St. Paul if it terminates, or has or had the right to terminate, the merger agreement as a result of: (i) Charter One being in breach of any representations, warranties, covenants and agreements as specified in the merger agreement; (ii) the denial by final nonappealable action of any required approval of any regulatory authority; (iii) the failure of Charter One shareholders to approve the issuance of Charter One common stock in connection with the merger; or (iv) the Charter One board failing to unanimously recommend approval of the issuance of Charter One common stock in connection with the merger, withdrawing its recommendation or modifying or changing its recommendation in a manner adverse in any respect to the interests of St. Paul.

In addition, the $45.0 million termination fee will not be payable if: (i) Charter One has acquired St. Paul common stock pursuant to the exercise of the St. Paul stock option, St. Paul has repurchased the option or St. Paul has paid the surrender fee as defined in the St. Paul stock option agreement; or (ii) Charter One refuses to execute and deliver a written release of all of its rights under the St. Paul stock option agreement against delivery and payment of the full $45.0 million termination fee. See "The Stock Option Agreement."

Termination Fee Payable by Charter One. Charter One has agreed to pay St. Paul $45.0 million in cash if Charter One receives an acquisition proposal from a third party and any of the following events occurs:

     - St. Paul terminates the merger agreement as described in paragraph (d) under "-- Right to Terminate" above;

     - Charter One is in material and willful breach of any of its covenants contained in the merger agreement such that St. Paul is entitled to terminate the merger agreement; or

     - Charter One shareholders do not approve the issuance of Charter One common stock in connection with the merger.

The $45.0 million termination fee is not payable by Charter One if it terminates, or has or had the right to terminate, the merger agreement as a result of: (i) St. Paul being in breach of any representations, warranties, covenants and agreements as specified in the merger agreement; (ii) the denial by final nonappealable action of any required approval of any regulatory authority; (iii) the failure of St. Paul shareholders to adopt the merger agreement; or (iv) the St. Paul board failing to unanimously recommend adoption of the merger agreement, withdrawing its recommendation or modifying or changing its recommendation in a manner adverse in any respect to the interests of Charter One.

WAIVER; AMENDMENT

Any provision of the merger agreement may be amended or waived prior to closing by an agreement in writing signed between the parties, except that, after the St. Paul special meeting, the consideration to be received by St.
Paul shareholders in the merger may not be decreased.

EXPENSES

All expenses incurred in connection with the merger agreement and the related transactions are to be paid by the party incurring the expenses, provided that printing expenses and SEC fees are to be shared equally. We estimate that the merger-related fees and expenses, consisting primarily of SEC filing fees, fees and expenses of investment bankers, attorneys and accountants, and financial printing and other related charges, will total approximately $9.0 million, assuming the merger is completed.

NASDAQ LISTING

Charter One common stock and St. Paul common stock are each quoted on the Nasdaq National Market. It is a condition to consummation of the merger that the Charter One common stock to be issued to the shareholders of St. Paul pursuant to the merger agreement will be approved for listing on the Nasdaq National Market or any other nationally recognized securities exchange, subject to official notice of issuance. See "-- Conditions to Completion of the Merger."

                           THE STOCK OPTION AGREEMENT

The following summary of the St. Paul stock option agreement is qualified by reference to the complete text of the agreement, which is incorporated by reference and attached as Appendix B.

General. At the same time that Charter One and St. Paul entered into the merger agreement and as an important inducement to Charter One entering into the merger agreement, we also entered into a stock option agreement. Under the stock option agreement, St. Paul granted Charter One an irrevocable option to purchase up to 4,384,730 shares of St. Paul common stock at a price per share of $24.828. The exercise price and number of option shares are subject to certain anti-dilution and other adjustments specified in the stock option agreement. The option is exercisable in the circumstances described below.

Effect of Option. The option is intended to make it more likely that the merger will be completed on the agreed terms and to compensate Charter One for its efforts and costs in case the merger is not completed under circumstances generally involving a third party proposal for a business combination with St. Paul. Among other effects, the option could prevent an alternative business combination with St. Paul from being accounted for as a "pooling-of-interests". The option may therefore discourage proposals for alternative business combinations with St. Paul, even if a third party were prepared to offer St. Paul shareholders consideration with a higher market value than the value of the Charter One common stock to be exchanged for St. Paul common stock in the merger.

Exercise of the Stock Option. Charter One can exercise the option in whole or in part at any time after the occurrence of both an "initial triggering event" and a "subsequent triggering event," and prior to termination of the option.

Generally, the right to exercise the option terminates upon the earliest of:

     -   completion of the merger;

     - termination of the merger agreement in accordance with its terms, absent the occurrence of events specified in the St. Paul stock option agreement and summarized below;

     - 15 months after the termination of the merger agreement if the termination follows the occurrence of events specified in the St. Paul stock option agreement and summarized below; or

     - the date on which Charter One shareholders have voted and failed to approve the issuance of Charter One common stock in connection with the merger.

Charter One may not exercise the St. Paul stock option if, at the time of exercise, it is in material breach of the merger agreement such that St. Paul is entitled to terminate the merger agreement. Moreover, St. Paul's obligations under the St. Paul stock option agreement will terminate and the option will no longer be exercisable if:

     - the merger agreement is properly terminated by St. Paul as a result of Charter One's breach of any covenant or agreement as specified in the merger agreement;

     - the merger agreement is properly terminated by St. Paul or Charter One as a result of the denial by final nonappealable action of any required approval of any regulatory authority; or

     - Charter One accepts the $45.0 million termination fee from St. Paul described above under "The Merger Agreement -- Termination -- Termination Fee Payable by St. Paul."

For purposes of the stock option agreement, an "initial triggering event" means the occurrence of any of the following events or transactions:

     - St. Paul or any significant subsidiary of St. Paul, without having received Charter One's prior written consent, enters into an agreement to engage in an "acquisition transaction" with any person other than Charter One or any of its subsidiaries or the St. Paul board recommends that St. Paul shareholders approve or accept any acquisition transaction other than the merger. For purposes of the stock option agreement, "acquisition transaction" means (x) a merger or consolidation, or any similar transaction, involving St. Paul or any St. Paul subsidiary, (y) a purchase, lease or other acquisition of all or any substantial part of the assets or deposits of St. Paul or any St. Paul subsidiary, or (z) a purchase or other acquisition, including by way of merger, consolidation, share exchange or otherwise, of securities representing 10% or more of the voting power of St. Paul or any St. Paul subsidiary;

     - any person other than Charter One or any Charter One subsidiary acquires beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of St. Paul common stock;

     - St. Paul shareholders vote and fail to adopt the merger agreement at the St. Paul special meeting, or the special meeting is, in violation of the merger agreement, not held or is canceled prior to termination of the merger agreement if, prior to the special meeting (or if the special meeting has not been held or has been canceled, prior to such termination), it has been publicly announced that any person other than Charter One or any of its subsidiaries has made, or publicly disclosed an intention to make, a proposal to engage in an acquisition transaction;

     - the St. Paul board withdraws or modifies, or publicly announces its intention to withdraw or modify, in a manner adverse in any respect to Charter One its recommendation that St. Paul shareholders adopt the merger agreement;

     - St. Paul or any St. Paul subsidiary, without having received Charter One's prior written consent, authorizes, recommends, proposes, or publicly announces its intention to authorize, recommend or propose, an agreement to engage in an acquisition transaction with any person other than Charter One or a Charter One subsidiary;

     - St. Paul provides information to or engages in negotiations with a third party relating to a possible acquisition transaction;

     - any person other than Charter One or any Charter One subsidiary makes a proposal to St. Paul or its shareholders to engage in an acquisition transaction and that proposal is publicly announced;

     - any person other than Charter One or any Charter One subsidiary files with the SEC a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an acquisition transaction or files a preliminary proxy statement with the SEC with respect to a potential vote by its shareholders to approve the issuance of shares to be offered in the exchange offer;

     - St. Paul willfully breaches any covenant or obligation contained in the merger agreement in anticipation of engaging in an acquisition transaction, and following the breach Charter One is entitled to terminate the merger agreement; or

     - any person other than Charter One or any Charter One subsidiary other than in connection with a transaction to which Charter One has given its prior written consent files an application or notice with a federal or state thrift or bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an acquisition transaction with St. Paul.

For purposes of the stock option agreement, a "subsequent triggering event" means the occurrence of any of the following events or transactions:

     - the acquisition by any person, other than Charter One or any Charter One subsidiary, of beneficial ownership of 25% or more of the then outstanding St. Paul common stock; or

     - the occurrence of the initial triggering event described in the first bullet point of the description of initial triggering event, except that the percentage referred to in clause (z) of the definition of "acquisition transaction" is 25%.

Listing and Registration Rights. St. Paul has agreed to list the option shares on the Nasdaq National Market and to grant Charter One customary rights to require registration by St. Paul of option shares for sale by Charter One under applicable securities laws.

Repurchase Election. The stock option agreement further provides that St. Paul, or its successors, is required to repurchase the option if requested to do so by Charter One or a subsequent holder of the option. Such a request can only be made after the occurrence of a repurchase event and prior to termination of the stock option agreement. The repurchase price will be equal to the amount by which (i) the market/offer price, as described in detail in the stock option agreement, exceeds (ii) the purchase price of the option, multiplied by the number of shares for which the St. Paul stock option may then be exercised. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm elected by the option holder and reasonably acceptable to St. Paul.

For purposes of the stock option agreement, a repurchase event means generally
(i) the acquisition by a third party of beneficial ownership of 50% or more of the then outstanding St. Paul common stock or (ii) the consummation of (x) a merger or consolidation, or any similar transaction, involving St. Paul or any St. Paul subsidiary, (y) a purchase, lease or other acquisition or assumption of all or any substantial part of the assets or deposits of St. Paul or any St. Paul subsidiary, or (z) a purchase or other acquisition, including by way of merger, consolidation, share exchange or otherwise, of securities representing 50% or more of the voting power of St. Paul or any St. Paul subsidiary.

Surrender Election. Charter One may, at any time following a repurchase event and prior to the termination of the option, relinquish the option, together with any option shares issued to and then owned by Charter One, to St. Paul in exchange for an amount equal to $45.0 million (i) plus, if applicable, Charter One's purchase price with respect to any option shares and (ii) minus, if applicable, the excess of (A) the net cash amounts, if any, received by Charter One pursuant to the arms' length sale of option shares to any unaffiliated party, over (B) Charter One's purchase price of such option shares.

Limitation on Total Profit. The stock option agreement provides that, notwithstanding any other provision of that agreement, Charter One's total profit will not exceed $45.0 million in the aggregate. If Charter One's total profit otherwise would exceed such amount, Charter One, at its sole election, may (a) reduce the number of shares of St.

Paul common stock subject to the option, (b) deliver to St. Paul for cancellation option shares previously acquired by Charter One, (c) pay cash to St. Paul, or (d) any combination thereof, so that Charter One's actually realized total profit does not exceed $45.0 million after taking into account the foregoing actions.

                COMPARATIVE STOCK PRICES AND DIVIDEND INFORMATION

Charter One common stock and St. Paul common stock are traded on the Nasdaq National Market (symbols: COFI and SPBC, respectively). The following table sets forth the reported high and low sales prices of shares of Charter One common stock and St. Paul common stock, as reported on the Nasdaq National Market, and the quarterly cash dividends per share declared, in each case for the periods indicated. The stock prices and dividend amounts have been restated to give effect to stock splits and stock dividends.


                                                    CHARTER ONE                            ST. PAUL
                                                    COMMON STOCK                         COMMON STOCK
                                         ------------------------------------    ------------------------------
                                          HIGH          LOW         DIVIDENDS     HIGH       LOW      DIVIDENDS
                                          ----          ---         ---------     ----       ---      ---------
1997 FISCAL YEAR
  First Quarter........................  $21.65        $17.77         $.105      $19.33     $15.20      $.08
  Second Quarter.......................   23.32         18.25          .105       23.08      17.50       .08
  Third Quarter........................   26.56         22.25          .105       25.38      21.83       .10
  Fourth Quarter.......................   29.03         24.54          .114       29.00      22.50       .10

1998 FISCAL YEAR
  First Quarter........................   30.90         21.77          .124       27.13      21.75       .10
  Second Quarter.......................   33.23         27.21          .124       26.75      22.38       .10
  Third Quarter........................   32.54         20.81          .124       25.25      17.25       .15
  Fourth Quarter.......................   29.10         16.79          .133       27.50      16.56       .15

1999 FISCAL YEAR
  First Quarter........................   30.53         23.99          .133       27.25      19.63       .20
  Second Quarter.......................   30.60         25.18          .152       27.13      20.63       .20
  Third Quarter
  (through August 17, 1999)............  [    ]        [    ]          .152      [    ]     [     ]      .20


St. Paul intends to declare and pay cash dividends on St. Paul common stock at a quarterly rate not to exceed $.20 per share in a manner, on dates and with respect to record dates consistent with past practice. However, with respect to the payment of its last dividend prior to completion of the merger, St. Paul is required to coordinate such payment with, and such payment is subject to the prior approval of, Charter One to preclude any duplication of dividend payments. Under the merger agreement, St. Paul may not declare or pay any other dividends or make any other capital distribution with respect to its capital stock without the prior written consent of Charter One. The St. Paul board is under no obligation to declare dividends on St. Paul common stock.

The timing and amount of future dividends on Charter One common stock will depend upon earnings, cash requirements, Charter One's financial condition and other factors deemed relevant by the Charter One board. Dividends may also be limited by certain regulatory restrictions. The Charter One board has not yet determined the dividend policy of Charter One after completion of the merger.

EFFECT OF MERGER ON ST. PAUL'S DIVIDEND REINVESTMENT PLAN

Charter One currently maintains an Automatic Dividend Reinvestment and Cash Stock Purchase Plan. This plan provides shareholders of Charter One with a simple and convenient method of investing cash dividends, as well as voluntary cash payments, in additional shares of Charter One common stock. St. Paul currently has a similar plan, which will be terminated prior to completion of the merger. It is anticipated that, after the merger, Charter One will continue to offer its plan, and shareholders of St. Paul who become shareholders of Charter One will be eligible to participate in the plan.

      UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS AND PER SHARE DATA

The following unaudited pro forma combined statement of financial condition as of June 30, 1999 combines the historical consolidated statements of financial condition of Charter One and its subsidiaries and St. Paul and its subsidiaries as if we had merged on June 30, 1999, after giving effect to certain pro forma adjustments described in the accompanying notes. The following unaudited pro forma combined statements of income for the six-month periods ended June 30, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1998 present the combined historical results of operations of Charter One and its subsidiaries and St. Paul and its subsidiaries as if we had merged effective as of January 1, 1996. Both Charter One's and St. Paul's fiscal years end December 31. Pro forma per share amounts are based on an exchange ratio of
 .99225 of a share of Charter One common stock for each share of St. Paul common stock. The merger is expected to close in the fourth quarter of 1999.

The unaudited pro forma combined financial statements and related footnotes account for the merger using the "pooling-of-interests" method of accounting. Under the "pooling-of-interests" method of accounting, the recorded assets, liabilities, shareholders' equity, income and expenses of Charter One and St. Paul are combined and recorded at their historical cost-based amounts, except as described below and in the footnotes. The accounting policies of Charter One and St. Paul are substantially comparable.

The unaudited pro forma combined financial statements are for illustrative purposes only. The companies may have performed differently had they been combined during the periods presented. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical results that we would have had or the future results that we will experience after the merger. These unaudited pro forma combined financial statements should be read in conjunction with, and are qualified in their entirety by, the separate historical consolidated financial statements and notes thereto of Charter One and St. Paul. See "Where You Can Find More Information."

UNAUDITED PRO FORMA COMBINED STATEMENT OF FINANCIAL CONDITION AS OF
JUNE 30, 1999



                                                                                           Combined
                                            Charter One     St. Paul       Pro Forma      Pro Forma
                                             Historical    Historical     Adjustments       Amounts
                                            -----------    -----------    -----------    ------------
                                                                     (In thousands)
ASSETS:
Cash and cash equivalents ..............   $    221,132    $   242,615    ($56,000)(1)   $    407,747
Investment securities:
    Available for sale, at fair value ..        174,897        384,435                        559,332
    Held to maturity ...................         21,425         10,451                         31,876
    Trading ............................             --         18,983                         18,983
Mortgage-backed securities:
    Available for sale, at fair value ..      3,155,462        463,596                      3,619,058
    Held to maturity ...................      2,026,597        191,020                      2,217,617
Loans and leases, net ..................     17,553,669      4,455,779                     22,009,448
Loans held for sale ....................         76,570         41,411                        117,981
Federal Home Loan Bank stock ...........        367,514         70,304                        437,818
Premises and equipment .................        237,815         73,018     (24,000)(1)        286,833
Accrued interest receivable ............        118,088         33,970                        152,058
Real estate and other collateral owned .         19,357          6,426                         25,783
Loans servicing assets .................        101,011          1,568                        102,579
Goodwill ...............................        152,021            578                        152,599
Other assets ...........................        727,046         38,623      25,000(2)         790,669
                                           ------------    -----------    --------       ------------
      Total assets .....................   $ 24,952,604    $ 6,032,777    ($55,000)      $ 30,930,381
                                           ============    ===========    ========       ============

LIABILITIES AND SHAREHOLDERS' EQUITY:
LIABILITIES:
Deposits ...............................   $ 15,087,605    $  3,757,789                  $ 18,845,394
Federal Home Loan Bank advances ........      7,256,870       1,371,085                     8,627,955
Reverse repurchase agreements ..........        128,541              --                       128,541
Other borrowings .......................        130,933         306,045                       436,978
Advance payments by borrowers for taxes
   and insurance .......................         59,237          15,014                        74,251
Accrued interest payable ...............         39,726          20,011                        59,737
Accrued expenses and other liabilities .        294,277          60,298                       354,575
                                           ------------    ------------   --------       ------------
     Total liabilities .................     22,997,189       5,530,242         --         28,527,431
                                           ------------    ------------   --------       ------------

SHAREHOLDERS' EQUITY:
Common stock and paid-in capital .......      1,140,090         158,804    (33,004)(3)      1,265,890
Retained earnings ......................        835,493         378,623    (55,000)(4)      1,159,116
Treasury stock .........................        (32,038)        (33,004)    33,004 (3)        (32,038)
 Borrowings of employee investment
     and stock ownership plan ..........         (4,223)             --         --             (4,223)
Accumulated other comprehensive
     income ............................         16,093          (1,888)        --             14,205
                                           ------------    ------------   --------       ------------
     Total shareholders' equity ........      1,955,415         502,535    (55,000)         2,402,950
                                           ------------    ------------   --------       ------------
     Total liabilities and shareholders'

          equity .......................   $ 24,952,604    $  6,032,777  ($ 55,000)      $ 30,930,381
                                           ============    ============   ========       ============


NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF FINANCIAL CONDITION


1. Transaction costs of the merger (primarily investment banking and other professional fees) and costs to combine operations are expected to be in the range of $73.0 million to $87.0 million on a pre-tax basis, or $50.0 million to $60.0 million on an after-tax basis. The Unaudited Pro Forma Condensed Combined Statements of Income on pages 61 through 65 do not reflect these charges. The Unaudited Pro Forma Combined Statement of Financial Condition on the preceding page reflects these charges at the mid-point of the expected pre-tax range ($80.0 million). It is anticipated that these charges will be incurred and recognized during the fourth quarter of 1999 and the first quarter of the year 2000. In addition, it is anticipated that cash charges will be substantially paid by the first quarter of the year 2000. The following table provides details of the estimated charges by type of cost:


                                                  Expected               Expected
                Type of Cost                    Pre-Tax Range         After-Tax Range
-------------------------------------------  --------------------   -------------------
                                                             (In millions)
Transaction Costs                               $ 8.0 to 10.0          $ 8.0 to 10.0
Costs to combine operations:
  Severance and other employee
    termination costs                            38.0 to 45.0           25.0 to 29.0
  Duplicative systems and facilities costs       22.0 to 26.0           14.0 to 17.0
  Other costs incidental to the merger           5.0  to  6.0             3.0 to 4.0
                                                -------------          -------------
     Total                                      $73.0 to 87.0          $50.0 to 60.0
                                                =============          =============


2. Represents the expected income tax benefit associated with the pro forma adjustments.

3. Elimination of St. Paul's treasury shares.

4. Represents the after-tax effect of the pro forma adjustments, as described in note (1) above, using a federal income tax rate of 35%.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME FOR THE SIX MONTHS ENDED JUNE 30, 1999




                                                                                              Combined
                                                   Charter One            St. Paul            Pro Forma
                                                    Historical           Historical            Amounts
                                                  ----------------  ------------------  ------------------
                                                  (Amounts in thousands, except shares and per share data)

Interest income ................................   $    857,535        $    191,074         $  1,048,609
Interest expense ...............................        471,705             107,791              579,496
                                                   ------------        ------------         ------------
    Net interest income ........................        385,830              83,283              469,113
Provision for loan and lease losses ............         14,614                  --               14,614
                                                   ------------        ------------         ------------
    Net interest income after provision for loan
      and lease losses .........................        371,216              83,283              454,499
Net gain on sales ..............................          9,832                 344               10,176
Other income ...................................        107,842              26,920              134,762
Merger expenses ................................          5,719                  --                5,719
Other expenses .................................        215,817              65,704              281,521
                                                   ------------        ------------         ------------
Income before income taxes .....................        267,354              44,843              312,197
Provision for income taxes .....................         86,718              14,157              100,875
                                                   ------------        ------------         ------------
    Net income .................................   $    180,636        $     30,686         $    211,322
                                                   ============        ============         ============

Earnings per share:
     Basic .....................................   $       1.04        $       0.76         $       0.99
                                                   ============        ============         ============
     Diluted ...................................   $       1.01        $       0.74         $       0.96
                                                   ============        ============         ============

Weighted average shares:
     Basic .....................................    174,309,833          40,188,897          214,187,266
                                                   ============        ============         ============
     Diluted ...................................    178,633,307          41,280,603          219,593,985
                                                   ============        ============         ============


UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME FOR THE SIX MONTHS ENDED JUNE 30, 1998




                                                                                                  Combined
                                                     Charter One              St. Paul            Pro Forma
                                                     Historical              Historical            Amounts
                                                   ------------            ------------         ------------
                                                    (Amounts in thousands, except shares and per share data)
Interest income ................................   $    882,176            $    180,003         $  1,062,179
Interest expense ...............................        519,972                 101,454              621,426
                                                   ------------            ------------         ------------
    Net interest income ........................        362,204                  78,549              440,753
Provision for loan and lease losses ............         13,768                    (640)              13,128
                                                   ------------            ------------         ------------
    Net interest income after provision for loan
      and lease losses .........................        348,436                  79,189              427,625
Net gain on sales ..............................          8,612                   2,891               11,503
Other income ...................................         92,252                  25,996              118,248
Other expenses .................................        220,473                  68,467              288,940
                                                   ------------            ------------         ------------
Income before income taxes .....................        228,827                  39,609              268,436
Provision for income taxes .....................         75,415                  12,393               87,808
                                                   ------------            ------------         ------------
    Net income .................................   $    153,412            $     27,216         $    180,628
                                                   ============            ============         ============

Earnings per share:
     Basic .....................................   $       0.88            $       0.68         $       0.84
                                                   ============            ============         ============
     Diluted ...................................   $       0.85            $       0.65         $       0.81
                                                   ============            ============         ============

Weighted average shares:
     Basic .....................................    174,059,630              40,086,898          213,835,855
                                                   ============            ============         ============
     Diluted ...................................    180,512,281              41,822,130          222,010,289
                                                   ============            ============         ============


UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME FOR THE YEAR ENDED DECEMBER 31, 1998



                                                                                                            Combined
                                                               Charter One           St. Paul               Pro Forma
                                                               Historical           Historical              Amounts
                                                              ------------           ----------          -------------
                                                             (Amounts  in thousands, except shares and per share data)

Interest income.....................................            $1,760,371             $370,963             $2,131,334
Interest expense....................................             1,031,299              212,809              1,244,108
                                                              ------------           ----------          -------------
    Net interest income.............................               729,072              158,154                887,226
Provision for loan and lease losses.................                29,465                1,860                 31,325
                                                              ------------           ----------          -------------
    Net interest income after provision for loan
      and lease losses..............................               699,607              156,294                855,901
Net gain on sales...................................                20,963                6,278                 27,241
Other income........................................               190,682               50,769                241,451
Merger expenses.....................................                55,657                9,025                 64,682
Cost reduction charge...............................                   ---               25,000                 25,000
Other expenses......................................               436,856              135,902                572,758
                                                              ------------           ----------          -------------
Income before income taxes and
  extraordinary item................................               418,739               43,414                462,153
Provision for income taxes..........................               141,720               14,709                156,429
                                                              ------------           ----------          -------------
    Net income before extraordinary item............              $277,019              $28,705               $305,724
                                                                  ========              =======               ========

Earnings per share before extraordinary item:
     Basic..........................................                 $1.59                $0.71                  $1.43
                                                                     =====                =====                  =====
     Diluted........................................                 $1.55                $0.69                  $1.39
                                                                     =====                =====                  =====

Weighted average shares:
     Basic..........................................           173,784,125           40,296,222            213,768,051
                                                               ===========           ==========            ===========
     Diluted........................................           179,274,943           41,511,580            220,464,808
                                                               ===========           ==========            ===========

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME FOR THE YEAR ENDED DECEMBER 31, 1997


                                                                                                           Combined
                                                             Charter One              St. Paul             Pro Forma
                                                              Historical             Historical              Amounts
                                                             ------------            -----------        -------------
                                                             (Amounts in thousands, except shares and per share data)

Interest income.....................................           $1,672,580               $359,863           $2,032,443
Interest expense....................................              999,596                205,645            1,205,241
                                                             ------------            -----------        -------------
    Net interest income.............................              672,984                154,218              827,202
Provision for loan and lease losses.................               48,293                    360               48,653
                                                             ------------            -----------        -------------
Net interest income after provision for loan
   and lease losses.................................              624,691                153,858              778,549
Net gain (loss) on sales............................              (2,351)                  2,665                  314
Other income........................................              131,623                 53,643              185,266
Merger expenses.....................................               60,617                    ---               60,617
Other expenses......................................              411,539                125,498              537,037
                                                                ---------              ---------            ---------
Income before income taxes and
  extraordinary item................................              281,807                 84,668              366,475
Provision for income taxes..........................               84,686                 28,206              112,892
                                                               ----------               --------            ---------
    Net income before extraordinary item............             $197,121                $56,462             $253,583
                                                                 ========                =======             ========

Earnings per share before extraordinary item:
     Basic..........................................                $1.15                  $1.41                $1.20
                                                                    =====                  =====                =====
     Diluted........................................                $1.11                  $1.37                $1.16
                                                                    =====                  =====                =====

Weighted average shares:
     Basic..........................................          171,444,297             39,905,921          211,040,947
                                                              ===========             ==========          ===========
     Diluted........................................          177,648,021             41,292,684          218,620,687
                                                              ===========             ==========          ===========

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME FOR THE YEAR ENDED DECEMBER 31, 1996




                                                                                                           Combined
                                                              Charter One             St. Paul            Pro Forma
                                                               Historical             Historical           Amounts
                                                             -------------           -----------        -------------
                                                             (Amounts in thousands, except shares and per share data)

Interest income.....................................            $1,567,147              $338,384           $1,905,531
Interest expense....................................               923,540               190,998            1,114,538
                                                             -------------           -----------        -------------
    Net interest income.............................               643,607               147,386              790,993
Provision for loan and lease losses.................                23,484                 1,905               25,389
                                                             -------------           -----------        -------------
    Net interest income after provision for loan
      and lease losses..............................               620,123               145,481              765,604
Net gain on sales...................................                 2,178                 2,008                4,186
Other income........................................               128,022                42,840              170,862
Federal deposit insurance special assessment........                66,655                21,000               87,655
Other expenses......................................               393,673               119,901              513,574
                                                                 ---------              --------            ---------
Income before income taxes..........................               289,995                49,428              339,423
Provision for income taxes..........................                95,303                16,382              111,685
                                                                ----------              --------            ---------
    Net income......................................              $194,692               $33,046             $227,738
                                                                  ========               =======             ========

Earnings per share:
     Basic..........................................                 $1.12                 $0.85                $1.07
                                                                     =====                 =====                =====
     Diluted........................................                 $1.07                 $0.81                $1.02
                                                                     =====                 =====                =====

Weighted average shares:
     Basic..........................................           171,298,733            39,059,590          210,055,611
                                                               ===========            ==========          ===========
     Diluted........................................           182,646,686            41,020,068          223,348,848
                                                               ===========            ==========          ===========

                        COMPARISON OF SHAREHOLDER RIGHTS

At present, the St. Paul certificate of incorporation and bylaws govern the rights of St. Paul shareholders. Upon the completion of the merger, however, the rights of St. Paul shareholders will be governed by Charter One's certificate of incorporation and bylaws because St. Paul shareholders will become Charter One shareholders. Delaware law will continue to govern the rights of St. Paul shareholders because both St. Paul and Charter One are Delaware corporations. The following discussion summarizes material differences between the rights of St. Paul and Charter One shareholders and does not contain a complete description of all the differences. This discussion is qualified in its entirety by reference to Delaware law, Charter One's certificate of incorporation and bylaws and St. Paul's certificate of incorporation and bylaws.

AUTHORIZED CAPITAL STOCK

The authorized capital stock of St. Paul consists of 80.0 million shares of common stock, par value $.01 per share, and 10.0 million shares of preferred stock, par value $.01 per share. The authorized capital stock of Charter One consists of 360.0 million shares of common stock, par value $.01 per share, and
20.0 million shares of preferred stock, par value $.01 per share. St. Paul and Charter One are each authorized under their respective certificates of incorporation to issue shares of capital stock, up to the amount authorized, without obtaining shareholder approval.

PAYMENT OF DIVIDENDS

Delaware law governs Charter One's and St. Paul's ability to pay dividends on their common stock. As Delaware corporations, Charter One and St. Paul may pay dividends out of their surplus or, if there is no surplus, out of their net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits if, after the payment of the dividends, the capital of the corporation would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

ADVANCE NOTICE REQUIREMENTS FOR PRESENTATION OF BUSINESS AND NOMINATIONS OF DIRECTORS AT ANNUAL MEETINGS OF SHAREHOLDERS

The St. Paul bylaws specify that the secretary of St. Paul must receive notice of any shareholder nomination or proposal for business no later than 30 days or earlier than 90 days before the date of the annual meeting of shareholders. However, in the event that fewer than 45 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, written notice to the secretary of St. Paul must be received no later than the 15th day following the earlier of the date the notice of the annual meeting date is mailed or public disclosure is made.

The Charter One bylaws specify that the secretary of Charter One must receive notice of any shareholder nomination or proposal for business at least 60 days in advance of the annual meeting, but no earlier than 90 days before the date of the annual meeting. However, in the event that fewer than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, written notice to the secretary of Charter One must be submitted no later than the tenth day following the earlier of the date the notice of the annual meeting is mailed or public disclosure is made.

CUMULATIVE VOTING FOR ELECTION OF DIRECTORS

Under Delaware law, a corporation may permit cumulative voting in its certificate of incorporation. Neither St. Paul nor Charter One shareholders are permitted to cumulate their votes in the election of directors pursuant to their respective certificates of incorporation. The absence of cumulative voting rights means that the holders of a majority of the shares voted at a meeting of shareholders may, if they so choose, elect all the directors to be selected at that meeting, and thus preclude minority shareholder representation on the board of directors.

RESTRICTIONS ON VOTING RIGHTS

The St. Paul certificate of incorporation prohibits any shareholder from voting more than 10% of the then-outstanding shares of St. Paul capital stock acquired in violation of its certificate of incorporation. See "-- Approvals for Acquisitions of Control and Offers to Acquire Control." The Charter One certificate of incorporation restricts the voting rights of any shareholder with respect to each vote in excess of 20% of the voting power of the outstanding shares to 1/100 of a vote.

QUORUM

The St. Paul bylaws provide that presence in person or by proxy of holders of one-third of the capital stock issued and outstanding and entitled to vote at a meeting of shareholders constitutes a quorum. The Charter One bylaws provide that the presence in person or by proxy of holders of a majority of the shares of common stock entitled to vote at a meeting of shareholders constitutes a quorum. The Charter One certificate of incorporation provides that to the extent the voting rights of any shareholder are reduced, the reduction in voting power will be considered for purposes of determining a quorum.

NUMBER OF DIRECTORS

The St. Paul certificate of incorporation states that the St. Paul board will consist of not less than seven nor more than 15 directors. The number of directors within this range may be determined by the affirmative vote of at least two-thirds of the St. Paul directors at a duly constituted meeting or by the affirmative vote of at least two-thirds of the total votes at a duly constituted shareholders meeting. The St. Paul bylaws currently set the number of directors at ten.

The Charter One certificate of incorporation provides that the Charter One board may consist of the number of directors fixed by, or in the manner provided in, the Charter One bylaws. The Charter One bylaws provide that the number of directors shall be determined by a resolution adopted by the affirmative vote of a majority of Charter One's continuing directors, as defined in the certificate of incorporation. The Charter One board currently consists of 20 directors.

If the merger is completed, the Charter One board will be expanded to 22 members, consisting of the 20 current Charter One directors plus two St. Paul directors. The St. Paul directors to be appointed to the board of Charter One are Joseph C. Scully, the current Chairman of the Board and Chief Executive Officer of St. Paul, and Patrick J. Agnew, the current President, Chief Operating Officer and a director of St. Paul.

CLASSIFICATION OF BOARD OF DIRECTORS

The St. Paul and Charter One boards are divided into three classes as equal in number as possible, with each class serving a staggered three-year term.

REMOVAL OF DIRECTORS

Delaware law provides that a company with a classified board of directors may remove a director only for cause, unless its certificate of incorporation provides otherwise. The St. Paul certificate of incorporation provides that directors may be removed only for cause and only by the affirmative vote of at least two-thirds of the shares entitled to vote at a meeting of shareholders called for the purpose of conducting such vote. The Charter One certificate of incorporation provides that directors may be removed only for cause by a vote of a majority of the shares entitled to vote.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

Both the St. Paul certificate of incorporation and the Charter One certificate of incorporation provide that any vacancy that occurs on the board of directors will be filled by a majority vote of the board of directors. Both certificates of incorporation also provide that any director so chosen will hold the office for the term of the class to which such director has been elected.

AMENDMENT TO CERTIFICATE OF INCORPORATION AND BYLAWS

Generally, the St. Paul certificate of incorporation may be amended by the affirmative vote of at least two-thirds of its board of directors and a majority of the shares entitled to vote at an annual or special meeting. The amendment of certain specified provisions in the St. Paul certificate of incorporation, however, requires the affirmative vote of at least two-thirds of the voting power of St. Paul's outstanding voting stock. These include certificate of incorporation provisions relating to the number of directors, classification of directors, vacancies on the board, removal and personal liability of directors; amendments to the bylaws; the call of special shareholders' meetings; approval of acquisitions of control and offers to acquire control; criteria for evaluating certain offers; limitations on greenmail; and shareholder action. In addition, the provisions regarding certain business combinations may be amended only by the affirmative vote of at least 80% of the shares entitled to vote at a meeting.

The St. Paul bylaws may be amended by the affirmative vote of at least two-thirds of its board of directors or two-thirds of the shares entitled to vote at a meeting.

Generally, the Charter One certificate of incorporation may be amended by the majority vote of the Charter One board and a majority of the outstanding shares of its voting stock. See, however, "-- Special Provisions in Charter One's Bylaws." To amend the provision of the certificate of incorporation providing for approval by 90% of the shareholders of certain business combinations with a 10% or greater shareholder, however, requires an affirmative vote of 90% of the outstanding voting stock. In addition, the amendment of certain specified provisions in the Charter One certificate of incorporation requires the affirmative vote of at least 75% of the voting power of Charter One's outstanding voting stock. These include certificate of incorporation provisions relating to the number, classification, election and removal of directors; the call of special shareholders' meetings; criteria for evaluating certain offers; certain business combinations; limitations on payment of greenmail; shareholder action without a meeting; indemnification of directors; limitation of directors' liability; and amendments to these provisions of the certificate of incorporation and bylaws.

Generally, the Charter One bylaws may be amended by the affirmative vote of either a majority of the board of directors or 75% of the shares entitled to vote at a meeting. See, however, "-- Special Provisions in Charter One's Bylaws."

APPROVALS FOR ACQUISITIONS OF CONTROL AND OFFERS TO ACQUIRE CONTROL

St. Paul's certificate of incorporation prohibits any person, whether an individual, company or group acting in concert, from acquiring beneficial ownership of 10% or more of St. Paul's voting stock, unless the acquisition has received the prior approval of at least two-thirds of the outstanding shares of voting stock at a duly called meeting of shareholders held for such purpose and of all required federal regulatory authorities. Furthermore, no person may make an offer to acquire 10% or more of St. Paul's voting stock without obtaining prior approval of the offer by at least two-thirds of St. Paul's board of directors or, alternatively, before the offer is made, obtaining approval of the acquisition from the Office of Thrift Supervision. These provisions do not apply to the purchase of shares by underwriters in connection with a public offering or employee stock ownership plan or other employee benefit plan of St. Paul or any of its subsidiaries, and the provisions remain effective only so long as an insured institution is a majority-owned subsidiary of St. Paul. Shares acquired in excess of these limitations are not entitled to vote or take other shareholder action or be counted in determining the total number of outstanding shares in connection with any matter involving shareholder action. These excess shares are also subject to transfer to a trustee, selected by St. Paul, for sale on the open market or otherwise, with the expenses of the trustee to be paid out of the proceeds of the sale. The Charter One certificate of incorporation does not contain a similar provision.

BUSINESS COMBINATIONS WITH CERTAIN PERSONS

Section 203 of the Delaware General Corporation Law provides that if a person acquires 15% or more of the stock of a Delaware corporation, thereby becoming an "interested shareholder," that person may not engage in certain

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business combination transactions with the corporation for a period of three years unless one of the following three exceptions applies:

     - the board of directors approved the acquisition of stock or the business combination transaction prior to the time that the person became an interested shareholder;

     - the person became an interested shareholder and 85% owner of the voting stock of the corporation in the transaction in which it became an interested shareholder, excluding voting stock owned by directors who are also officers and certain employee stock plans; or

     - the business combination transaction is approved by the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested shareholder at an annual or special meeting.

A Delaware corporation may elect not to be governed by Section 203. Neither Charter One nor St. Paul has made such an election and the St. Paul board of directors has taken the necessary action to make Section 203 inapplicable to the merger and the related transactions, including the St. Paul stock option agreement.

The St. Paul certificate of incorporation provides that any business combination with an interested shareholder of St. Paul requires, in addition to any vote required by law, the affirmative approval of at least 80% of the outstanding shares of voting stock, unless (i) two-thirds of St. Paul's continuing directors, as defined in St. Paul's certificate of incorporation, have expressly approved the business combination and (ii) certain fair price and procedure requirements are satisfied.

Charter One's certificate of incorporation prohibits certain business combinations between it and a related person. Specifically, a business combination between Charter One and a related person that is to be consummated within five years after the related person has attained such status must be approved by at least 90% of the voting stock, unless the business combination or the related person's becoming a 10% holder was approved by a majority of the continuing directors (i.e., directors serving prior to the related person becoming such or appointed by continuing directors) prior to the related person becoming a related person. After the five year period lapses, a business combination with a related person must be approved by 75% of the voting stock, excluding shares held by or attributed to the related person, unless the transaction is approved by a majority of the continuing directors or satisfies certain fair price criteria. If continuing director approval is given or the fair price criteria are met, other shareholder approval requirements would apply and, depending on the nature of the business combination, would likely require a majority vote of the outstanding shares.

"Business combination" is defined in St. Paul's and Charter One's certificates of incorporation to generally include a merger, share exchange, significant asset sales, significant stock issuances, and certain other significant transactions. "Interested shareholder" is also defined in St. Paul's certificate of incorporation and generally means a 5% shareholder of St. Paul. "Related person" is defined in Charter One's certificate of incorporation and generally means a 10% shareholder of Charter One.

The St. Paul board has taken the necessary action to make the foregoing provisions of its certificate of incorporation inapplicable to the merger and the related transactions, including the St. Paul stock option agreement.

PREVENTION OF GREENMAIL

St. Paul's certificate of incorporation requires approval by a majority of the outstanding shares of voting stock before St. Paul may directly or indirectly purchase or otherwise acquire any voting stock beneficially owned by a holder of 5% or more of St. Paul's voting stock, if such holder has owned the shares for less than two years. Any shares beneficially held by such person are required to be excluded in calculating majority shareholder approval. This provision would not apply to a pro rata offer made by St. Paul to all of its shareholders in compliance with the Securities Exchange Act of 1934 and the rules and regulations thereunder or a purchase of voting stock by St. Paul if its board of directors has determined that the purchase price per share does not exceed the fair market value of such voting stock.

The Charter One certificate of incorporation generally would prohibit Charter One from acquiring, directly or indirectly, from a beneficial owner of 5% or more of Charter One's voting stock any of its equity securities of any class, unless (i) the acquisition is approved by the holders of at least 75% of Charter One's voting stock not owned

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by the beneficial owner; (ii) the acquisition is made as part of a tender or exchange offer by Charter One or a subsidiary of Charter One to purchase securities of the same class on the same terms to all holders of such securities and in compliance with the Securities Exchange Act of 1934 and the rules and regulations thereunder; (iii) the acquisition is pursuant to an open market purchase program approved by a majority of the board of directors; or (iv) the acquisition is at or below the market price of the Charter One common stock and is approved by a majority of the board of directors.

LIMITATIONS ON DIRECTORS' LIABILITY

The Charter One and St. Paul certificates of incorporation provide that no director shall be personally liable to the corporation or any of its shareholders for monetary damages for any breach of fiduciary duty except as follows:

     (i) A director would be liable under Section 174 of the Delaware General Corporation Law, which creates liability for unlawful payment of dividends and unlawful stock purchases or redemptions; and

     (ii)A director would also be liable for:

         - breaching his or her duty of loyalty to the corporation or its shareholders;

         - acting in bad faith, failing to act in good faith or acting in a manner involving intentional misconduct or a knowing violation of law; or

         - deriving an improper personal benefit from a transaction with the corporation.

INDEMNIFICATION

Under Delaware law, directors, officers, employees and certain other individuals may be indemnified against expenses. These expenses include attorneys' fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings. Generally, the indemnification will cover expenses regardless of whether the action stems from a civil, criminal, administrative or investigative proceeding if the individual acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. With regard to a criminal action or proceeding, however, the individual may be indemnified against expenses if he or she had no reasonable cause to believe their conduct was unlawful. A similar standard applies in a proceeding that involves the right of the corporation except that indemnification only extends to expenses incurred in connection with the defense or settlement of such an action. In cases involving the right of the corporation, Delaware law requires court approval before there can be any indemnification when the person seeking the indemnification has been found liable to the corporation. To the extent that a person otherwise eligible to be indemnified is successful on the merits or otherwise in defense in any action, suit or proceeding described above, indemnification for expenses, including attorneys' fees, actually and reasonably incurred is mandatory under Delaware law.

The Charter One certificate of incorporation and the St. Paul bylaws generally provide for the same indemnification as Delaware law, including the payment of expenses in advance of the final disposition of an action to the extent permitted by law. The Charter One certificate of incorporation and the St. Paul bylaws also provide for the continuation of indemnification after the termination of the indemnified person's association with Charter One or St. Paul, respectively.

MERGERS, ACQUISITIONS AND CERTAIN OTHER TRANSACTIONS

Delaware law, unless a corporation's certificate of incorporation requires otherwise, generally requires approval of mergers, consolidations and dispositions of all or substantially all of a corporation's assets by a majority of the voting power of the corporation. Neither the Charter One certificate of incorporation nor the St. Paul certificate of incorporation specifies a different percentage, except as discussed above with regard to acquisitions of control and business combinations with certain persons. See "--Approvals for Acquisitions of Control and Offers to Acquire Control" and "--Business Combinations with Certain Persons."

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CRITERIA FOR EVALUATING CERTAIN OFFERS

Both St. Paul's and Charter One's certificates of incorporation grant the board of directors flexibility to consider various factors when evaluating tender offers, mergers and dispositions of substantially all of the assets of the corporation. These factors include the economic effects of a transaction on customers, employees and local communities.

ACTION WITHOUT A MEETING

Under Delaware law, unless otherwise provided in a corporation's certificate of incorporation, shareholders may act by written consent if the consent is signed by the holders of the number of shares that would have been required to effect the action at an actual meeting of the shareholders. Generally, holders of a majority of outstanding shares can effect an action. However, the Charter One certificate of incorporation and bylaws provide that any action required or permitted to be taken by the shareholders must be effected at a duly called annual or special meeting of shareholders and not by written consent. The St. Paul's certificate of incorporation permits shareholder action without a meeting if the consent is unanimous, a practical impossibility in a public corporation such as St. Paul.

SPECIAL MEETINGS OF SHAREHOLDERS

Delaware law provides that the board of directors or those persons authorized by the corporation's certificate of incorporation or bylaws may call a special meeting of the corporation's shareholders. The St. Paul certificate of incorporation permits a special meeting to be called only by the Chairman, the President or the board of directors. The Charter One certificate of incorporation permits a special meeting to be called only by a majority of the board of directors, which includes a majority of continuing directors as defined in the Charter One certificate of incorporation.

PREEMPTIVE RIGHTS

Under Delaware law, statutory preemptive rights will not exist unless a corporation's certificate of incorporation specifically provides for these rights. Neither the St. Paul nor Charter One certificates of incorporation provide for preemptive rights.

APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS

Under Delaware law, the rights of dissenting shareholders to obtain the fair value for their shares (so-called "appraisal rights") may be available in connection with a statutory merger or consolidation in certain specific situations. Appraisal rights are not available to a corporation's shareholders under Delaware law when the corporation is to be the surviving corporation and no vote of its shareholders is required to approve the merger.

In addition, unless otherwise provided in the certificate of incorporation, no appraisal rights are available under Delaware law to holders of shares of any class of stock which is either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD or (ii) held of record by more than 2,000 shareholders, unless such shareholders are required by the terms of the merger to accept anything other than:

     -   shares of stock of the surviving corporation;

     - shares of stock of another corporation which, as of the effective date of the merger or consolidation, are of the kind described in (i) or
         (ii) immediately above;

     -   cash instead of fractional shares of such stock; or

     -    any combination of consideration described in the above three bullets.

Other than as set forth above, appraisal rights are not available under Delaware law in the event of the sale of all or substantially all of a corporation's assets or the adoption of an amendment to its certificate of incorporation, unless

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such rights are granted in the corporation's certificate of incorporation.
Neither the St. Paul certificate of incorporation nor the Charter One certificate of incorporation provides for appraisal rights beyond those specifically provided under Delaware law.

SPECIAL PROVISIONS IN CHARTER ONE'S BYLAWS

In accordance with the merger agreement by and between Charter One and FirstFed Michigan Corporation, dated May 30, 1995, Charter One adopted certain provisions to its bylaws regarding directors, executive officers and committees to the exclusion of any other provision in its bylaws.

The provisions provided that the Charter One board was to consist of 16 directors, one-half of whom were selected by Charter One and one-half of whom were selected by FirstFed Michigan. The number of directors was subsequently increased to 20, see "-- Number of Directors." For a period of four years following the effective date of the merger with FirstFed Michigan, Charles J. Koch and Jerome L. Schostak shall serve as Chairman and Vice Chairman, respectively, of the Charter One board of directors. The Charter One bylaws also provide that for four years following the effective date of the merger with FirstFed Michigan, if any person leaves the board, his or her successor will be the person recommended by the directors who were directors of Charter One prior to the merger with FirstFed Michigan, or their successors, if such departing director was a director of Charter One prior to the merger with FirstFed Michigan, or by the directors who were directors of FirstFed Michigan prior to its merger with Charter One, or their successors, if the departing director was a director of FirstFed Michigan prior to its merger with Charter One. The effective date of the Charter One/FirstFed Michigan merger was October 31, 1995.

The Charter One bylaws also provide that for a period of four years following the effective date of the merger, a vote of two-thirds of the entire Charter One board is necessary to approve:

     - any amendment to the Charter One certificate of incorporation or bylaws;

     - any merger, acquisition, sale of substantially all of its assets or other extraordinary corporate transaction involving Charter One, Charter One Bank or any other significant financial institution subsidiary of Charter One; or

     - the dismissal or replacement of any of the executive officers of Charter One or Charter One Bank or other significant financial institution subsidiary.

The Charter One bylaws also provide that for a period of at least four years following the merger with FirstFed Michigan, the Charter One board as the surviving corporation shall have a five person Executive Committee and such other committees as the Charter One board shall establish.

RIGHTS AGREEMENT

St. Paul and Charter One each have a shareholder rights plan which could discourage unwanted or hostile takeover attempts which are not negotiated with the board of directors. These plans discourage such attempts by causing substantial dilution to any person who acquires an amount in excess of a specified percentage of the company's common stock and by making an acquisition of the company without the consent of its board of directors prohibitively expensive.

Each share of Charter One common stock has attached to it a right having the terms set forth in the Charter One rights plan. Under the Charter One rights plan, each right will separate from the common stock and become a freely tradable security independent of the common stock (1) if a person acquires 20% or more of Charter One common stock or (2) ten days after a person has commenced or announced an intention to commence a tender or exchange offer to acquire 20% or more of Charter One common stock. The ten-day period referred to in the immediately preceding sentence may be extended by the Charter One board indefinitely. After separation, the holder of the right will be entitled to purchase one one-hundredth of a share of Charter One Series A preferred stock at a price of $16.46, subject to adjustment for additional stock dividends, stock splits and similar transactions. The liquidation, dividend, voting and other rights of the Charter One Series A preferred stock are such that the market

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value of one one-hundredth of a share of Charter One Series A preferred stock should approximately equal the value of one share of Charter One common stock.

If a person acquires 20% or more of Charter One common stock, each right not held by the acquiring person will entitle its holder, for a limited period of time, to purchase shares of Charter One Series A preferred stock or, at the option of the Charter One board, shares of Charter One common stock, at a 50% discount. However, rights holders will not be entitled to buy Charter One stock at a 50% discount if the acquisition was pursuant to a permitted offer. A "permitted offer" refers to a tender or exchange offer for all shares of Charter One common stock at a price and on terms deemed by the Charter One board to be adequate and in the best interests of Charter One and its shareholders. In addition, if after a person has acquired 20% or more of Charter One common stock, Charter One is acquired, whether by that person or another entity, through a merger or a sale of a majority of its assets or earning power, each right will entitle its holder to purchase common stock of the acquiring entity at a 50% discount. However, rights holders will not be entitled to buy the acquiring entity's stock at a 50% discount if the acquiring entity previously bought Charter One common stock through a permitted offer and the payment per share made by the acquiring entity to holders of Charter One common stock in the acquisition of Charter One is the same in amount and form as the payment per share made in the permitted offer.

The rights will expire on November 20, 1999 and may be redeemed by Charter One for a nominal price at any time before a person acquires 20% or more of Charter One common stock, and, under very limited circumstances, after a person has acquired 20% or more of Charter One common stock. It is expected that before the expiration of the Charter One rights plan, the Charter One board will adopt a new rights plan with terms similar to those described above.

St. Paul's rights plan is substantially similar to Charter One's, except that the percentage of outstanding shares triggering separation of the rights from St. Paul common stock and entitling holders of rights to purchase St. Paul stock at half-price is 10%, rather than 20%, and there is no exemption under the St. Paul rights plan for permitted offers. By its terms, the St. Paul rights plan will expire on November 13, 2002 unless the rights are redeemed before that date. By amending its shareholder rights plan immediately prior to executing the merger agreement, St. Paul has taken all steps necessary to render the rights issued pursuant to the terms of its shareholder rights plan inapplicable to the merger and the related agreements and transactions.

            DESCRIPTION OF CHARTER ONE FINANCIAL, INC. CAPITAL STOCK

The following information regarding the material terms of Charter One's capital stock is subject to and qualified in its entirety by reference to the Charter One certificate of incorporation.

GENERAL

The authorized capital stock of Charter One consists of:

    - 360,000,000 shares of Charter One common stock, par value $.01 per share; and

    - 20,000,000 shares of Charter One preferred stock, par value $.01 per share.

At August 16, 1999, there were issued and outstanding:

     -   __________ shares of Charter One common stock;

     - employee stock options to purchase an aggregate of approximately ________ shares of Charter One common stock; and

     -   no shares of Charter One preferred stock.

Charter One common stock is traded on the Nasdaq National Market under the symbol "COFI." See "Comparative Stock Prices and Dividend Information." The stock transfer agent and registrar for Charter One common stock is BankBoston, N.A.

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COMMON STOCK

Each share of Charter One common stock has the same relative rights and is identical in all respects with each other share of Charter One common stock. Charter One common stock represents non-withdrawable capital, is not of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other government agency.

Subject to any prior rights of the holders of any Charter One preferred stock then outstanding, holders of Charter One common stock are entitled to receive such dividends as are declared by the Charter One board out of funds legally available for dividends. Full voting rights are vested in the holders of Charter One common stock; each share is entitled to one vote. See "Comparison of Shareholders Rights -- Restrictions on Voting Rights"; "-- Quorum" and "-- Rights Agreement." Subject to any prior rights of the holders of any Charter One preferred stock then outstanding, in the event of liquidation, dissolution or winding up of Charter One, holders of shares of Charter One common stock are entitled to receive, pro rata, any assets distributable to shareholders in respect of shares held by them. Holders of shares of Charter One common stock do not have any preemptive rights to subscribe for any additional securities which may be issued by Charter One, nor do they have cumulative voting rights. The outstanding shares of Charter One common stock are fully paid and non-assessable.

Certain provisions of the Charter One certificate of incorporation may have the effect of delaying, deferring or preventing a change in control of Charter One pursuant to an extraordinary corporate transaction involving Charter One, including a merger, reorganization, tender offer, transfer of substantially all of its assets or a liquidation. Attached to each share of Charter One common stock is a "right" entitling the holder to purchase shares of Series A participating preferred stock of Charter One upon the occurrence of certain events as more fully described in the Charter One Rights Agreement. See "Comparison of Shareholder Rights -- Rights Agreement."

The foregoing discussion of the Charter One common stock is qualified in its entirety by reference to the description of the Charter One common stock contained in Charter One's Registration Statement on Form 8-A (as amended), which is incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information."

PREFERRED STOCK

The Charter One certificate of incorporation authorizes the issuance by Charter One of up to 20,000,000 shares of Charter One preferred stock, none of which was issued and outstanding as of the Charter One record date.

The Charter One preferred stock may be issued in one or more series at such time or times and for such consideration as the Charter One board may determine. The Charter One board is expressly authorized at any time, and from time to time, to issue Charter One preferred stock with such voting and other powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as shall be stated and expressed in the Charter One board resolution providing for the issuance. The Charter One board is authorized to designate the series and the number of shares comprising such series, the dividend rate on the shares of such series, the redemption rights, if any, any purchase, retirement or sinking fund provisions, any conversion rights and any special voting rights. The ability of the Charter One board to issue Charter One preferred stock without shareholder approval could make an acquisition by an unwanted suitor of a controlling interest in Charter One more difficult, time-consuming or costly, or otherwise discourage an attempt to acquire control of Charter One.

Shares of Charter One preferred stock redeemed or acquired by Charter One may return to the status of authorized but unissued shares, without designation as to series, and may be reissued by the Charter One board.

See also "Comparison of Shareholder Rights -- Rights Agreement."

                                  LEGAL MATTERS

The validity of the Charter One common stock to be issued in connection with the merger will be passed upon by Silver, Freedman & Taff, L.L.P., 1100 New York Avenue, N.W., Suite 700, Washington, D.C. 20005. It is a condition to the completion of the merger that Charter One and St. Paul receive opinions from Silver, Freedman & Taff, L.L.P. and Mayer, Brown & Platt, respectively, with respect to the tax consequences of the merger.

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                                     EXPERTS

The consolidated financial statements incorporated in this joint proxy statement/prospectus by reference to the Charter One Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which expresses an unqualified opinion and refers to the reports of other auditors on the consolidated financial statements of RCSB Financial, Inc. and ALBANK Financial Corporation, each of which were merged with Charter One), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Charter One rely in part upon the financial statements of RCSB Financial, Inc. (which was merged into Charter One in 1997) as audited by KPMG LLP, in reliance upon their authority as experts in accounting and auditing.

The consolidated financial statements of Charter One rely in part upon the financial statements of ALBANK Financial Corporation (which was merged into Charter One in 1998) as audited by KPMG LLP, in reliance upon their authority as experts in accounting and auditing.

The consolidated financial statements of St. Paul incorporated by reference in St. Paul's Annual Report on Form 10- K for the year ended December 31, 1998 and incorporated by reference in this joint proxy statement/prospectus have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their report thereon incorporated by reference therein and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of St. Paul also rely in part upon the financial statements of Beverly Bancorporation, Inc. (which was merged into St. Paul in 1998) as audited by Grant Thornton LLP, independent accountants, given upon the authority of that firm as experts in accounting and auditing.

                         INDEPENDENT PUBLIC ACCOUNTANTS

Representatives of Deloitte & Touche LLP are expected to be present at the Charter One special meeting, and representatives of Ernst & Young LLP are expected to be present at the St. Paul special meeting. In each case, such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                          FUTURE SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in Charter One's proxy materials for next year's annual meeting of shareholders, any shareholder proposal must be received at Charter One's executive office at 1215 Superior Avenue, Cleveland, Ohio 44114 on or before November 26, 1999. To be considered for presentation at next year's annual meeting, although not included in the proxy statement, any shareholder proposal must be received at Charter One's executive office not less than 60 days nor more than 90 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, the shareholder proposal must be received on or before the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting was made, whichever occurs first.

All shareholder proposals for inclusion in Charter One's proxy materials shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, and, as with any shareholder proposal (regardless of whether it is included in Charter One's proxy materials), Charter One's certificate of incorporation and bylaws, and Delaware law.

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If the merger takes place, St. Paul will have no more annual meetings. If the merger does not take place, any St. Paul shareholder who wishes to submit a shareholder proposal for possible inclusion in the proxy statement and proxy for St. Paul's 2000 annual meeting of shareholders must do so on or before December 18, 1999. The proposal must comply with the rules and regulations of the SEC then in effect and the certificate of incorporation and bylaws of St.
Paul.

                       WHERE YOU CAN FIND MORE INFORMATION

Charter One and St. Paul file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy such information at the following public reference rooms of the SEC:


450 Fifth Street, N.W.    7 World Trade Center     Citicorp Center
Room 1024                 Suite 1300               500 West Madison Street
Washington, D.C. 20549    New York, NY 10048       Suite 1400
                                                   Chicago, IL 60661-2511

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the world wide web site maintained by the SEC at "http://www.sec.gov." You may also obtain copies of such information by mail from the Public Reference Section of the SEC, at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

Charter One filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933 to register the shares of Charter One common stock to be issued to St. Paul shareholders in the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Charter One in addition to being a proxy statement of Charter One and St. Paul for their special meetings. As permitted by SEC rules, this joint proxy statement/prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. Such additional information may be inspected and copied as set forth above.

The SEC allows us to "incorporate by reference" information into this joint proxy statement/prospectus, which means that we can disclose important business and financial information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this joint proxy statement/prospectus, except for any information superseded by information contained in this joint proxy statement/prospectus or in later filed documents incorporated by reference in this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their finances.

All of the documents filed with the SEC by Charter One (File No. 0-17901) pursuant to the Securities Exchange Act of 1934 since the end of its fiscal year ended December 31, 1998 are incorporated by reference in this joint proxy statement/prospectus. These documents consist of the following:

     - Charter One's Annual Report on Form 10-K for the year ended December 31, 1998.

     - Charter One's Annual Meeting Proxy Statement on Form 14A filed March 19, 1999.

     - Charter One's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

     - Charter One's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

    - Charter One's Current Reports on Form 8-K filed April 20, 1999, May 3, 1999, May 18, 1999 and June 9, 1999.

The documents filed with the SEC describing the common stock of Charter One are incorporated by reference in this joint proxy statement/prospectus. These documents consist of the following:

     - The description of the Charter One common stock contained in Charter One's Registration Statement on Form 8-A with respect thereto dated January 12, 1988 (and any amendment or report filed for the purpose of updating the description).

     - The description of the rights issued pursuant to the Rights Agreement contained in Charter One's Registration Statement on Form 8-A with respect thereto dated November 21, 1989, as amended on May 26, 1995 (and any amendment or report filed for the purpose of updating the description).

All of the documents filed with the SEC by St. Paul (File No. 0-15580) pursuant to the Securities Exchange Act of 1934 since the end of its fiscal year ended December 31, 1998 are incorporated by reference in this joint proxy statement/prospectus. These documents consist of the following:

     -    St. Paul's Annual Report on Form 10-K for the year ended December 31,
          1998.

     -    St. Paul's Annual Meeting Proxy Statement on Form 14A filed April 15,
          1999.

     - St. Paul's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

     - St. Paul's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

     - St. Paul's Current Reports on Form 8-K filed January 28, 1999, April 9, 1999, May 19, 1999 and May 27, 1999.

We are also incorporating by reference additional documents that we file with the SEC between the date of this joint proxy statement/prospectus and the date of the special meetings. This incorporation by reference by us will not be deemed to specifically incorporate by reference the information relating to board compensation committee reports on executive compensation and performance graphs (as permitted under Item 402(a)(8) of Regulation S-K).

Charter One supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Charter One and St. Paul supplied all such information relating to St. Paul.

If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge. Exhibits will not be sent, however, unless those exhibits have specifically been incorporated by reference in this joint proxy statement/prospectus. Shareholders may obtain documents incorporated by reference in this joint proxy statement/prospectus by writing or telephoning the appropriate party at the addresses and telephone numbers that follow:


Charter One Documents                  St. Paul Documents
---------------------                  ------------------

Charter One Financial, Inc.            St. Paul Bancorp, Inc.
1215 Superior Avenue                   6700 W. North Avenue
Cleveland, Ohio  44114                 Chicago, Illinois  60707
Attention: Robert J. Vana              Attention: Clifford M. Sladnick
(216) 566-5300                         (773) 622-5000

IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM CHARTER ONE OR ST. PAUL, PLEASE DO SO BY SEPTEMBER 23, 1999 TO RECEIVE THEM BEFORE THE SPECIAL MEETINGS.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, AND NEITHER THE MAILING OF THIS JOINT PROXY STATEMENT/PROSPECTUS TO SHAREHOLDERS NOR THE ISSUANCE OF CHARTER ONE COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                                                                      Appendix A

                          AGREEMENT AND PLAN OF MERGER

                            dated as of May 17, 1999

                                 by and between

                           CHARTER ONE FINANCIAL, INC.

                         CHARTER MICHIGAN BANCORP, INC.

                                       and

                             ST. PAUL BANCORP, INC.

                                TABLE OF CONTENTS


                                    ARTICLE I

                               CERTAIN DEFINITIONS

1.01     Certain Definitions..................................................2

                                   ARTICLE II

                                 THE TRANSACTION

2.01     The Company Merger...................................................8
2.02     Bank Merger..........................................................9
2.03     Effective Date and Effective Time...................................10
2.04     Reservation of Right to Revise Transaction..........................10

                                   ARTICLE III

                       CONSIDERATION; EXCHANGE PROCEDURES

3.01     Merger Consideration................................................10
3.02     Rights as Stockholders; Stock Transfers.............................11
3.03     Fractional Shares...................................................11
3.04     Exchange Procedures.................................................11
3.05     Anti-Dilution Provisions............................................13
3.06     Options.............................................................13

                                   ARTICLE IV

                           ACTIONS PENDING TRANSACTION

4.01     Forbearances of St. Paul............................................14
4.02     Forbearances of COFI................................................18



                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

5.01     Disclosure Schedules................................................19
5.02     Standard............................................................20
5.03     Representations and Warranties of St. Paul..........................20
5.04     Representations and Warranties of COFI..............................31

                                   ARTICLE VI

                                    COVENANTS

6.01     Reasonable Best Efforts.............................................37
6.02     Stockholder Approvals...............................................37
6.03     Registration Statement..............................................38
6.04     Press Releases......................................................39
6.05     Access; Information.................................................39
6.06     St. Paul Proposal...................................................40
6.07     Affiliate Agreements................................................40
6.08     Takeover Laws.......................................................41
6.09     Certain Policies....................................................41
6.10     Listing.............................................................41
6.11     Regulatory Applications.............................................41
6.12     Officers' and Directors' Insurance; Indemnification.................42
6.13     Benefit Plans.......................................................44
6.14     Notification of Certain Matters.....................................44
6.15     Directors...........................................................44
6.16     Advisory Board Membership...........................................44
6.17     COFI Fee............................................................45
6.18     St. Paul Fee........................................................45

                                   ARTICLE VII

                CONDITIONS TO CONSUMMATION OF THE COMPANY MERGER

7.01     Conditions to Each Party's Obligation to Effect the Company Merger..46
7.02     Conditions to Obligation of St. Paul................................47
7.03     Conditions to Obligation of COFI....................................48


                                  ARTICLE VIII

                                   TERMINATION

8.01     Termination.........................................................49
8.02     Effect of Termination and Abandonment...............................53

                                   ARTICLE IX

                                  MISCELLANEOUS

9.01     Survival............................................................53
9.02     Waiver; Amendment...................................................53
9.03     Counterparts........................................................53
9.04     Governing Law.......................................................53
9.05     Expenses............................................................54
9.06     Notices.............................................................54
9.07     Entire Understanding; No Third Party Beneficiaries..................55
9.08     Interpretation; Effect..............................................55




EXHIBIT A     Form of Stock Option Agreement
EXHIBIT B     Form of Support Agreement
EXHIBIT C     Form of Subsidiary Plan of Merger
EXHIBIT D     Form of St. Paul Affiliate Agreement
EXHIBIT E     Form of COFI Affiliate Agreement


     AGREEMENT AND PLAN OF MERGER, dated as of May 17, 1999 (this "AGREEMENT"), by and between St. Paul Bancorp, Inc. ("ST. PAUL"), Charter One Financial, Inc. ("COFI") and Charter Michigan Bancorp Inc., a wholly-owned first-tier Subsidiary of COFI ("CHARTER MICHIGAN").

                                    RECITALS

     A. ST. PAUL. St. Paul is a Delaware corporation, having its principal place of business in Chicago, Illinois.

     B. COFI. COFI is a Delaware corporation, having its principal place of business in Cleveland, Ohio.

     C. CHARTER MICHIGAN. Charter Michigan is a Michigan corporation, having its principal place of business in Dearborn, Michigan.

     D. STOCK OPTION AGREEMENT. As an inducement to the willingness of COFI to enter into this Agreement , St. Paul has agreed to grant to COFI on the date hereof an option pursuant to a stock option agreement ("Stock Option Agreement"), in the form of EXHIBIT A.

     E. SUPPORT AGREEMENTS. As a further inducement to the willingness of COFI to enter into this Agreement, each director of St. Paul has agreed to enter into a support agreement with COFI (each a "Support Agreement") on the date hereof, in the form of EXHIBIT B; provided however the aggregate number of shares that shall be subject to all of the Support Agreements shall not exceed 4.9% of the outstanding St. Paul Common Stock (as hereinafter defined) as of the date hereof.

     F. INTENTIONS OF THE PARTIES. It is the intention of the parties to this Agreement that the combination of St. Paul and Charter Michigan be accounted for under the "pooling-of-interests" accounting method and that each of the business combinations contemplated hereby be treated as a "reorganization" under Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

     G. BOARD ACTION. The respective Boards of Directors of each of COFI, Charter Michigan and St. Paul have determined that it is in the best interests of their respective companies and their stockholders to consummate a strategic business alliance between St. Paul and COFI by the merger of St. Paul with and into Charter Michigan and the other business combination contemplated herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

     1.01 CERTAIN DEFINITIONS. The following terms are used in this Agreement with the meanings set forth below:

     "ADMINISTRATOR" means the chief officer of the Michigan Department of Commerce.

     "AGREEMENT" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

     "ANNUAL PROXY STATEMENT" means in the case of either St. Paul or COFI its Proxy Statement for its Annual Meeting of Shareholders held in 1999 as filed with the SEC and submitted to its shareholders.

     "AVERAGE CLOSING PRICE" has the meaning set forth in Section 8.01(f).

     "BANK MERGER" has the meaning set forth in Section 2.02.

     "CHARTER MICHIGAN" has the meaning set forth in the preamble to this Agreement.

     "CHARTER MICHIGAN BOARD" means the Board of Directors of Charter Michigan.

     "CHARTER ONE BANK" has the meaning set forth in Section 2.02.

     "CODE" has the meaning set forth in the Recitals to this Agreement.

     "COFI" has the meaning set forth in the preamble to this Agreement.

     "COFI ACQUISITION TRANSACTION" has the meaning set forth in Section 6.18.

     "COFI AFFILIATE" has the meaning set forth in Section 6.07(a).

     "COFI BOARD" means the Board of Directors of COFI.

     "COFI COMMON STOCK" means the common stock, par value $0.01 per share, of COFI.

     "COFI MEETING" has the meaning set forth in Section 6.02.

     "COFI PROPOSAL" has the meaning set forth in Section 6.18.

     "COFI RATIO" has the meaning set forth in Section 8.01(f).

     "COFI RIGHTS AGREEMENT" means that certain Rights Agreement between COFI and The First National Bank of Boston, as Rights Agent, dated November 24, 1989, as amended on May 26, 1995.

     "COMMISSIONER" means the Illinois Commissioner of Banks and Real Estate.

     "COMPANY MERGER" has the meaning set forth in Section 2.01.

     "COMPENSATION AND BENEFIT PLANS" has the meaning set forth in Section 5.03(m).

     "COSTS" has the meaning set forth in Section 6.12(a).

     "DELAWARE SECRETARY" means the Secretary of State of the State of Delaware.

     "DETERMINATION DATE" has the meaning set forth in Section 8.01(f).

     "DGCL" means the Delaware General Corporation Law.

     "DISCLOSURE SCHEDULE" has the meaning set forth in Section 5.01.

     "DOJ" means the United States Department of Justice.

     "DOL" means the United States Department of Labor.

     "EFFECTIVE DATE" means the date on which the Effective Time occurs.

     "EFFECTIVE TIME" means the effective time of the Company Merger as provided for in Section 2.03.

     "ENVIRONMENTAL LAWS" shall mean any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, ET SEQ; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, ET SEQ; the Clean Air Act, as amended, 42 U.S.C. ss.7401, ET SEQ; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, ET SEQ; the Toxic Substances Control Act, as amended, 15 U.S.C. ss.9601, ET SEQ; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.1101, ET SEQ; the Safe Drinking Water Act, 42 U.S.C. ss.300f, ET SEQ; and all comparable state and local laws, and (ii) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" has the meaning set forth in Section 5.03(m).

     "ERISA AFFILIATE PLAN" has the meaning set forth in Section 5.03(m).

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "EXCHANGE AGENT" has the meaning set forth in Section 3.04(a).

     "EXCHANGE FUND" has the meaning set forth in Section 3.04(a).

     "EXCHANGE RATIO" has the meaning set forth in Section 3.01(a).

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FFIEC" means the Federal Financial Institutions Examination Council.

     "FRB" means the Board of Governors of the Federal Reserve System.

     "GOVERNMENTAL AUTHORITY" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

     "INDEMNIFIED PARTIES" has the meaning set forth in Section 6.12(c).

     "INDEX GROUP" has the meaning set forth in Section 8.01(f).

     "INDEX PRICE" has the meaning set forth in Section 8.01(f).

     "INDEX RATIO" has the meaning set forth in Section 8.01(f).

     "INSURANCE AMOUNT" has the meaning set forth in Section 6.12(a).

     "IRS" means the Internal Revenue Service.

     "KNOWLEDGE" means to the actual knowledge of any director, executive officer, or officer responsible for environmental matters of a party to this Agreement or any of its Subsidiaries but also including its general counsel if he is not an executive officer.

     "LIEN" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

     "MATERIAL ADVERSE EFFECT" means, with respect to COFI or St. Paul, any effect that (i) is material and adverse to the financial position, results of operations, business, or operations of COFI and its Subsidiaries taken as a whole or St. Paul and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of COFI, Charter Michigan or St. Paul to perform its obligations under this Agreement or otherwise materially impede the consummation of the Company Merger; PROVIDED, HOWEVER, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in thrift, banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, or other changes affecting depository institutions generally, including changes in general economic conditions and changes in prevailing interest and deposit rates, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to thrifts, banks and their holding companies generally, (c) any modifications or changes to valuation policies and practices or restructuring charges, in each case taken pursuant to this Agreement by any of the parties hereto or their respective Subsidiaries or otherwise by COFI or its Subsidiaries in accordance with generally accepted accounting principles, (d) changes resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement and (e) actions or omissions of COFI or St. Paul taken with the prior written consent of St. Paul or COFI, as applicable, in contemplation of the transactions contemplated hereby.

     "MATERIALS OF ENVIRONMENTAL CONCERN" shall mean pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

     "MBCA" means the Michigan Business Corporation Act.

     "MERGER CONSIDERATION" has the meaning set forth in Section 2.04.

     "NASDAQ" means The Nasdaq National Market.

     "NEW CERTIFICATES" has the meaning set forth in Section 3.04(a).

     "1998 FORM 10-K" means the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 of St. Paul or COFI, whichever is applicable, in the form filed with the SEC.

     "NYSE" means the New York Stock Exchange, Inc.

     "OLD CERTIFICATES" has the meaning set forth in Section 3.04(a).

     "OTS" means the Office of Thrift Supervision.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PENSION PLAN" has the meaning set forth in Section 5.03(m).

     "PERSON" means any individual, bank, corporation, partnership, limited liability company, association, joint-stock company, business trust or unincorporated organization.

     "PREVIOUSLY DISCLOSED" by a party shall mean information set forth in its Disclosure Schedule or in its Annual Proxy Statement or 1998 Form 10-K.

     "PROXY STATEMENT" has the meaning set forth in Section 6.03.

     "REGISTRATION STATEMENT" has the meaning set forth in Section 6.03.

     "REGULATORY AUTHORITY" has the meaning set forth in Section 5.03(i).

     "REPRESENTATIVES" means, with respect to any Person, such Person's directors, officers, employees, accountants, legal or financial advisors or any representatives of such legal or financial advisors.

     "RIGHTS" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such Person.

     "SEC" means the Securities and Exchange Commission.

     "SEC DOCUMENTS" has the meaning set forth in Section 5.03(g).

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "SPECIFIED REPRESENTATIONS" has the meaning set forth in Section 5.02.

     "STARTING DATE" has the meaning set forth in Section 8.01(f).

     "STARTING PRICE" has the meaning set forth in Section 8.01(f).

     "STOCK OPTION AGREEMENT" has the meaning set forth in the Recitals to this Agreement.

     "ST. PAUL" has the meaning set forth in the preamble to this Agreement.

     "ST.  PAUL  ACQUISITION  TRANSACTION"  has the meaning set forth in Section
6.17.

     "ST. PAUL AFFILIATE" has the meaning set forth in Section 6.07(a).

     "ST. PAUL ARRANGEMENTS" has the meaning set forth in Section 6.13(a).

     "ST. PAUL BANK" has the meaning set forth in Section 2.02.

     "ST. PAUL BOARD" means the Board of Directors of St. Paul.

     "ST. PAUL BY-LAWS" means the Bylaws of St. Paul.

     "ST. PAUL CERTIFICATE" means the Certificate of Incorporation of St. Paul.

     "ST. PAUL COMMON STOCK" means the common stock, par value $0.01 per share, of St. Paul.

     "ST. PAUL MEETING" has the meaning set forth in Section 6.02.

     "ST. PAUL PREFERRED STOCK" means the serial preferred stock, par value $0.01 per share, of St. Paul.

     "ST. PAUL PROPOSAL" has the meaning set forth in Section 6.17.

     "ST. PAUL RIGHTS" has the meaning set forth in Section 5.03(o).

     "ST. PAUL RIGHTS AGREEMENT" means that certain Rights Agreement between St. Paul and The First National Bank of Boston, Rights Agent, dated as of October

26, 1992.

     "ST. PAUL STOCK" means, collectively, St. Paul Common Stock and St. Paul Preferred Stock.

     "ST. PAUL STOCK OPTION" has the meaning set forth in Section 3.06(a).

     "ST. PAUL STOCK PLANS" means the St. Paul Bancorp, Inc. Stock Option Plan dated ___________, 1998 as modified by Amendments No. 1 and 2 thereto approved by shareholders on May 13, 1992 and May 4, 1994, respectively; the St. Paul Bancorp, Inc. 1995 Incentive Plan approved by shareholders on May 3, 1995 as modified by an amendment thereto approved by shareholders on May 6 ,1998; the St. Paul Bancorp, Inc. Employee Incentive Plan as approved by the Board of Directors on May 19, 1997; and the Beverly Bancorporation Stock Option Plan and the Beverly Bancorporation, Inc. 1997 Long-Term Stock Incentive Plan to the extent assumed by St. Paul in connection with the conversion of Beverly Bancorporation, Inc., stock options to rights to acquire St. Paul Common Stock pursuant to the merger of Beverly Bancorporation, with and into St. Paul.

     "SUBSIDIARY" has the meaning ascribed to it in Rule 1-02 of Regulation S-X of the SEC.

     "SUPPORT AGREEMENT" has the meaning set forth in the Recitals to this Agreement.

     "SURVIVING CORPORATION" has the meaning set forth in Section 2.01.

     "TAKEOVER LAWS" has the meaning set forth in Section 5.03 (o).

     "TAX" AND "TAXES" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, in each case imposed by any taxing or Governmental Authority whether arising before, on or after the Effective Date.

     "TAX RETURNS" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with any Governmental Authority with respect to any Tax.

     "TRANSACTION"  means the Company Merger and the Bank Merger.

     "TREASURY STOCK" shall mean shares of St. Paul Stock held by St. Paul or any of its Subsidiaries or by COFI or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

                                   ARTICLE II

                                 THE TRANSACTION

         2.01     THE COMPANY MERGER.

                  (a) COMPANY MERGER. At the Effective Time, St. Paul shall merge with and into Charter Michigan (the "COMPANY MERGER"), the separate corporate existence of St. Paul shall cease and Charter Michigan shall survive and continue to exist as a Michigan corporation (Charter Michigan, as the surviving corporation in the Company Merger, sometimes being referred to herein as the "SURVIVING CORPORATION").

                  (b) CORPORATE LAW FILINGS. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the Company Merger shall become effective upon the occurrence of the filing in the office of the Delaware Secretary of a certificate of merger in accordance with
         Section 252 of the DGCL and the filing in the office of and endorsement by the Administrator of a certificate of merger in accordance with
         Section 735 of the MBCA or such later date and time as may be set forth in such certificates of merger.

                  (c) EFFECTS OF COMPANY MERGER. The Company Merger shall have the effects prescribed in the DGCL and the MBCA, including but not limited to, Charter Michigan, as the Surviving Corporation, thereupon and thereafter possessing all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the corporations so merged and Charter Michigan, as the Surviving Corporation, becoming responsible and liable for all the liabilities, obligations and penalties of each of the corporations so merged. All rights of creditors and obligors and all liens on the property of each of St. Paul and Charter Michigan shall be preserved unimpaired.

                  (d) ARTICLES OF INCORPORATION AND BY-LAWS OF SURVIVING CORPORATION. The Articles of Incorporation and Bylaws of Charter Michigan immediately after the Company Merger shall be those of Charter Michigan as in effect immediately prior to the Effective Time.

                  (e) DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of Charter Michigan immediately after the Company Merger shall be the directors and officers of Charter Michigan immediately prior to the Effective Time, until such time as their successors shall be duly elected and qualified. Immediately after the Effective Time, COFI and Charter Michigan shall cause each of Joseph C. Scully and Patrick J. Agnew to be added to the Charter Michigan Board for a term expiring in April 2002, unless such individual does not qualify to serve under guidelines of applicable Regulatory Authorities.

                  (f) SERVICE OF PROCESS. At the Effective Time, Charter Michigan, as the Surviving Corporation, consents to be sued and served with process in the State of Delaware and irrevocably appoints the Delaware Secretary as its agent to accept service of process in any proceeding in the State of Delaware to enforce against it any obligation of St. Paul.

                  (g) PRINCIPAL OFFICE. The location of the principal office of Charter Michigan, as the Surviving Corporation, in the State of Michigan is 13606 Michigan Avenue, 2nd Floor, Dearborn, Michigan 48126.

                  (h) PLAN OF MERGER. At the reasonable request of any party, St. Paul, COFI and Charter Michigan shall enter into a separate plan of merger reflecting the terms of the Company Merger for purposes of any state law filing requirement.

         2.02 BANK MERGER. As soon as practicable at or after the Effective Time, unless otherwise determined by COFI, St. Paul Federal Bank For Savings, a federally chartered savings bank and wholly owned Subsidiary of St. Paul ("ST. PAUL BANK"), shall be merged with and into Charter One Bank, F.S.B., a federally chartered savings bank and wholly-owned Subsidiary of Charter Michigan ("CHARTER ONE BANK"). Such merger is hereinafter sometimes referred to as the "BANK MERGER". The Bank Merger shall be implemented pursuant to the Subsidiary Plan of Merger, in substantially the form of Exhibit C. In order to obtain the necessary regulatory approvals for the Bank Merger, the parties hereto shall cause the following to be accomplished prior to the filing of applications for regulatory

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approval: (a) St. Paul shall cause the Board of Directors of St. Paul Bank to approve the Subsidiary Plan of Merger, St. Paul as the sole stockholder of St. Paul Bank shall approve the Subsidiary Plan of Merger, and St. Paul shall cause the Subsidiary Plan of Merger to be duly executed by St. Paul Bank and delivered to COFI; and (b) Charter Michigan shall cause the Board of Directors of Charter One Bank to approve the Subsidiary Plan of Merger, Charter Michigan as the sole stockholder of Charter One Bank shall approve the Subsidiary Plan of Merger, and Charter Michigan shall cause the Subsidiary Plan of Merger to be duly executed by Charter One Bank and delivered to St. Paul. At the request of COFI, St. Paul shall cause St. Paul Bank, and Charter Michigan shall cause Charter One Bank, to execute articles of combination to make effective the Bank Merger and cause such articles to be timely and appropriately filed and endorsed by OTS so that the Bank Merger shall become effective as soon as practicable at or after the Effective Time.

         2.03 EFFECTIVE DATE AND EFFECTIVE TIME. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the parties shall cause the effective date of the Company Merger (the "EFFECTIVE DATE") to occur on (i) the fifth business day (the "Fifth Business Day") after the last of the conditions set forth in Article VII to be satisfied prior to the Effective Date shall have been satisfied or waived in accordance with the terms of this Agreement (or, if the Fifth Business Day would be within the last ten days of a calendar month, at the election of COFI by written notice to St. Paul not later than two business days after the last such condition in Article VII is satisfied or waived, on the last business day of the month in which such satisfaction or waiver occurs) or
(ii) such other date to which St. Paul and COFI may agree in writing. The time on the Effective Date when the Company Merger shall become effective is referred to as the "EFFECTIVE TIME."

         2.04 RESERVATION OF RIGHT TO REVISE TRANSACTION. COFI may at any time prior to the Effective Time, with the prior written consent of St. Paul (such consent not to be unreasonably withheld or delayed), change the method of effecting the Company Merger if and to the extent it deems such change to be necessary, appropriate or desirable; PROVIDED, HOWEVER, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of St. Paul Common Stock as provided for in this Agreement (the "MERGER CONSIDERATION"), (ii) adversely affect the tax treatment of St. Paul's stockholders as a result of receiving the Merger Consideration or the Company Merger qualifying for "pooling-of-interests" accounting treatment, (iii) materially impede or delay consummation of the Company Merger, (iv) result in any representation or warranty of any party set forth in this Agreement becoming incorrect in any material respect, or (v) diminish the benefits, including membership on the COFI Board or COFI advisory board, to be received by the directors, officers or employees of St. Paul and its Subsidiaries as set forth in this Agreement or in any separate agreement entered into by COFI and St. Paul on the date hereof.

                                   ARTICLE III

                       CONSIDERATION; EXCHANGE PROCEDURES

         3.01 MERGER CONSIDERATION. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Company Merger and without any action on the part of any Person:

                  (a) OUTSTANDING ST. PAUL COMMON STOCK. Each share, excluding Treasury Stock, of St. Paul Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into, subject to Sections 3.03, 3.05 and 8.01(f) hereof, .945 of a share of COFI Common Stock (the "EXCHANGE RATIO"), including the

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

          corresponding number of Rights associated with the COFI Common Stock pursuant to the COFI Rights Agreement. The Exchange Ratio shall be subject to adjustment as set forth in Sections 3.05 and 8.01(f).

                  (b) OUTSTANDING CHARTER MICHIGAN COMMON STOCK. Each share of Charter Michigan common stock issued and outstanding or held in treasury immediately prior to the Effective Time shall remain issued and outstanding or held in treasury and continue to be an identical issued and outstanding or treasury share of Charter Michigan common stock after the Effective Time.

                  (c) OUTSTANDING COFI COMMON STOCK. Each share of COFI Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time shall remain issued and outstanding or held in treasury and shall be unaffected by the Company Merger.

                  (d) TREASURY SHARES. Each share of St. Paul Common Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time, and no consideration shall be issued in exchange therefor.

         3.02 RIGHTS AS STOCKHOLDERS; STOCK TRANSFERS. At the Effective Time, holders of St. Paul Stock shall cease to be, and shall have no rights as, stockholders of St. Paul, other than to receive any dividend or other distribution with respect to such St. Paul Common Stock permitted under this Agreement with a record date occurring prior to the Effective Time and the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of St. Paul or the Surviving Corporation of shares of St. Paul Stock.

         3.03 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of COFI Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Company Merger; instead, COFI shall pay to each holder of St. Paul Common Stock who would otherwise be entitled to a fractional share of COFI Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the closing sale price of COFI Common Stock, on the NASDAQ or the NYSE, whichever is applicable (as reported in THE WALL STREET JOURNAL or, if not reported therein, in another authoritative source), for the last trading day immediately preceding the Effective Date.

         3.04 EXCHANGE PROCEDURES.

                  (a) DEPOSIT OF NEW CERTIFICATES, ETC. At or prior to the Effective Time, COFI shall deposit, or shall cause to be deposited, with an independent exchange agent to be selected by COFI and reasonably acceptable to St. Paul (the "EXCHANGE AGENT"), for the benefit of the holders of certificates formerly representing shares of St. Paul Common Stock ("OLD CERTIFICATES"), for exchange in accordance with this Article III, certificates representing the shares of COFI Common Stock ("NEW CERTIFICATES") and an estimated amount of cash (such

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

          cash and New Certificates, together with any dividends or distributions with a record date occurring after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "EXCHANGE FUND") to be paid pursuant to this Article III in exchange for outstanding shares of St. Paul Common Stock.

                  (b) TRANSMITTAL AND DELIVERIES. As promptly as practicable after the Effective Date, COFI shall send or cause to be sent to each former holder of record of shares of St. Paul Common Stock immediately prior to the Effective Time transmittal materials (which shall specify that risk of loss and title to Old Certificates shall pass only upon acceptance of such Old Certificates by COFI or the Exchange Agent) for use in exchanging such stockholder's Old Certificates for the consideration set forth in this Article III. COFI shall cause the New Certificates or uncertificated shares of COFI Common Stock registered on the stock transfer books of COFI ("Registered Shares") into which shares of a stockholder's St. Paul Common Stock are converted on the Effective Date and/or any check in respect of any fractional share interest or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of St. Paul Common Stock (or indemnity reasonably satisfactory to COFI and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of a fractional share interest or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery. Old Certificates surrendered for exchange by any person identified by St. Paul pursuant to Section 6.07 as a St. Paul Affiliate shall not be exchanged for New Certificates or Registered Shares representing COFI Common Stock until COFI has received a written agreement from such person as specified in Section 6.07. COFI and the Exchange Agent shall be entitled to rely upon the stock transfer books of St. Paul to establish the identity of those persons entitled to receive the consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Old Certificate, COFI or the Exchange Agent shall be entitled to deposit any consideration in respect thereof in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

                  (c) ESCHEAT. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of St. Paul Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (d) RESTRICTIONS ON THE PAYMENT OF DIVIDENDS AND VOTING. No dividends or other distributions with respect to COFI Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificates representing shares of St. Paul Common Stock converted in the Company Merger into the right to receive shares of such COFI Common Stock until the holder thereof shall be entitled to receive New Certificates or Registered Shares in exchange therefor in accordance with the procedures set forth in this

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

         Section 3.04. Registered holders of unsurrendered Old Certificates shall be entitled to vote after the Effective Time at any meeting of COFI stockholders with a record date at or after the Effective Time the number of whole shares of COFI Common Stock represented by such Old Certificates, regardless of whether such holders have exchanged their Old Certificates. After becoming so entitled in accordance with this
         Section 3.04, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of COFI Common Stock such holder had the right to receive upon surrender of the Old Certificates.

                  (e) RETURN OF EXCHANGE FUND TO COFI. Any portion of the Exchange Fund that remains unclaimed by the stockholders of St. Paul for twelve months after the Effective Time shall be paid to COFI. Any stockholder of St. Paul who has not theretofore complied with this
         Article III shall thereafter look only to COFI for payment of the shares of COFI Common Stock, cash in lieu of any fractional share and unpaid dividends and distributions on COFI Common Stock deliverable in respect of shares of St. Paul Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

         3.05 ANTI-DILUTION PROVISIONS. In the event COFI changes (or establishes a record date for changing) the number of shares of COFI Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding COFI Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

         3.06 OPTIONS.

                  (a) CONVERSION. At the Effective Time, each option outstanding on the date of this Agreement to purchase shares of St. Paul Common Stock under the St. Paul Stock Plans (each, a "ST. PAUL STOCK OPTION") and remaining outstanding immediately prior to the Effective Time shall, at the Effective Time, be assumed by COFI and each such St. Paul Stock Option shall continue to be outstanding, but shall represent an option to purchase shares of COFI Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the applicable St. Paul Stock Plan and St. Paul Stock Option):

                           (i) the number of shares of COFI Common Stock to be
                  subject to the continuing St. Paul Stock Option shall be equal to the product of the number of shares of St. Paul Common Stock subject to the St. Paul Stock Option immediately prior to the Effective Time and the Exchange Ratio, provided that any fractional share of COFI Common Stock resulting from such multiplication shall be rounded down to the nearest whole share; and

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

                           (ii) the exercise price per share of COFI Common
                  Stock under the continuing St. Paul Stock Option shall be equal to the exercise price per share of St. Paul Common Stock under the St. Paul Stock Option immediately prior to the Effective Time divided by the Exchange Ratio, provided that such exercise price shall be rounded down to the nearest cent.

                  It is intended that the foregoing assumption shall be undertaken consistent with and in a manner that will not constitute a "modification" under Section 424 of the Code as to any St. Paul Stock Option which is an "incentive stock option".

                  (b) RESERVATION OF COFI COMMON STOCK AND SECURITIES FILINGS. At all times after the Effective Time, COFI shall reserve for issuance such number of shares of COFI Common Stock as necessary so as to permit the exercise of continuing options in the manner contemplated by this Agreement and the instruments pursuant to which such options were granted. COFI shall make all filings required under federal and state securities laws promptly after the Effective Time so as to permit the exercise of such continuing options and the sale of the shares received by the optionee upon such exercise at and after the Effective Time and COFI shall continue to make such filings thereafter as may be necessary to permit the continued exercise of continuing options and sale of such shares.

                                   ARTICLE IV

                           ACTIONS PENDING TRANSACTION

         4.01 FORBEARANCES OF ST. PAUL. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement or any separate agreement entered into by St. Paul and COFI on the date hereof, without the prior written consent of COFI (which consent under subsections (h), (k), (l) and (m) shall not be unreasonably withheld or delayed), St. Paul will not, and will cause each of its Subsidiaries not to:

                  (a) ORDINARY COURSE. Conduct the business of St. Paul and its Subsidiaries other than in the ordinary and usual course consistent with past practice or fail to use reasonable efforts to (i) preserve intact in any material respect their business organizations and assets and (ii) maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to materially impair St. Paul's ability to perform any of its obligations under this Agreement.

                  (b) ST. PAUL STOCK. Other than pursuant to St. Paul Stock Options outstanding on the date hereof and the Serve Corps Mortgage Corporation earn out, in each case as Previously Disclosed (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of St. Paul Stock or any Rights,
         (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of St. Paul Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

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

                  (c) OTHER SECURITIES. Issue any other capital securities, capital stock of any Subsidiary, debentures, or subordinated notes.

                  (d) DIVIDENDS, ETC. (i) Make, declare, pay or set aside for payment any dividend (other than (A), quarterly cash dividends on St. Paul Common Stock in an amount not to exceed $0.20 per share with record and payment dates consistent with past practice, (provided the declaration of the last quarterly dividend by St. Paul prior to the Effective Time and the payment thereof shall be coordinated with COFI so that holders of St. Paul Common Stock do not receive dividends on both St. Paul Common Stock and COFI Common Stock received in the Company Merger in respect of such calendar quarter or fail to receive a dividend on either St. Paul Common Stock or COFI Common Stock received in the Company Merger in respect of such calendar quarter) and (B) dividends from wholly owned Subsidiaries to St. Paul or another wholly owned Subsidiary of St. Paul) on or in respect of, or declare or make any distribution on any shares of St. Paul Stock or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock or Rights.

                  (e) COMPENSATION; EMPLOYMENT AGREEMENTS, ETC. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of St. Paul or its Subsidiaries, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments) except (i) for oral at will employment agreements, (ii) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (iii) for other changes that are required by applicable law, or (iv) to satisfy contractual obligations existing as of the date hereof that are Previously Disclosed provided, however, that St. Paul and its Subsidiaries may consistent with past practice extend employment and severance agreements in effect on the date hereof that contain evergreen provisions for an additional one year period.

                  (f) BENEFIT PLANS. Enter into, establish, adopt, renew, or amend (except as may be required by existing contractual obligations existing as of the date hereof that are Previously Disclosed or applicable law) any pension, profit sharing, employee stock ownership, retirement, stock option, stock appreciation, phantom stock, stock purchase, savings, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of St. Paul or its Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options or other compensation or benefits payable thereunder.

                  (g) DISPOSITIONS. Except as Previously Disclosed, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business for fair value consistent with past practice.

                  (h) ACQUISITIONS. Except as permitted by Section 4.01(s) acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts contracted prior to the date hereof in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any Person or entity.

                  (i) GOVERNING DOCUMENTS. Amend the St. Paul Certificate, St. Paul By-laws or the certificate or articles of incorporation, charter or by-laws (or similar governing documents) of any of St. Paul's Subsidiaries.

                  (j) ACCOUNTING METHODS. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

                  (k) CONTRACTS. Except to satisfy Previously Disclosed written commitments outstanding on the date hereof, to extend the term of employment and severance agreements to the extent permitted by Section 4.01(e), and to renew real and personal property leases in the ordinary course of business where the renewal option would otherwise expire, enter into or terminate any material agreement or amend or modify in any material respect or renew any of its existing material agreements.

                  (l) CLAIMS. Except in the ordinary course of business consistent with past practice or involving an amount not in excess of $250,000, settle any claim, action or proceeding.

                  (m) FORECLOSE. Foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon; provided, however, that St. Paul and its Subsidiaries shall not be required to obtain such a report with respect to any real property having a fair market value of less than $1,000,000 or one-to four-family, non-agricultural residential property of five acres or less to be foreclosed upon unless it has reason to believe that such property might be in violation of or require remediation under Environmental Laws.

                  (n) DEPOSIT TAKING AND OTHER BANK ACTIVITIES. In the case of St. Paul Bank (i) voluntarily make any material changes in or to its deposit mix; (ii) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with past practice; or (iii) incur any liability or obligation relating to retail banking and branch merchandising, marketing and advertising activities and initiatives materially in excess of the amounts Previously Disclosed;

                  (o) FACILITIES. Except for ATMs and a new branch to be located in Naperville, Illinois, open any new offices or facilities or expand any existing office or facility; and except for the Morton Grove branch and any in-store locations whose host stores are closing or relocating, or as Previously Disclosed, close or relocate any office or facility.

                  (p) INVESTMENTS. Enter into any material securities transaction for its own account or purchase or otherwise acquire any material amount of investment securities for its own account except purchases and sales of securities consistent with past practice in order to maintain investment portfolios at St. Paul and its Subsidiaries that have risk and asset mix characteristics substantially similar to those of the respective investment portfolios as of the date hereof.

                  (q) CAPITAL EXPENDITURES. Purchase or lease fixed assets where the amount paid or committed thereof is in excess of $450,000 individually or $1,500,000 in the aggregate, except for amounts Previously Disclosed or for emergency repairs or replacements.

                  (r) LENDING. (i) Make any material changes in its policies concerning loan underwriting or which persons may approve loans or fail to comply with such policies as previously provided in writing to COFI; or (ii) make or commit to make any new loan or letter of credit, or any new or additional discretionary advance under any existing loan or line of credit, or restructure any existing loan or line of credit (other than (A) in the case of a consumer loan or extension of credit consistent with policies currently in effect as previously provided in writing to COFI, (B) in the case of a loan secured by a first mortgage on an owner occupied one-to-four single-family principal residence consistent with policies currently in effect as previously provided in writing to COFI and in a principal amount not in excess of $1,250,000,
         (C) in the case of a loan secured by a first mortgage on commercial real property (i) which is with full personal recourse to the borrower and made in accordance with underwriting policies currently in effect as previously provided in writing to COFI in a principal amount not in excess of $5,000,000 or (ii) which is an exception to its underwriting policies currently in effect as previously provided in writing to COFI, or without full personal recourse to the borrower, in a principal amount not in excess of $2,000,000, (D) in the case of a commercial loan secured by a first lien on accounts receivable, inventory or other tangible assets which also provides full personal recourse to the borrower in a principal amount not in excess of $2,000,000, or (E) in the case of loans outstanding on the date hereof to one borrower (or group of affiliated borrowers) the restructuring of loans with an aggregate principal balance not in excess of $2,000,000; provided in the case of subparts (A)-(D) the loan exposure to one borrower (or group of affiliated borrowers) shall not exceed $25,000,000) in each case without the prior written consent of COFI acting through its Chief Executive Officer or Executive Vice President of Lending in a written notice to St. Paul, which approval or rejection shall be given within three business days after delivery by St. Paul to such officer of COFI of the complete loan package;

                  (s) ACQUISITION OF LOANS. Purchase any loan, loan participation or other interest in any loan, except for the purchase by St. Paul Bank of adjustable rate first mortgage whole loans in an aggregate amount not to exceed $750 million through December 31, 1999 (and $100 million per month thereafter) on owner occupied one-to-four single family principal residences (and non-owner occupied rental property to the extent provided below) with each individual loan having a principal amount not in excess of $1.5 million consistent with

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

         current policies and guidelines in effect on the date hereof as Previously Disclosed, such purchases are to be from existing servicers only with each purchased pool of mortgages not exceeding $100 million with whole loans secured by one-to-four single family non-owner occupied property representing not more than 15% of the dollar value of any mortgage pool.

                  (t) LAND DEVELOPMENT OPERATIONS. Engage in any single land development acquisition transaction involving an amount in excess of $250,000.

                  (u) ADVERSE ACTIONS. (i) Take any action or fail to take any action while knowing that such action or inaction would, or is reasonably likely to, prevent or impede (A) the Company Merger from qualifying for "pooling-of-interests" accounting treatment or (B) the Company Merger or the Bank Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or (ii) knowingly take any action or fail to take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time except as expressly permitted by this Agreement, (B) any of the conditions to the Company Merger set forth in Article VII not being satisfied except as expressly permitted by this Agreement or (C) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

                  (v) RISK MANAGEMENT. Except as required by applicable law or regulation, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

                 (w) INDEBTEDNESS. Incur any indebtedness for borrowed money other than Federal Home Loan Bank advances with a term not in excess of three years in an aggregate amount not to exceed $750 million through December 31, 1999 (and $100 million per month thereafter) in the ordinary course of business.

                  (x) COMMITMENTS. Agree or commit to do any of the foregoing.

         4.02 FORBEARANCES OF COFI. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of St. Paul, COFI will not, and will cause each of its Subsidiaries not to:

                  (a) PRESERVATION. Fail to use reasonable efforts to (i) preserve intact in any material respect their business organizations and assets and (ii) maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to materially impair the ability of COFI or Charter Michigan to perform any of its obligations under this Agreement.

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

                  (b) EXTRAORDINARY DIVIDENDS. Make, declare, pay or set aside for payment any extraordinary dividend or distribution other than in the form of COFI Stock.

                  (c) ADVERSE ACTIONS. (i) Take any action or fail to take any action while knowing that such action or inaction would, or is reasonably likely to, prevent or impede (A) the Company Merger from qualifying for "pooling-of-interests" accounting treatment or (B) the Company Merger or the Bank Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or (ii) knowingly take any action or fail to take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time except as expressly permitted by this Agreement, (B) any of the conditions to the Company Merger set forth in Article VII not being satisfied except as expressly permitted by this Agreement or (C) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation; PROVIDED, HOWEVER, that nothing contained herein shall limit the ability of COFI to exercise its rights under the Stock Option Agreement.

                  (d) ACCOUNTING METHODS. Implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

                  (e) COMMITMENTS. Agree or commit to do any of the foregoing.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         5.01 DISCLOSURE SCHEDULES. On or prior to the date hereof, COFI has delivered to St. Paul a schedule and St. Paul has delivered to COFI a schedule (respectively, its "DISCLOSURE SCHEDULE") which sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 (other than Section 5.03(f)(ii)(A)-(C) for which no disclosure is permitted) or
5.04 or to one or more of its covenants contained in Article IV and which are not disclosed in such party's Annual Proxy Statement or 1998 Form 10-K; PROVIDED, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a Specified Representation if its absence would not be reasonably likely to result in the Specified Representation being deemed untrue or incorrect under the standard established by Section 5.02 and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a Specified Representation shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on the party making the representation, and St. Paul's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached as a result of effects arising solely from actions taken in compliance with a written request of COFI.

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

         5.02 STANDARD. No representation or warranty of St. Paul or COFI contained in Section 5.03(a), (c)(iii), (d), (e), (f)(i), (n), (o), (p), (q),
(r), (s), (t), (v) and (x) or 5.04(a), (c), (d), (e), (f), (k), (l), (m), (n),
(o) (q) and (r) (collectively, the "Specified Representations") shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a Specified Representation, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with such Specified Representation has had or is reasonably likely to have a Material Adverse Effect.

         5.03 REPRESENTATIONS AND WARRANTIES OF ST. PAUL. Subject to Sections
5.01 and 5.02 and except as Previously Disclosed (which exception shall not apply to Section 5.03(f)(ii)(A)-(C)) (with St. Paul using its reasonable best efforts to disclose information in its Disclosure Schedule corresponding to the relevant paragraph below), St. Paul hereby represents and warrants to COFI:

                  (a) ORGANIZATION, STANDING AND AUTHORITY. St. Paul is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. St. Paul is duly qualified to do business and is in good standing in the states of the United States and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

                  (b) ST. PAUL STOCK. The authorized capital stock of St. Paul consists solely of (i) 80,000,000 shares of St. Paul Common Stock, of which 40,010,058 shares were outstanding, and 1,608,791 shares were held in treasury, as of the business day prior to the date hereof, and
         (ii) 10,000,000 shares of St. Paul Preferred Stock, of which no shares are outstanding. The outstanding shares of St. Paul Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, there are no shares of St. Paul Stock authorized and reserved for issuance, St. Paul does not have any Rights issued or outstanding with respect to St. Paul Stock, and St. Paul does not have any commitment to authorize, issue or sell any St. Paul Stock or Rights, other than pursuant to this Agreement and the Stock Option Agreement. The number of shares of St. Paul Common Stock which are issuable upon exercise of each St. Paul Stock Option outstanding as of the date hereof and the exercise price per share are Previously Disclosed.

                  (c) SUBSIDIARIES. (i)(A) St. Paul has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of St. Paul's Subsidiaries are or may become required to be issued (other than to St. Paul or its wholly-owned Subsidiaries) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of St. Paul's Subsidiaries is or may become bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to St. Paul or its wholly-owned Subsidiaries),
         (E) there are no contracts, commitments, understandings, or arrangements relating to St. Paul's rights to vote or to dispose of such securities of its Subsidiaries and (F) all the equity securities

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

         of each St. Paul Subsidiary held by St. Paul or its Subsidiaries are fully paid and nonassessable and are owned by St. Paul or its Subsidiaries free and clear of any Liens.

                           (ii) Except for stock in the Federal Home Loan Bank
                  of Chicago and readily marketable securities, neither St. Paul nor any St. Paul Subsidiary owns beneficially any equity securities or similar interests of any Person, or any interest in a partnership, limited liability company, or joint venture of any kind, other than a St. Paul Subsidiary.

                           (iii) Each of St. Paul's Subsidiaries has been duly
                  organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

                  (d) CORPORATE POWER. Each of St. Paul and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and St. Paul has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby.

                  (e) CORPORATE AUTHORITY. Subject in the case of this Agreement to receipt of the requisite approval of this Agreement (including the agreement of merger set forth herein) by the holders of two-thirds of the outstanding shares of St. Paul Common Stock entitled to vote thereon (which is the only St. Paul stockholder vote required thereon), this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby have been authorized, deemed advisable and approved by all necessary corporate action of St. Paul and the St. Paul Board (by unanimous vote) on or prior to the date hereof. This Agreement is a valid and legally binding obligation of St. Paul, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

                  (f) REGULATORY FILINGS; NO DEFAULTS. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority are required to be made or obtained by St. Paul or any of its Subsidiaries in connection with the execution, delivery or performance by St. Paul of this Agreement or the Stock Option Agreement or the consummation of the Company Merger or the Bank Merger except for (A) filings of applications or notices with Regulatory Authorities, (B) filings with the SEC and state securities authorities, and (C) the filing of (and endorsement of, if required) certificates of merger and articles of combination with the Delaware Secretary, the Administrator and the OTS. As of the date hereof, St. Paul is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received in a timely manner without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

                           (ii) Subject to receipt from Regulatory Authorities
                  of the regulatory approvals referred to in the preceding paragraph, and expiration of related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement (other than the Bank Merger) and the Stock Option Agreement and the consummation of the Company Merger and the exercise of rights under the Stock Option Agreement do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, license, indenture or instrument of St. Paul or of any of its Subsidiaries or to which St. Paul or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the St. Paul Certificate or the St. Paul ByLaws, (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, license, indenture or instrument or (D) result in any penalty payment relating to borrowed funds, advances or financial instruments; subject in the case of subparts A-C hereof to breaches, violations, defaults or rights of termination arising out of the consummation of the Company Merger that would not have a Material Adverse Effect, individually or in the aggregate, on St. Paul and the St. Paul Subsidiaries taken as a whole; and provided real property leases to which St. Paul is the successor in interest by virtue of the merger of Beverly Bancorporation, with and into St. Paul (the "Beverly Leases") shall not be taken into account, individually or in the aggregate, in determining whether the representations in this Section 5.03(f)(ii) have been breached.

                  (g) FINANCIAL REPORTS, SEC DOCUMENTS, AND MATERIAL ADVERSE EFFECT. (i) St. Paul's 1998 Form 10-K and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 1998 under the Securities Act, or under
         Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, St. Paul's "SEC DOCUMENTS") with the SEC, as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of St. Paul and its Subsidiaries as of its date, and each of the statements of income or results of operations and changes in stockholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, in all material respects, the results of operations, changes in stockholders' equity and cash flows, as the case may be, of St. Paul and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of unaudited statements.

                           (ii) Except for liabilities incurred in connection
                  with negotiation of and compliance with this Agreement and otherwise in connection with the transactions contemplated hereby, since December 31, 1998 to the date hereof, St. Paul and its Subsidiaries have not incurred any material liability other than in the ordinary course of business consistent with past practice.

                           (iii) Since December 31, 1998, (A) St. Paul and its
                  Subsidiaries have to the date hereof conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby) and
                  (B) there has not occurred any event or circumstance that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), would constitute a Material Adverse Effect with respect to St. Paul.

                  (h) LITIGATION. No material litigation, claim or other proceeding before any Governmental Authority is pending against St. Paul or any of its Subsidiaries and, to St. Paul's knowledge, no such litigation, claim or other proceeding has been threatened.

                  (i) REGULATORY MATTERS. (i) Neither St. Paul nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions and trust companies (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the FRB, the OTS, the Commissioner, the DOJ, and the FDIC) or the supervision or regulation of it or any of its Subsidiaries (collectively, the "REGULATORY AUTHORITIES").

                           (ii) Neither St. Paul nor any of its Subsidiaries has
                  been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, or extraordinary supervisory letter.

                  (j) COMPLIANCE WITH LAWS. Except for violations and acts of noncompliance that are not material to the business, assets, properties, operations or financial performance or condition of St. Paul or any of its Subsidiaries, each of St. Paul and its Subsidiaries:

                           (i) is in substantial compliance with all applicable
                  federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

                           (ii) has all permits, licenses, authorizations,
                  orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to St. Paul's knowledge, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement; and

                           (iii) has received, since December 31, 1998, no
                  notification or communication from any Governmental Authority
                  (A) asserting that St. Paul or any of its Subsidiaries is not in compliance in any material respect with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any material license, franchise, permit, or governmental authorization (nor, to St. Paul's knowledge, do any grounds for any of the foregoing exist).

                  (k) MATERIAL CONTRACTS; REAL ESTATE LEASES; DEFAULTS. As of the date hereof, except for this Agreement, the Stock Option Agreement and those agreements and other documents filed as exhibits to its SEC Documents, neither it nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or (ii) that restricts or limits in any material way the conduct of business by it or any of its Subsidiaries (it being understood that any non-compete or similar provision shall be deemed material). Each real estate lease (including White Hen Pantry Store ATMs but excluding other
         ATMs) that may require the consent of the lessor or its agent resulting from the Company Merger or the Bank Merger by virtue of a prohibition or restriction relating to assignment, by operation of law or otherwise, or change in control, is listed in the St. Paul Disclosure
         Schedule identifying the section of the lease that contains such prohibition or restriction. Neither St. Paul nor any of its Subsidiaries is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                  (l) BROKERS. No action has been taken by St. Paul that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a Previously Disclosed fee to be paid by St. Paul to Merrill Lynch & Co.

                  (m) EMPLOYEE BENEFIT PLANS. (i) St. Paul has Previously Disclosed a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare and fringe benefit plans, employment, severance and change in control agreements and all similar practices, policies and arrangements maintained by St. Paul or any of its Subsidiaries in which any employee or former employee, consultant or former consultant or director or former director of St. Paul or any of its Subsidiaries participates or to which any such employees, consultants or directors are a party other than plans and programs involving immaterial obligations (the "COMPENSATION AND BENEFIT PLANS"). Except as expressly contemplated by a separate agreement entered into by St. Paul and COFI on the date hereof, neither St. Paul nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify, change or renew any existing Compensation and Benefit Plan.

                           (ii) Each Compensation and Benefit Plan has been
                  operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "PENSION PLAN") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and St. Paul is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of St. Paul, threatened legal action, suit or claim relating to the Compensation and Benefit Plans (other than routine claims for benefits). Neither St. Paul nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject St. Paul or any of its

                  Subsidiaries to a material tax or penalty imposed by either
                  Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

                           (iii) No material liability (other than for payment
                  of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by St. Paul or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (an "ERISA AFFILIATE") which is considered one employer with St. Paul under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an "ERISA AFFILIATE PLAN"). None of St. Paul, any of its Subsidiaries or any ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or by any ERISA Affiliate Plan within the 12-month period ending on the date hereof. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, to St. Paul's knowledge, no condition exists that presents a material risk that such proceedings will be instituted by the PBGC. To the knowledge of St. Paul, there is no pending investigation or enforcement action by the PBGC, DOL or IRS or any other Governmental Authority with respect to any Compensation and Benefit Plan. Under each Pension Plan and ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Pension Plan or ERISA Affiliate
                  Plan), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan and since such date there has been neither a material adverse change in the financial condition of such Pension Plan or ERISA Affiliate Plan nor any amendment or other change to such Pension Plan or ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result.

                           (iv) All material contributions required to be made
                  under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which St. Paul or any of its Subsidiaries is a party have been timely made or have been reflected on St. Paul's financial statements. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. None of St. Paul, any of its Subsidiaries or any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and

                  (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA.

                           (v) Neither St. Paul nor any of its Subsidiaries has
                  any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. There has been no communication to employees by St. Paul or any of its Subsidiaries that would reasonably be expected to promise or guarantee such employees retiree health or life insurance or other retiree death benefits on a permanent basis.

                           (vi) St. Paul and its Subsidiaries do not maintain
                  any Compensation and Benefit Plans covering foreign employees.

                           (vii) Except as expressly contemplated by a separate
                  agreement entered into by St. Paul and COFI on the date hereof, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any employee, consultant or director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

                           (viii) Neither St. Paul nor any of its Subsidiaries
                  maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

                           (ix) To the knowledge of St. Paul, as a result,
                  directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of COFI, St. Paul or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

                           (x) There are no SARs, LSARs, shares of restricted
                  stock, performance shares or performance units (as such terms are defined in the St. Paul 1995 Incentive Plan) outstanding under the St. Paul Stock Plans and neither St. Paul nor any St. Paul Subsidiary has any commitment or obligation to make any awards thereof.

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

                           (xi) There are no phantom stock shares or awards
                  outstanding.

                  (n) LABOR MATTERS. Neither St. Paul nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is St. Paul or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel St. Paul or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to St. Paul's knowledge, threatened, nor is St. Paul aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

                  (o) TAKEOVER LAWS; ST. PAUL RIGHTS AGREEMENT; DISSENTERS RIGHTS. This Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby are not subject to the requirements of any "moratorium," "control share", "fair price", "affiliate transactions", "business combination" or other antitakeover laws and regulations of any state, including the provisions of Section 203 of the DGCL ("TAKEOVER LAWS") applicable to St. Paul or any St. Paul Subsidiary. The provisions of Article 12 of the St. Paul Certificate do not apply to the entering into of this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby, including the Company Merger. It has (i) duly approved an appropriate amendment to the St. Paul Rights Agreement and (ii) taken all other action necessary or appropriate so that the entering into of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not result in the ability of any Person to exercise any Rights, as defined in the St. Paul Rights Agreement (the "ST. PAUL RIGHTS"), or enable or require the St. Paul Rights to separate from the shares of St. Paul Common Stock to which they are attached or to be triggered or become exercisable. No "DISTRIBUTION DATE" or "SHARES ACQUISITION DATE" (as such terms are defined in the St. Paul Rights Agreement) has occurred or will occur in connection with the entering into of this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby. The holders of St. Paul Common Stock will not have dissenters' rights in connection with the Company Merger.

                  (p) ENVIRONMENTAL MATTERS. To St. Paul's knowledge, neither the conduct nor operation of St. Paul or its Subsidiaries nor any condition of any property currently or previously owned or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, results or resulted in a violation of any Environmental Laws and to St. Paul's knowledge, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any liability to St. Paul or any St. Paul Subsidiary under or by reason of any Environmental Laws or Materials of Environmental Concern. To St. Paul's knowledge, except for any notice for which, in St. Paul's reasonable judgment, there is no reasonable basis, neither St. Paul nor any of its Subsidiaries has received any notice from any person or entity that St. Paul or its Subsidiaries or the operation or condition of any property ever owned, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law or relating to Materials of Environmental Concern, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of Materials of Environmental Concern at, on, beneath, or originating from any such property.

                  (q) TAX MATTERS. (i) (a) All Tax Returns that are required to be filed by or with respect to St. Paul or its Subsidiaries have been duly filed, or requests for extensions have been timely filed (or an extension is automatic) and any such extension has been granted and has not been rescinded, (b) all Taxes shown to be due on Tax Returns referred to in clause (a), if filed, and all Taxes required to be shown on the Tax Returns for which extensions have been granted have been paid in full or adequate provision has been made for such Taxes on St. Paul's most recent balance sheet provided to COFI, (c) the Tax Returns referred to in clause (a) that have been filed have been examined by the IRS or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (d) all deficiencies asserted or assessments made as a result of such examinations have been paid in full or non-material amounts are being contested in good faith,
         (e) no material issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (a) are currently pending, and (f) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of St. Paul or its Subsidiaries. St. Paul has made available to COFI true and correct copies of the United States federal income Tax Returns filed by St. Paul and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 1998. Neither St. Paul nor any of its Subsidiaries has any material liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by St. Paul's SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in St. Paul's SEC Documents filed on or prior to the date hereof. As of the date hereof, neither St. Paul nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Company Merger or the Bank Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                           (ii) No Tax is required to be withheld pursuant to
                  Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

                           (iii) St. Paul and its Subsidiaries will not be
                  liable for any taxes as a result of the Company Merger.

                  (r) RISK MANAGEMENT INSTRUMENTS. All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for St. Paul's own account, or for the account of one or more of St. Paul's Subsidiaries or their customers (all of which are Previously Disclosed), were entered into (i) in accordance with prudent business

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

         practices and in all material respects in compliance with all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of St. Paul or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither St. Paul nor its Subsidiaries, nor to St. Paul's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

                  (s) INSURANCE. St. Paul has Previously Disclosed all of the material insurance policies, binders, or bonds maintained by St. Paul or its Subsidiaries. St. Paul and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of St. Paul reasonably has determined to be prudent in accordance with industry practices and in accordance in all material respects with all contractual obligations. All such insurance policies are in full force and effect; St. Paul and its Subsidiaries are not in material default thereunder; and all material claims thereunder have been filed in due and timely fashion.

                  (t) ACCOUNTING TREATMENT. As of the date hereof, St. Paul is aware of no reason why the Company Merger will fail to qualify for "pooling-of-interests" accounting treatment.

                  (u) YEAR 2000 COMPLIANT. Neither St. Paul nor any of its Subsidiaries has received, or has reason to believe that it will receive, a rating of less than (redacted) on any OTS Year 2000
         Report of Examination. St. Paul has Previously Disclosed a complete and accurate copy of its plan for addressing the issues set forth in the statements of the FFIEC dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect it and its Subsidiaries, and such plan is in material compliance with the schedule set forth in the FFIEC statements. Neither St. Paul nor any of its Subsidiaries, to the extent applicable, has received, or has reason to believe that it will receive, a rating of less than (redacted) on any Year 2000 examination by the Commissioner or any other applicable Governmental Authority of the State of Illinois. St. Paul and its Subsidiaries shall complete Year 2000 testing and certification in accordance with the requirements set forth in a separate letter from St. Paul to COFI of even date herewith.

                  (v) GOVERNMENTAL REVIEWS. No investigation or review by any Governmental Authority with respect to St. Paul or any St. Paul Subsidiary is pending or, to the knowledge of St. Paul, threatened, nor has any Governmental Authority indicated to St. Paul or any St. Paul Subsidiary an intention to conduct the same, other than normal or routine regulatory examinations.

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

                  (w) FAIRNESS OPINION. On the date of this Agreement, Merrill Lynch & Co. has provided to the St. Paul Board a written fairness opinion to the effect that the Exchange Ratio is fair to the stockholders of St. Paul from a financial point of view.

                  (x) COMPLIANCE WITH SERVICING OBLIGATIONS. St. Paul and the St. Paul Subsidiaries are in compliance in all material respects with all contract, agency and investor requirements and guidelines, and all applicable laws, rules and regulations of Governmental Authorities, relating to the servicing and administration of loans by them, or any of them, including but not limited to, properly and timely making interest rate adjustments to adjustable rate loans.

         5.04 REPRESENTATIONS AND WARRANTIES OF COFI. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed (with COFI using its reasonable best efforts to disclose information in its Disclosure Schedule corresponding to the relevant paragraph below), COFI hereby represents and warrants to St. Paul as follows:

                  (a) ORGANIZATION, STANDING AND AUTHORITY. COFI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. COFI is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

                  (b) COFI STOCK. (i) As of the date hereof, the authorized capital stock of COFI consists solely of (A) 360,000,000 shares of COFI Common Stock, of which no more than 166,401,568 shares were outstanding, and zero shares were held in treasury, as of the day prior to the date hereof and (B) 20,000,000 shares of preferred stock, $0.01 par value per share, of which none were issued and outstanding on the date hereof. As of the date hereof, COFI does not have any Rights issued or outstanding with respect to COFI Common Stock and COFI does not have any commitment to authorize, issue or sell any COFI Common Stock or Rights, other than pursuant to (A) this Agreement, (B) outstanding stock options (and any mandatory future awards under stock option plans) that have been Previously Disclosed, (C) its dividend reinvestment plan on terms Previously Disclosed, and (D) the COFI Rights Agreement. The outstanding shares of COFI Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights).

                           (ii) The shares of COFI Common Stock to be issued in
                  exchange for shares of St. Paul Common Stock in the Company Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights.

                  (c) SUBSIDIARIES. Each of COFI's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business

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

         requires it to be so qualified and COFI owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries.

                  (d) CORPORATE POWER. Each of COFI and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and each of COFI and Charter Michigan has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and, in the case of COFI, the Stock Option Agreement, and to consummate the transactions contemplated hereby and thereby.

                  (e) CORPORATE AUTHORITY. Subject to the approval of the issuance of COFI Common Stock to be issued in the Company Merger by the holders of a majority of the outstanding COFI Common Stock voted (cast) at the COFI Meeting in accordance with the NASDAQ or NYSE rules, whichever is applicable (which is the only COFI stockholder vote required thereon), this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby have been authorized, deemed advisable and approved by all necessary corporate action of COFI and Charter Michigan and the COFI Board and the Charter Michigan Board on or prior to the date hereof. This Agreement is a valid and legally binding agreement of COFI and Charter Michigan, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

                  (f) REGULATORY FILINGS; NO DEFAULTS. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by COFI or any of its Subsidiaries in connection with the execution, delivery or performance by COFI or Charter Michigan of this Agreement or the consummation of the Company Merger or the Bank Merger except for
         (A) the filings referred to in Section 5.03(f)(i); (B) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of COFI Common Stock in the Company Merger; and (C) receipt of the approvals set forth in Section 7.01(b). As of the date hereof, COFI is not aware of any reason why the approvals set forth in
         Section 7.01(b) will not be received in a timely manner without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

                           (ii) Subject to the satisfaction of the requirements
                  referred to in the preceding paragraph, and expiration of the related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the Company Merger do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, license, indenture or instrument of COFI or of any of its Subsidiaries or to which COFI or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the certificate of incorporation or by-laws (or similar governing documents) of COFI or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, license, indenture or instrument.

                  (g) FINANCIAL REPORTS, SEC DOCUMENTS; MATERIAL ADVERSE EFFECT, AND OTHER MATTERS. (i) COFI's SEC Documents, as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of COFI and its Subsidiaries as of its date, and each of the statements of income or results of operations and changes in stockholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, in all material respects, the results of operations, changes in stockholders' equity and cash flows, as the case may be, of COFI and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited financial statements.

                           (ii) Since December 31, 1998, (A) COFI and its
                  Subsidiaries have to the date hereof conducted their respective businesses and incurred their respective material liabilities in the ordinary and usual course consistent with past practice (excluding branch and deposit purchases and matters related to this Agreement and the transactions contemplated hereby) and (B) there has not occurred any event or circumstance that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.04 or otherwise), would constitute a Material Adverse Effect with respect to COFI.

                           (iii) As of the date of this Agreement, neither COFI
                  nor any of its Subsidiaries is in default in any material respect under any material contract (as defined in Section 5.03(k)) to which it is a party, by which its respective assets, business or operations may be bound or affected, or under which it or its respective assets, business or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                  (h) LITIGATION; REGULATORY ACTION. (i) No material litigation, claim or other proceeding before any Governmental Authority is pending against COFI or any of its Subsidiaries and, to COFI's knowledge, no such litigation, claim or other proceeding has been threatened.

                           (ii) Neither COFI nor any of its Subsidiaries or
                  properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter to, or extraordinary supervisory letter from a Regulatory Authority, nor has COFI or any of its Subsidiaries been advised by a Regulatory Authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or extraordinary, supervisory letter.

                  (i) COMPLIANCE WITH LAWS. Except for violations and acts of noncompliance that are not material to the business, assets, properties, operations or financial performance or condition of COFI or any of its Subsidiaries, each of COFI and its Subsidiaries:

                           (i) is in substantial compliance with all applicable
                  federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices; and

                           (ii) has all permits, licenses, authorizations,
                  orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement; and

                           (iii) has received, since December 31, 1998, no
                  notification or communication from any Governmental Authority
                  (A) asserting that COFI or any of its Subsidiaries is not in compliance in any material respect with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any material license, franchise, permit, or governmental authorization (nor, to COFI's knowledge, do any grounds for any of the foregoing exist).

                  (j) BROKERS. No action has been taken by COFI that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the

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

         transactions contemplated by this Agreement, except for a fee to be paid by COFI to Salomon Smith Barney.

                  (k) TAKEOVER LAWS. COFI has taken all action required to be taken by it in order to exempt this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any Takeover Laws applicable to COFI or Charter Michigan or their Subsidiaries.

                  (l) ENVIRONMENTAL MATTERS. To COFI's knowledge, neither the conduct nor operation of COFI or its Subsidiaries nor any condition of any property currently or previously owned or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, results or resulted in a violation of any Environmental Laws and to COFI's knowledge no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any liability to COFI or any COFI Subsidiary under or by reason of Environmental Laws or Materials of Environmental Concern. To COFI's knowledge, except for any notice for which, in COFI's reasonable judgment, there is no reasonable basis, neither COFI nor any of its Subsidiaries has received any notice from any person or entity that COFI or its Subsidiaries or the operation or condition of any property ever owned, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law or relating to Materials of Environmental Concern, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property.

                  (m) TAX MATTERS. (i) All Tax Returns that are required to be filed by or with respect to COFI or its Subsidiaries have been duly filed, or requests for extensions have been timely filed (or an extension is automatic) and any such extension has been granted and has not been rescinded, (ii) all Taxes shown to be due on Tax Returns referred to in clause (i) , if filed, and all Taxes required to be shown on the Tax Returns for which extensions have been granted have been paid in full or adequate provision has been made for such Taxes on COFI's most recent balance sheet provided to St. Paul, (iii) the Tax Returns referred to in clause (i) that have been filed have been examined by the IRS or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (iv) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, or non-material amounts are being contested in good faith, (v) no material issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of COFI or its Subsidiaries. Neither COFI nor any of its Subsidiaries has any material liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by COFI's SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in COFI's SEC Documents filed on or prior to the date hereof. As of the date hereof, neither COFI nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Company Merger or the Bank Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  (n) ACCOUNTING TREATMENT. As of the date hereof, COFI is aware of no reason why the Company Merger will fail to qualify for "pooling-of-interests" accounting treatment.

                  (o) COFI OWNERSHIP OF ST. PAUL STOCK. Neither COFI nor any of its Subsidiaries either beneficially owns any shares of St. Paul Common Stock or, other than as contemplated by this Agreement and the Stock Option Agreement, has any option, warrant or right of any kind to acquire the beneficial ownership of any shares of St. Paul Common Stock.

                  (p) YEAR 2000. Neither COFI nor any of its Subsidiaries has received, or has reason to believe that it will receive, a rating of less than (redacted) on any OTS Year 2000 Report of Examination.
         COFI has Previously Disclosed a complete and accurate copy of its plan for addressing the issues set forth in the statements of the FFIEC dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect it and its Subsidiaries, and such plan is in material compliance with the schedule set forth in the FFIEC statements. COFI is in compliance with FFIEC guidelines in all material respects.

                  (q) GOVERNMENTAL REVIEWS. No investigation or review by any Governmental Authority with respect to COFI or any of its Subsidiary is pending or, to the knowledge of COFI, threatened, nor has any Governmental Authority indicated to COFI or any of its Subsidiary an intention to conduct the same, other than normal or routine regulatory examinations.

                  (r) RISK MANAGEMENT INSTRUMENTS. All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for COFI's own account, or for the account of one or more of COFI's Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and in all material respects in compliance with all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of COFI or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither COFI nor its Subsidiaries, nor to COFI's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

                  (s) FAIRNESS OPINION. On the date of this Agreement, Salomon Smith Barney has provided to the COFI Board a written fairness opinion to the effect that the Exchange Ratio is fair to the stockholders of COFI from a financial point of view.

                  (t) EMPLOYEE BENEFIT PLANS. Each employee benefit plan, program, policy or arrangement (including, but not limited to employee benefit plans (as defined in section 3(3) of ERISA) which COFI or any of its Subsidiaries maintain or contribute to for the benefit of their current or former employees complies and has been administered in form and in operation in all material respects with all applicable requirements of law and no notice has been issued by any Governmental Authority questioning or challenging such compliance.

                                   ARTICLE VI

                                    COVENANTS

         6.01 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of St. Paul and COFI agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Transaction as promptly as practicable and otherwise to enable consummation of the Transaction and shall cooperate fully with the other party hereto to that end. Such reasonable best efforts shall include, without limitation, using reasonable best efforts to obtain all necessary consents, approvals or waivers from Regulatory Authorities necessary for the consummation of the Transaction and opposing vigorously any litigation or administrative proceeding or directive relating to this Agreement or the Transaction, including, promptly appealing any adverse court or agency order. Without limiting the generality of the foregoing, each of St. Paul and COFI agrees to use its reasonable best efforts to cause the Company Merger to be consummated on or before October 31, 1999.

         6.02 STOCKHOLDER APPROVALS. COFI and St. Paul agree to take, in accordance with applicable law or NASDAQ or NYSE rules, whichever is applicable, and their certificates of incorporation and by-laws, all action necessary to convene an appropriate meeting of their stockholders to consider and vote upon, in the case of St. Paul, the adoption of this Agreement and in the case of COFI to approve the issuance of COFI Common Stock to be issued in the Company Merger, and in each case any other matter required to be approved by such stockholders for consummation of the Company Merger (including any adjournment or postponement, the "COFI MEETING" or "ST. PAUL MEETING", whichever is applicable), in each case as promptly as practicable after the Registration Statement is declared effective. The COFI Board and the St. Paul Board shall each recommend such adoption or approval, and COFI and St. Paul shall take all reasonable, lawful action to solicit such adoption or approval by its stockholders; provided if either the St. Paul Board or COFI Board concludes by at least a two-thirds vote of its entire membership that such recommendation would result in a violation of its fiduciary duties to stockholders under applicable law (as determined in good faith after consultation with counsel) arising by virtue of St. Paul's receipt of a St. Paul Proposal or COFI's receipt of a COFI Proposal, whichever is applicable, then such Board will not be required to make such recommendations.

         6.03 REGISTRATION STATEMENT. (a) COFI agrees to promptly prepare a registration statement on Form S-4 (the "REGISTRATION STATEMENT") which, subject to compliance by St. Paul with Sections 6.03(b) and (c), will comply in all material respects with applicable federal securities laws to be filed by COFI with the SEC in connection with the issuance of COFI Common Stock in the Company Merger (including the joint proxy statement and prospectus and other proxy solicitation materials of COFI and St. Paul constituting a part thereof (the "PROXY STATEMENT") and all related documents). St. Paul agrees to cooperate, and to cause its Subsidiaries to cooperate, with COFI, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement; and PROVIDED that St. Paul and its Subsidiaries have cooperated as required above, COFI agrees to file the Registration Statement (or the form of the Proxy Statement) in preliminary form with the SEC as promptly as reasonably practicable and shall use reasonable best efforts to cause such filing to occur within 45 days after execution of this Agreement. If COFI files the Proxy Statement in preliminary form, it agrees to file the Registration Statement with the SEC as soon as reasonably practicable after any SEC comments with respect to the preliminary Proxy Statement are resolved. Each of St. Paul and COFI agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. COFI also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. St. Paul agrees to furnish to COFI all information concerning St. Paul, its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

                  (b) Each of St. Paul and COFI agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the COFI Meeting or the St. Paul Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of St. Paul and COFI further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

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

                  (c) COFI agrees to advise St. Paul, promptly after COFI receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of COFI Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

                  (d) Each of COFI and St. Paul, in consultation with the other, shall employ professional proxy solicitors to assist it in contacting stockholders in connection with soliciting votes on the matters to be considered and voted upon at the COFI Meeting and St. Paul Meeting.

         6.04 PRESS RELEASES. Each of St. Paul and COFI agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or NASDAQ or NYSE rules, whichever is applicable, and then only after making reasonable efforts to first consult with the other party.

         6.05 ACCESS; INFORMATION. (a) Each of St. Paul and COFI agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's Representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it and its Subsidiaries as the other may reasonably request. St. Paul shall also permit COFI or its environmental consultant, at the sole expense of COFI, to conduct environmental audits, studies and tests on real property currently owned, leased or used by St. Paul or any of its Subsidiaries or upon which any of them have a Lien; provided however COFI shall not conduct any subsurface or phase II environmental assessments on any such property unless the phase I environmental assessment (or in the absence thereof based upon the advise of COFI's environmental consultant) indicates a reasonable basis for conducting further assessments, studies or testing. In the event any subsurface or phase II site assessments are conducted (which assessments shall be at COFI's sole expense), COFI shall indemnify St. Paul for all costs and expenses associated with returning the property to its previous condition. St. Paul shall provide copies to COFI of any phase I site assessments or other environmental reports in its or its Subsidiaries' possession or control with respect to any real property previously or currently owned, leased or used by St. Paul or any of its Subsidiaries or upon which any of them has a Lien. COFI shall not have the right to conduct a phase I or phase II assessment with respect to any real property upon which St. Paul or its Subsidiaries have a Lien.

                  (b) Each of St. Paul and COFI agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 6.05 (as well as any other information

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

         obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its Representatives to keep confidential, all information and documents obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents, extracts thereof or notes, analyses, compilations, studies or other documents containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

                  (c) During the period from the date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same shall become available.

         6.06 ST. PAUL PROPOSAL. St. Paul agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any St. Paul Proposal. It shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than COFI with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to a St. Paul Proposal in existence on the date hereof. St. Paul shall promptly (within 24 hours) advise COFI following the receipt by St. Paul of any St. Paul Proposal and the substance thereof (including the identity of the person making such St. Paul Proposal), and advise COFI of any material developments with respect to such St. Paul Proposal immediately upon the occurrence thereof. Notwithstanding the foregoing, after receipt of a St. Paul Proposal and during the period prior to a St. Paul Meeting, St. Paul may provide information at the request of or enter into negotiations with a third party with respect thereto, if the fiduciary duties of the St. Paul Board would so require (as determined in good faith after consultation with legal counsel) under applicable law.

         6.07 AFFILIATE AGREEMENTS. (a) Not later than the 15th day prior to the mailing of the Proxy Statement, (i) COFI shall deliver to St. Paul a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the COFI Meeting, deemed to be an "affiliate" of COFI (each, a "COFI AFFILIATE") as that term is used in SEC Accounting Series

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

Releases 130 and 135; and (ii) St. Paul shall deliver to COFI a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the St. Paul Meeting, deemed to be an "affiliate" of St. Paul (each, a "ST. PAUL AFFILIATE") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135.

                  (b) Each of St. Paul and COFI shall use its respective reasonable best efforts to cause each person who may be deemed to be a St. Paul Affiliate or a COFI Affiliate, as the case may be, to execute and deliver to St. Paul and COFI on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit D or Exhibit E, respectively.

         6.08 TAKEOVER LAWS. No party hereto shall take any action that would cause the transactions contemplated by this Agreement or the Stock Option Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement and the Stock Option Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

         6.09 CERTAIN POLICIES. Prior to the Effective Date, St. Paul shall, and shall cause its Subsidiaries, but only to the extent consistent with generally accepted accounting principles and on a basis mutually satisfactory to it and COFI, to modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of COFI; PROVIDED, HOWEVER, that St. Paul shall not be obligated to take any such action pursuant to this Section 6.09 unless and until COFI acknowledges that all conditions to its obligations to consummate the Company Merger have been satisfied or waived and certifies to St. Paul that COFI's representations and warranties, subject to
Section 5.02, are true and correct as of such date and that COFI is otherwise in material compliance with this Agreement and is prepared to consummate the Company Merger. St. Paul's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 6.09.

         6.10 LISTING. COFI agrees to use its best efforts to list, prior to the Effective Time, on the NASDAQ or NYSE, whichever is applicable, subject to official notice of issuance, the shares of COFI Common Stock to be issued to the holders of St. Paul Common Stock in the Company Merger.

         6.11 REGULATORY APPLICATIONS. (a) COFI and St. Paul and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to promptly prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement and shall use reasonable best efforts to file within 45 days of the date hereof, the applications necessary to obtain the permits, consents, approvals and authorizations of all Regulatory Authorities necessary to consummate the Transaction. Each of COFI and St. Paul shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange

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

of information, with respect to, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

                  (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

         6.12     OFFICERS' AND DIRECTORS' INSURANCE; INDEMNIFICATION.

                  (a) For six years after the Effective Time COFI shall maintain officers' and directors' liability insurance covering the persons who are presently covered by St. Paul's current officers' and directors' liability insurance policy with respect to actions, omissions, events, matters or circumstances occurring at or prior to the Effective Time, on terms which are at least as favorable as the terms of said current policy, provided that it shall not be required to expend in the aggregate during the coverage period more than an amount equal to 300% of the annual premium most recently paid by St. Paul (the "INSURANCE AMOUNT") to maintain or procure insurance coverage pursuant hereto, and further provided that if COFI is unable to maintain or obtain the insurance called for by this Section 6.12(a), COFI shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of St. Paul or any of its Subsidiaries may be required to make application and provide customary representations and warranties to COFI's insurance carrier for the purpose of obtaining such insurance.

                  (b) From and after the Effective Time, COFI shall, and shall cause its Subsidiaries to, maintain and preserve the rights to indemnification of officers and directors provided for in the Certificate of Incorporation or other charter document (a "Charter") and By-Laws of St. Paul and each of its Subsidiaries as in effect on the date hereof with respect to indemnification for liabilities and claims arising out of acts, omissions, events, matters or circumstances occurring or existing prior to the Effective Time, including, without limitation, the transactions contemplated by this Agreement, to the extent such rights to indemnification are not in excess of that permitted by applicable state or federal laws or Regulatory Authorities.

                  (c) In addition to and without limitation of the rights set forth in Section 6.12(b), from and after the Effective Time, COFI shall to the fullest extent permitted under applicable law indemnify and hold

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

         harmless each present and former director and officer of St. Paul (collectively, the "Indemnified Parties") against any and all costs, expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any pending, threatened or completed claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any act, omission, event, matter or circumstance occurring or existing prior to or at the Effective Time (including, without limitation, any claim, action, suit, proceeding or investigation arising out of or pertaining to the transactions contemplated by this Agreement), and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time) (i) COFI shall advance expenses to each such Indemnified Party to the fullest extent permitted by law, including the payment of the fees and expenses of one counsel with respect to a matter, and one local counsel in each applicable jurisdiction, if necessary or appropriate, selected by such Indemnified Party or multiple Indemnified Parties, it being understood that they collectively shall only be entitled to one counsel and one local counsel in each applicable jurisdiction where necessary or appropriate (unless a conflict shall exist between Indemnified Parties in which case they may retain separate counsel), all such counsel shall be reasonably satisfactory to COFI, promptly after statements therefor are received and (ii) COFI will cooperate in the defense of any such matter.

                  (d) Any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards for or prerequisites to indemnification set forth under the DGCL, or the Charter and By-Law provisions referred to in Section 6.12(b), shall be made by independent counsel selected by COFI (which shall not be counsel that provides any services to COFI or any of its Subsidiaries) and reasonably acceptable to the Indemnified Party, and COFI shall pay such counsel's fees and expenses.

                  (e) This Section 6.12 shall survive the Effective Time, is intended to benefit each of the Indemnified Parties (each of whom shall be entitled to enforce this Section against COFI), and shall be binding on all successors and assigns of COFI.

                  (f) In the event COFI or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to one or more other Persons, then, and in each such case, proper provision shall be made so that the successors and assigns of COFI, assume, and are jointly and severally liable with COFI with respect to, the obligations set forth in this Section 6.12.

                  (g) COFI shall pay all expenses (including attorneys' fees) that may be reasonably incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 6.12 if the Indemnified Party is successful in whole or any material part or if any dispute relating thereto is settled or compromised.

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

         6.13     BENEFIT PLANS.

                  (a) At the Effective Time, COFI or a COFI Subsidiary shall be substituted for St. Paul or a St. Paul Subsidiary as the sponsoring employer under those employee benefit and welfare plans with respect to which St. Paul or any of its Subsidiaries is a sponsoring employer, and any other employee benefit programs, policies, agreements and arrangements in each case as Previously Disclosed and in effect immediately prior to the Effective Time (collectively, the "ST. PAUL ARRANGEMENTS") subject to the terms of any separate agreement entered into by COFI and St. Paul on the date hereof and shall assume and be vested with all of the powers, rights, duties, obligations and liabilities previously vested in St. Paul or the applicable St. Paul Subsidiary with respect to each such St. Paul Arrangement. Except as expressly contemplated by a separate agreement entered into by St. Paul and COFI on the date hereof or as otherwise covered under the St. Paul Arrangements, each such St. Paul Arrangement shall be continued in effect by COFI or any applicable COFI Subsidiary after the Effective Time without a termination or discontinuance thereof as a result of the Company Merger or the Bank Merger, subject to the power reserved to COFI or any applicable COFI Subsidiary under each such St. Paul Arrangement to subsequently amend or terminate the St. Paul Arrangement, which amendments or terminations shall comply with applicable law. Notwithstanding the preceding sentence, COFI agrees that, for periods prior to January 1, 2000, it shall not make any adverse changes to the contribution formula as in effect on the date hereof under the St. Paul Employees' Pension Plan. St. Paul, each St. Paul Subsidiary, and COFI will use all reasonable efforts (i) to effect said substitutions and assumptions, and such other actions contemplated under this Agreement, and (ii) to amend such St. Paul Arrangements as to the extent necessary to provide for said substitutions and assumptions, and such other actions contemplated under this Agreement.

                  (b) Any separate agreement entered into by St. Paul and COFI on the date hereof relating to employee or director benefits is incorporated herein by reference and shall be deemed a part of this Agreement.

         6.14 NOTIFICATION OF CERTAIN MATTERS. Each of St. Paul and COFI shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it, (ii) would cause or constitute a breach of any of its representations, warranties, covenants or agreements contained herein as of the date of this Agreement or (iii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein arising from events or circumstances after the date of this Agreement or otherwise.

         6.15 DIRECTORS. (i) At the Effective Time, COFI agrees to cause Joseph
C. Scully and Patrick J. Agnew to be elected to the COFI Board, and to the Board of Directors of Charter One Bank, in each case for a term expiring in April 2002 unless such individual does not qualify to serve under guidelines of applicable Regulatory Authorities.

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

         6.16 ADVISORY BOARD MEMBERSHIP. At the Effective Time, each member of the St. Paul Board (other than Joseph C. Scully and Patrick J. Agnew) shall be offered the opportunity to become a member of the Illinois advisory board to be established by COFI for a three year term, which advisory board shall advise COFI with respect to the geographic areas in which St. Paul Bank operates as of the date hereof; PROVIDED, HOWEVER, any person serving on such advisory board who subsequently becomes a director of COFI or any COFI Subsidiary shall cease to be a member of the advisory board on the date that he or she commences serving as a director of COFI or any COFI Subsidiary.

         6.17 COFI FEE. (a) If (i) the St. Paul Board shall have failed to unanimously recommend adoption of this Agreement to the St. Paul stockholders, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of COFI, (ii) St. Paul shall be in material and willful breach of any of its covenants contained in this Agreement such that COFI shall be entitled to terminate this Agreement pursuant to Section 8.01(b), or (iii) the stockholders of St. Paul do not adopt this Agreement at the St. Paul Meeting, in each case after there has been proposed by a third party a St. Paul Acquisition Transaction (the "ST. PAUL PROPOSAL"), then except as provided in Section 6.17(b), upon termination of this Agreement St. Paul shall pay COFI a fee of $45 million. In addition, the $45 million fee shall be payable by St. Paul to COFI upon a termination of this Agreement by St. Paul pursuant to Section 8.01(g). No fee shall be payable pursuant to this Section 6.17(a) if either (x) COFI has acquired any shares pursuant to the exercise of its Option (as defined in the Stock Option Agreement), St. Paul has repurchased the Option pursuant to the Stock Option Agreement or St. Paul has paid COFI the Surrender Price (as defined in the Stock Option Agreement) pursuant to the Stock Option Agreement or (y) COFI refuses to execute and deliver a written release of all of COFI's rights under the Stock Option Agreement against delivery and payment of the $45 million fee set forth above. Any payment made pursuant to this Section 6.17(a) shall be made in immediately available funds upon demand.

                  (b) The fee provided for in Section 6.17(a) shall not be payable if St. Paul has terminated, or has the right to terminate, this Agreement pursuant to Section 8.01(b), 8.01(d)(i), 8.01(d)(ii) as a result of the COFI stockholders failing to approve the issuance of COFI Common Stock to be issued in the Company Merger at the COFI Meeting or 8.01(e).

                  For purposes of the foregoing, "ST. PAUL ACQUISITION TRANSACTION" shall have the same meaning as the term "ACQUISITION TRANSACTION" in the Stock Option Agreement except that the percentage referred to in clause (z) of the second sentence of Section 2(b)(i) thereof shall be 25%.

         6.18 ST. PAUL FEE. (a) If (i) the COFI Board shall have failed to unanimously recommend to the COFI stockholders approval of the issuance of COFI Common Stock to be issued in the Company Merger, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of St. Paul, (ii) COFI shall be in material and willful breach of any of its covenants contained in this Agreement such that St. Paul shall be entitled to terminate this Agreement pursuant to Section 8.01(b), or (iii) the stockholders of COFI do not approve the issuance of the COFI Common Stock to be

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

issued in the Company Merger at the COFI Meeting, in each case after there has been proposed by a third party a COFI Acquisition Transaction (the "COFI PROPOSAL"), then except as provided in Section 6.18(b), upon termination of this Agreement COFI shall pay St. Paul a fee of $45 million. Any payment made pursuant to this Section 6.18(a) shall be made in immediately available funds upon demand.

                  (b) The fee provided for in Section 6.18(a) shall not be payable if COFI has terminated, or has the right to terminate, this Agreement pursuant to Section 8.01(b), 8.01(d)(i), 8.01(d)(ii) as a result of the St. Paul stockholders failing to adopt this Agreement at the St. Paul Meeting or 8.01(e).

         For purposes of the foregoing, "COFI ACQUISITION TRANSACTION" shall have the same meaning as the term St. Paul Acquisition Transaction as such term is defined for purposes of Section 6.17, except that COFI shall be substituted for St. Paul as the target of such acquisition transaction.

                                   ARTICLE VII

                CONDITIONS TO CONSUMMATION OF THE COMPANY MERGER

         7.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE COMPANY MERGER. The respective obligation of each of COFI and St. Paul to consummate the Company Merger is subject to the fulfillment or written waiver by COFI and St. Paul prior to the Effective Time of each of the following conditions:

                  (a) STOCKHOLDER APPROVALS. This Agreement shall have been duly adopted by the requisite vote of the stockholders of St. Paul under the DGCL and the St. Paul Certificate and the issuance of COFI Common Stock as contemplated by this Agreement shall have been approved by the requisite vote of the COFI stockholders under NASDAQ or NYSE rules, whichever is applicable.

                  (b) REGULATORY APPROVALS. All regulatory approvals required to consummate the Company Merger shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain (i) any conditions, restrictions or requirements which the COFI Board reasonably determines would either before or after the Effective Time have a Material Adverse Effect on COFI and its Subsidiaries taken as a whole or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which the COFI Board reasonably determines would either before or after the Effective Time be unduly burdensome.

                  (c) NO INJUNCTION. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Company Merger.

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

                  (d) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                  (e) BLUE SKY APPROVALS. All permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of COFI Common Stock to be issued in the Company Merger shall have been received and be in full force and effect.

                  (f) LISTING. The shares of COFI Common Stock to be issued in the Company Merger shall have been approved for listing on the NASDAQ or NYSE, whichever is applicable, subject to official notice of issuance.

                  (g) PERMITS, AUTHORIZATIONS. Each of COFI and St. Paul shall have obtained all permits, authorizations, waivers, approvals and consents (other than the Beverly Leases) required for the lawful consummation of the Company Merger, unless the failure to obtain such permits, authorizations, waivers, approvals and consents is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on COFI and its Subsidiaries or St. Paul and its Subsidiaries.

         7.02 CONDITIONS TO OBLIGATION OF ST. PAUL. The obligation of St. Paul and its Subsidiaries to consummate the Company Merger is also subject to the fulfillment or written waiver by St. Paul prior to the Effective Time of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of COFI set forth in this Agreement shall be true and correct in all material respects, subject in the case of Specified Representations to the standard set forth in Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that (i) representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date and (ii) with respect to any information provided by COFI pursuant to Section 6.14(iii) or discovered by St. Paul relating to (A) the Specified Representations or (B) Section 5.04 (g)(i), (h)(i), (h)(ii) other than relating to Year 2000 compliant matters or (i)(iii) other than relating to Year 2000 compliant matters, in each case, on account of events arising after the date of this Agreement, the representations and warranties in (x) the Specified Representations and (y) Sections 5.04
         (g)(i), (h)(i), (h)(ii) other than relating to Year 2000 compliant matters and (i)(iii) other than relating to Year 2000 compliant matters shall be deemed true and correct as of the Effective Date unless such information individually or taken together with other facts, events and circumstances has resulted in or is reasonably likely to result in a Material Adverse Effect on COFI), and St. Paul shall have received a certificate, dated the Effective Date, signed on behalf of COFI by the Chief Executive Officer and the Chief Financial Officer of COFI to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF COFI. COFI and its Subsidiaries shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and St. Paul shall have received a certificate, dated the Effective Date, signed on behalf of COFI by the Chief Executive Officer and the Chief Financial Officer of COFI to such effect.

                  (c) OPINION OF ST. PAUL'S COUNSEL. St. Paul shall have received an opinion of Mayer, Brown & Platt, counsel to St. Paul, dated the date of or shortly prior to the first mailing of the Proxy Statement and the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Company Merger constitutes a "reorganization" within the meaning of
         Section 368 of the Code and (ii) no gain or loss will be recognized by stockholders of St. Paul who receive shares of COFI Common Stock in exchange for shares of St. Paul Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests. In rendering its opinion, Mayer, Brown & Platt may require and rely upon representations contained in letters from St. Paul, COFI and others.

         7.03 CONDITIONS TO OBLIGATION OF COFI. The obligation of COFI and its Subsidiaries to consummate the Company Merger is also subject to the fulfillment or written waiver by COFI prior to the Effective Time of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of St. Paul set forth in this Agreement shall be true and correct in all material respects, subject in the case of Specified Representations to the standard set forth in Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that (i) representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date and (ii) with respect to any information provided by St. Paul pursuant to
         Section 6.14(iii) or discovered by COFI relating to (A) the Specified Representations or (B) Section 5.03(g)(i), (h), (i) other than relating to Year 2000 compliant matters or (j)(iii) other than relating to Year 2000 compliant matters, in each case, on account of events arising after the date of this Agreement, the representations and warranties in
         (x) the Specified Representations and (y) Sections 5.03(g)(i), (h), (i) other than relating to Year 2000 compliant matters and (j)(iii) other than relating to Year 2000 compliant matters shall be deemed true and correct as of the Effective Date unless such information individually or taken together with other facts, events and circumstances has resulted in or is reasonably likely to result in a Material Adverse Effect on St. Paul) and COFI shall have received a certificate, dated the Effective Date, signed on behalf of St. Paul by the Chief Executive Officer and the Chief Financial Officer of St. Paul to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF ST. PAUL. St. Paul and its Subsidiaries shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and COFI shall have received a certificate, dated the Effective Date, signed on behalf of St. Paul by the Chief Executive Officer and the Chief Financial Officer of St. Paul to such effect.

                  (c) OPINION OF COFI'S COUNSEL. COFI shall have received an opinion of Silver, Freedman & Taff, special counsel to COFI, dated the date of or shortly prior to the first mailing of the Proxy Statement and the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Company Merger constitutes a reorganization under Section 368 of the Code. In rendering its opinion, Silver, Freedman & Taff may require and rely upon representations contained in letters from COFI, St. Paul and others.

                  (d) ACCOUNTING TREATMENT. COFI shall have received from each of Ernst & Young LLP, St. Paul's independent auditors, and Deloitte & Touche, LLP, COFI's independent auditors, letters, dated the date of or shortly prior to the Effective Time.

                                  ARTICLE VIII

                                   TERMINATION

         8.01 TERMINATION. This Agreement may be terminated, and the Transactions may be abandoned:

                  (a) MUTUAL CONSENT. At any time prior to the Effective Time, by the mutual consent of COFI and St. Paul, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

                  (b) BREACH. At any time prior to the Effective Time, by COFI or St. Paul, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either:
         (i) a breach by the other party of any representation or warranty contained herein, which breach would cause the condition in Section 7.02(a) or 7.03(a), as applicable, to not be satisfied and which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party in any material respect of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach.

                  (c) DELAY. At any time prior to the Effective Time, by COFI or St. Paul, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Company Merger is not consummated by February 28, 2000, except to the extent that the failure of the Company Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

                  (d) NO APPROVAL. By St. Paul or COFI, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Company Merger shall have been denied by final nonappealable action of such Governmental Authority or (ii) any stockholder approval required by Section 7.01(a) herein is not obtained at the St. Paul Meeting or the COFI Meeting.

                  (e) FAILURE TO RECOMMEND, ETC. At any time prior to the St. Paul Meeting, by COFI if the St. Paul Board shall have failed to unanimously recommend adoption of this Agreement to the St. Paul stockholders, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of COFI; or at any time prior to the COFI Meeting, by St. Paul, if the COFI Board shall have failed to unanimously recommend to the COFI stockholders approval of the issuance of COFI Common Stock to be issued pursuant to the Company Merger, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of St. Paul.

                  (f) POSSIBLE ADJUSTMENT. By St. Paul, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, at any time during the ten-day period commencing two days after the Determination Date (or such shorter period of time from the Determination Date to the Effective Date as contemplated by Section 2.03(i)), if both of the following conditions are satisfied:

                     (i) the Average Closing Price shall be less than the product of 0.825 and the Starting Price; and

                     (ii) (A) the number obtained by dividing the Average Closing Price by the Starting Price (such number being referred to herein as the "COFI Ratio") shall be less than (B) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.175 from the quotient in this clause (ii)(B) (such number being referred to herein as the "Index Ratio");

         subject, however, to the following three sentences. If St. Paul elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice thereof to COFI; provided, that such notice of election to terminate may be withdrawn at any time within the above stated period. During the five-day period commencing with its receipt of such notice, COFI shall have the option of adjusting the Exchange Ratio to equal the lesser of (x) a number equal to a quotient (rounded to the nearest one-ten-thousandth), the numerator of which is the product of 0.825, the Starting Price and the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price, and (y) a number equal to a quotient (rounded to the nearest one-ten-thousandth), the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the COFI Ratio. If COFI so elects, within such five-day period, it shall give prompt written notice to St. Paul of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 8.01(f) and this Agreement shall remain in full force and effect in accordance with its terms (except as the Exchange Ratio shall have been so modified and except that the Effective Date shall occur on the later of the Effective Date as determined pursuant to Section 2.03(i) or (ii) or on the fifth business day after COFI's election as provided in the immediately preceding sentence, and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 8.01(f).

         For purposes of this Section 8.01(f), the following terms shall have the meanings indicated:

              "Average Closing Price" means the average of the daily last sale prices of COFI Common Stock as reported on NASDAQ or NYSE, whichever is applicable (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the ten consecutive full trading days in which such shares are traded on NASDAQ or NYSE, whichever is applicable, ending at the close of trading on the Determination Date.

              "Determination Date" means the day that is the latest of (i) the day of expiration of the last waiting period with respect to any approval of any Governmental Authority required for consummation of the Company Merger, (ii) the day on which the last of such approvals is obtained, and (iii) the day on which the last of the required stockholder approvals has been received.

              "Index Group" means the 16 financial institutions and financial institution holding companies listed below, the common stock of all which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company (a) to be acquired or for such company to acquire another company or companies in a transaction with a value exceeding 25% of the acquiror's market capitalization as of the Starting Date or (b) to convert from a mutual holding company to a stock form of organization. In the event that the common stock of any such company ceases to be publicly traded or any such announcement is made with respect to any such company, such company will be removed from the Index Group and the weights (which have been determined based on the number of outstanding shares of common stock) redistributed proportionately for purposes of determining the Index Price. The 16 financial institutions and financial institution holding companies and the weights attributed to them are as follows:

HOLDING COMPANY                                       WEIGHTING
---------------                                       ---------
Huntington Bancshares Incorporated                       14.56%
Summit Bancorp                                           11.97%
North Fork Bancorporation, Inc.                           9.75%
Marshall & Ilsley Corporation                             7.23%
Dime Bancorp, Incorporated                                7.71%
Peoples Heritage Financial Group, Inc.                    7.21%
Old Kent Financial Corporation                            7.15%
GreenPoint Financial Corporation                          7.55%
TCF Financial Corporation                                 5.83%
Commercial Federal Corporation                            4.22%
Golden West Financial Corporation                         3.90%
Washington Federal, Inc.                                  3.87%
Astoria Financial Corporation                             3.83%
Webster Financial Corporation                             2.49%
Bank United Corporation                                   2.19%
M&T Bank Corporation                                      0.54%
Total                                                   100.00%

         "Index Price" on a given date means the weighted average (weighted in accordance with the factors listed above) of the closing prices of the companies comprising the Index Group.

              "Starting Date" means May 14, 1999.

              "Starting Price" shall mean $30.28.

              If any company belonging to the Index Group or COFI declares or effects a stock split, stock dividend, recapitalization, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or COFI shall be appropriately adjusted for the purposes of applying this
         Section 8.01(f).

              (g) ST. PAUL PROPOSAL. Provided that St. Paul is not in breach of
         Section 6.02 or 6.06 of this Agreement, by St. Paul, if its Board of Directors so determines by at least a two-thirds vote of the members of its entire Board, to allow St. Paul to enter into an agreement in respect of a St. Paul Proposal which provides more favorable consideration to St. Paul's stockholders from a financial point of view than the consideration to be received by such stockholders in the Company Merger.

         8.02 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the Company Merger pursuant to this
Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination. Provided, however, if a party pursues its rights under Section 6.17 or 6.18, whichever is applicable, then such party shall not be entitled to any other relief. Conversely, if a party pursues a remedy pursuant to this Section 8.02, then it shall waive its rights under Section 6.17 or 6.18, whichever is applicable. Provided, further, that nothing contained herein shall diminish the rights of COFI under the Stock Option Agreement which may be separately exercised and enforced pursuant to the terms and provisions thereof.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.01 SURVIVAL. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than the agreements and covenants contained in Section 6.12, 6.13, 6.15, 6.16 and this
Article IX which shall survive the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.05(b), 6.17, 6.18, 8.02 and this Article IX which shall survive such termination).

         9.02 WAIVER; AMENDMENT. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefitted by the provision, or
(ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after the St. Paul Meeting, the consideration to be received by the St. Paul stockholders for each share of St. Paul Common Stock shall not thereby be decreased.

         9.03 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

         9.04 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Federal law or of the MBCA are applicable).

         9.05 EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing expenses and SEC fees shall be shared equally between St. Paul and COFI.

         9.06 NOTICES. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to St. Paul, to:

                           St. Paul Bancorp, Inc.
                           6700 West North Avenue
                           Chicago, Illinois 60707

                           Attention: Joseph C. Scully, Chief Executive Officer
                                                     and
                                      Clifford Sladnick, General Counsel

With a copy to:

                           Mayer, Brown & Platt
                           190 South LaSalle Street
                           Chicago, Illinois 60603

                           Attention: Stuart Litwin

If to COFI or Charter Michigan, to:

                           Charter One Financial, Inc.
                           1215 Superior Avenue
                           Cleveland, Ohio 44114

                           Attention: Charles J.  Koch, Chief Executive Officer
                                                     and
                                      Robert J. Vana, Chief Corporate Counsel

With a copy to:

                           Silver, Freedman & Taff LLP
                           1100 New York Avenue, N.W.
                           7th Floor East
                           Washington, D.C. 20005

                           Attention: Barry Taff

         9.07 ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Agreement, the Stock Option Agreement, the Confidentiality Agreement dated April 13, 1999 between St. Paul and COFI and any agreement entered into between St. Paul and COFI on the date hereof represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made (other than the Stock Option Agreement and any agreement entered into between St. Paul and COFI on the date hereof). Except for
Section 6.12, 6.13, 6.15 and 6.16, nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.08 INTERPRETATION; EFFECT. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require St. Paul, COFI or any of their respective Subsidiaries, affiliates or directors to take any action which would violate applicable law (whether statutory or common law), rule or regulation.

                             *         *          *


         The parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                     ST.  PAUL BANCORP, INC.

                                     By /s/ Joseph C. Scully
                                        ---------------------------------------
                                        Name:    Joseph C.  Scully
                                        Title:   Chairman of the Board
                                                 and Chief Executive Officer

                                     CHARTER ONE FINANCIAL, INC.

                                     By /s/ Charles J. Koch
                                        ---------------------------------------
                                        Name:    Charles J. Koch
                                        Title:   Chairman of the Board and
                                                 Chief Executive Officer

                                     CHARTER MICHIGAN BANCORP, INC.

                                     By /s/ Charles J. Koch
                                        ---------------------------------------
                                        Name:    Charles J. Koch
                                        Title:   Chairman of the Board and
                                                 Chief Executive Officer

                                                                      Appendix B

                             STOCK OPTION AGREEMENT

      STOCK OPTION AGREEMENT, dated as of May 17, 1999, between Charter One Financial, Inc., a Delaware corporation ("Grantee"), and St. Paul Bancorp, Inc., a Delaware corporation ("Issuer").

                              W I T N E S S E T H:

      WHEREAS, Grantee, Charter Michigan Bancorp, Inc. and Issuer have entered into an Agreement and Plan of Merger (the "Merger Agreement") on even date herewith;

      WHEREAS, as an inducement to the willingness of Grantee to enter into the Merger Agreement, Issuer has agreed to grant Grantee the Option (as hereinafter defined); and

      WHEREAS, the Board of Directors of Issuer has approved the grant of the Option and the Merger Agreement;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

      1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 4,384,730 fully paid and nonassessable shares of the common stock, par value $0.01 per share, of Issuer ("Common Stock") at a price per share equal to the average of last reported sale prices per share of Common Stock as reported on the NASDAQ National Market on May 13 and 14, 1999; PROVIDED, HOWEVER, that in the event Issuer issues or agrees to issue any shares of Common Stock (other than shares of Common Stock issued pursuant to stock options granted pursuant to any employee benefit plan prior to the date hereof) at a price less than such average price per share (as adjusted pursuant to subsection
(b) of Section 5), such price shall be equal to such lesser price (such price, as adjusted if applicable, the "Option Price"); PROVIDED, FURTHER, that in no event shall the number of shares for which this Option is exercisable exceed 11% of the issued and outstanding shares of Common Stock immediately prior to such exercise without giving effect to any shares subject or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

      (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in
Section 5(a) hereof), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, such number together with any shares of Common Stock previously issued pursuant hereto, equals 11% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section l(b) or elsewhere in this Agreement shall be deemed to authorize Issuer to issue shares in breach of any provision of the Merger Agreement.

      2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), PROVIDED that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within six (6) months following such Subsequent Triggering Event (or such later period as provided in Section 10). Each of the following shall be an Exercise Termination Event: (i) the Effective Time of the Company Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event except a termination by Grantee pursuant to Section 8.01(b) or Section 8.01(e) of the Merger Agreement (each, a "Listed Termination"); (iii) the passage of fifteen (15) months (or such longer period as provided in Section 10) after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or a Listed Termination or (iv) the date on which the stockholders of the Grantee shall have voted and failed to approve the issuance of Grantee common stock to be issued in the Company Merger (unless (A) Issuer shall then be in material breach of its covenants or agreements contained in the Merger Agreement or (B) on or prior to such date, the stockholders of Issuer shall have also voted and failed to approve and adopt the Merger Agreement). The term "Holder" shall mean the holder or holders of the Option. Notwithstanding anything to the contrary contained herein, (i) the Option may not be exercised at any time when Grantee shall be in material breach of any of its covenants or agreements contained in the Merger Agreement such that Issuer shall be entitled to terminate the Merger Agreement pursuant to Section 8.01(b) thereof as a result of a material breach and (ii) this Agreement shall automatically terminate upon (x) the proper termination of the Merger Agreement by Issuer pursuant to Section 8.01(b)(ii) thereof as a result of the material breach by Grantee of its covenants or agreements contained in the Merger Agreement or by Issuer or Grantee pursuant to Section 8.01(d)(i) or (y) the acceptance by the Grantee of the $45 million fee from Issuer pursuant to Section 6.17(a) of the Merger Agreement.

      (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:

            (i) Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) (an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer (the "Issuer Board") shall have recommended that the stockholders of Issuer approve or accept any Acquisition Transaction other than the Company Merger. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or any Issuer Subsidiary (other than mergers, consolidations or similar transactions (i) involving solely Issuer and/or one or more wholly-owned (except for directors' qualifying shares and a de minimis number of other shares) Subsidiaries of the Issuer, PROVIDED, any such transaction is not entered into in violation of the terms of the Merger Agreement or (ii) in which the stockholders of Issuer immediately prior to the completion of such transaction own at least 50% of the Common Stock of the Issuer (or the resulting or surviving entity in such transaction) immediately after completion of such transaction, PROVIDED any such transaction is not entered into in violation of the terms of the Merger Agreement), (y) a purchase, lease or other acquisition of all or any substantial part of the assets or deposits of Issuer or any Issuer Subsidiary, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or any Issuer Subsidiary and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act;

            (ii) Any person other than the Grantee or any Grantee Subsidiary shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

            (iii) The stockholders of Issuer shall have voted and failed to adopt the Merger Agreement at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held or shall have been cancelled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been cancelled, prior to such termination), it shall have been publicly announced that any person (other than Grantee or any of its Subsidiaries) shall have made, or publicly disclosed an intention to make, a proposal to engage in an Acquisition Transaction;

            (iv) (x) The Issuer Board shall have withdrawn or modified (or publicly announced its intention to withdraw or modify) in any manner adverse in any respect to Grantee its recommendation that the stockholders of Issuer approve the transactions contemplated by the Merger Agreement,
      (y) Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have authorized, recommended, proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary, or (z) Issuer shall have provided information to or engaged in negotiations or discussions with a third party relating to a possible Acquisition Transaction.

            (v) Any person other than Grantee or any Grantee Subsidiary shall have made a proposal to Issuer or its stockholders to engage in an Acquisition Transaction and such proposal shall have been publicly announced;

            (vi) Any person other than Grantee or any Grantee Subsidiary shall have filed with the SEC a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its stockholders to approve the issuance of shares to be offered in such an exchange offer);

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

            (vii) Issuer shall have willfully breached any covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction, and following such breach Grantee would be entitled to terminate the Merger Agreement (whether immediately or after the giving of notice or passage of time or both); or

            (viii) Any person other than Grantee or any Grantee Subsidiary other than in connection with a transaction to which Grantee has given its prior written consent shall have filed an application or notice with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or other federal or state bank or thrift regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

      (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

            (i) The acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 25% or more of the then outstanding Common Stock; or

            (ii) The occurrence of the Initial Triggering Event described in clause (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (z) of the second sentence thereof shall be 25%.

      (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

      (e) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); PROVIDED, that if prior notification to or approval of the Federal Reserve Board or any other regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

      (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer and (ii) present and surrender this Agreement to Issuer at its principal executive offices, PROVIDED that the failure or refusal of the Issuer to designate such a

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

bank account or accept surrender of this Agreement shall not preclude the Holder from exercising the Option.

      (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

      (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

            "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the opinion of counsel to the Holder; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

      (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed, subject to the receipt of any necessary regulatory approvals, to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

      3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation,

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

merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state or other federal thrift or banking law, prior approval of or notice to the Federal Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

      4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

      5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5.

      (a) In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to

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

the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 11% of the number of shares of Common Stock issued and outstanding immediately prior to such issuance.

      (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

      6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within twelve (12) months (or such later period as provided in Section
10) of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a registration statement under the 1933 Act covering any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the offer and sale of the Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; PROVIDED, HOWEVER, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and PROVIDED FURTHER, HOWEVER, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur and the Holder shall thereafter be entitled to one additional registration and the twelve (12) month period referred to in the first sentence of this section shall be increased to twenty-four (24) months. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy

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

thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

      7. (a) At any time after the occurrence of a Repurchase Event (as defined below) (i) at the request of the Holder, delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or any substantial part of Issuer's assets or deposits, the sum of the net price paid in such sale for such assets or deposits and the current market value of the remaining net assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer.

      (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this
Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

      (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; PROVIDED, HOWEVER, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Holder shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.

      (d) For purposes of this Section 7, a "Repurchase Event" shall be deemed to have occurred upon the occurrence of any of the following events or transactions after the date hereof:

            (i) the acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 50% or more of the then outstanding Common Stock; or

            (ii) the consummation of any Acquisition Transaction described in
      Section 2(b)(i) hereof, except that the percentage referred to in clause
      (z) shall be 50%.

      8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a Grantee Subsidiary, or engage in a plan of exchange with any person, other than Grantee or a Grantee Subsidiary and Issuer shall not be the continuing or surviving corporation of such consolidation or merger or the acquirer in such plan of exchange, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer or be acquired by Issuer in a plan of exchange and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger or plan of exchange, the then

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

outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger or plan of exchange represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or a substantial part of its or the Issuer Subsidiary's assets or deposits to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either
(x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

      (b) The following terms have the meanings indicated:

            (i) "Acquiring Corporation" shall mean (i) the continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer), (ii) the acquiring person in a plan of exchange in which Issuer is acquired, (iii) the Issuer in a merger or plan of exchange in which Issuer is the continuing or surviving or acquiring person, and (iv) the transferee of all or a substantial part of Issuer's assets or deposits (or the assets or deposits of the Issuer Subsidiary).

            (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

            (iii) "Assigned Value" shall mean the market/offer price, as defined in Section 7.

            (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; PROVIDED that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

      (c) The Substitute Option shall have the same terms as the Option, PROVIDED that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

      (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a), divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a) and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

      (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 11% of the shares of Substitute Common Stock outstanding immediately prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 11% of the shares of Substitute Common Stock outstanding immediately prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder.

      (f) Issuer shall not enter into any transaction described in subsection
(a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

      9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the issuer of the Substitute Option (the "Substitute Option Issuer") shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

      (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective rights to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this
Section 9. As promptly as practicable and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

      (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and/or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five (5) business days after the date on which the Substitute Option Issuer is no longer so prohibited; PROVIDED, HOWEVER, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its reasonable best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and
(ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by the Substitute Option Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Substitute Option Holder shall nevertheless have the right to exercise the Substitute Option until the expiration of such 30-day period.

      10. The 30-day, 6-month, 12-month, 18-month or 24-month periods for exercise of certain rights under Sections 2, 6, 7, 9, 12 and 15 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder, Owner, Substitute Option Holder or Substitute Share Owner, as the case may be, is using commercially reasonable efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

      11. Issuer hereby represents and warrants to Grantee as follows:

      (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer Board prior to the date hereof and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

      (b) This Agreement, and the transactions contemplated hereby are not subject to the requirements of any "moratorium," "control share", "fair price", "affiliate transactions", "business combination" or other antitakeover laws and regulations of any state. applicable to Issuer. The provisions of Article 12 of Issuer's certificate of incorporation do not apply to the entering into of this Agreement and the transactions contemplated hereby. Issuer has (i) duly approved an appropriate amendment to its Rights Agreement and (ii) taken all other action necessary or appropriate so that the entering into of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in the ability of any Person to exercise any Rights, as defined in its Rights Agreement, or enable or require any such Rights to separate from the shares of Common Stock to which they are attached or to be triggered or become exercisable.

      (c) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

      12. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder; PROVIDED, HOWEVER, that until the date 15 days following the date on which the Federal Reserve Board or other applicable regulatory authority has approved an application by Grantee to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (E.G., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf or (iv) any other manner approved by the Federal Reserve Board or other applicable regulatory authority.

      13. Each of Grantee and Issuer will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, applying to the Federal Reserve Board under the BHCA, to the extent required, for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

      14. (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $45 million and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (a) reduce the number of shares of Common Stock subject to this Option, (b) deliver to Issuer for cancellation Option Shares previously purchased by Grantee, (c) pay cash to Issuer, or (d) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed $45 million after taking into account the foregoing actions.

      (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) of more than $45 million; PROVIDED that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

      (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 7, (ii) (x) the amount received by Grantee pursuant to Issuer's repurchase of Option Shares pursuant to Section 7, less (y) Grantee's purchase price for such Option Shares, (iii) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price of such Option Shares, (iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party, and (v) any amount equivalent to the foregoing with respect to the Substitute Option.

      (d) As used herein, the term 'Notional Total Profit" with respect to any number of shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of such proposed exercise assuming that this Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

      15. (a) Grantee may, at any time following a Repurchase Event and prior to the occurrence of an Exercise Termination Event (or such later period as provided in Section 10), relinquish the Option (together with any Option Shares issued to and then owned by Grantee) to Issuer in exchange for a cash fee equal to the Surrender Price; PROVIDED, HOWEVER, that Grantee may not exercise its rights pursuant to this Section 15 if Issuer has repurchased the Option (or any portion thereof) or any Option Shares pursuant to Section 7. The "Surrender

Price" shall be equal to $45 million (i) plus, if applicable, Grantee's purchase price with respect to any Option Shares and (ii) minus, if applicable, the excess of (A) the net cash amounts, if any, received by Grantee pursuant to the arms' length sale of Option Shares (or any other securities into which such Option Shares were converted or exchanged) to any unaffiliated party, over (B) Grantee's purchase price of such Option Shares.

      (b) Grantee may exercise its right to relinquish the Option and any Option Shares pursuant to this Section 15 by surrendering to Issuer, at its principal office, a copy of this Agreement together with certificates for Option Shares, if any, accompanied by a written notice stating (i) that Grantee elects to relinquish the Option and Option Shares, if any, in accordance with the provisions of this Section 15 and (ii) accept the Surrender Price. The Surrender Price shall be payable in immediately available funds on or before the second business day following receipt of such notice by Issuer.

      (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying the Surrender Price to Grantee in full, Issuer shall immediately so notify Grantee and thereafter deliver or cause to be delivered, from time to time, to Grantee, the portion of the Surrender Price that it is no longer prohibited from paying, within five business days after the date on which Issuer is no longer so prohibited; PROVIDED, HOWEVER, that if Issuer at any time after delivery of a notice of surrender pursuant to paragraph (b) of this Section 15 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying to Grantee the Surrender Price in full, (i) Issuer shall (A) use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments, (B) within five days of the submission or receipt of any documents relating to any such regulatory and legal approvals, provide Grantee with copies of the same, and (c) keep Grantee advised of both the status of any such request for regulatory and legal approvals, as well as any discussions with any relevant regulatory or other third party reasonably related to the same and
(ii) Grantee may revoke such notice of surrender by delivery of a notice of revocation to Issuer and, upon delivery of such notice of revocation, the Exercise Termination Event shall be extended to a date six months from the date on which the Exercise Termination Event would have occurred if not for the provisions of this Section 15(c) (during which period Grantee may exercise any of its rights hereunder, including any and all rights pursuant to this Section
15).

      16. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief. In connection therewith both parties waive the posting of any bond or similar requirement.

      17. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section l(a) hereof (as adjusted pursuant to Section l(b) or Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

      18. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

      19. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof (except to the extent that mandatory provisions of Federal law are applicable).

      20. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      21. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

      22. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

      23. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

      Each of the parties has caused this Agreement to be executed on its behalf by its officer thereunto duly authorized, all as of the date first above written.

                                       ST. PAUL BANCORP, INC.

                                       By /s/ Joseph C. Scully
                                          ----------------------------------
                                          Name:  Joseph C.  Scully
                                          Title: Chief Executive Officer

                                       CHARTER ONE FINANCIAL, INC.

                                       By /s/ Charles J. Koch
                                          ----------------------------------
                                          Name:  Charles J.  Koch
                                          Title: Chief Executive Officer

                                                                      Appendix C



May 17, 1999

Board of Directors
Charter One Financial, Inc.
1215 Superior Avenue
Cleveland, Ohio 44114

Ladies and Gentlemen:

         You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the holders of the common stock, par value $0.01 per share (the "Charter One Common Stock"), of Charter One Financial, Inc. ("Charter One"), of the Exchange Ratio (as defined below) in connection with the proposed merger (the "Proposed Merger") of St. Paul Bancorp, Inc. (the "Company") with and into Charter Michigan Bancorp, Inc., a wholly owned subsidiary of Charter One ("Sub"), pursuant to the Agreement and Plan of Merger, dated as of May 17, 1999 (the "Agreement"), by and among Charter One, Sub and the Company.

         As more specifically set forth in the Agreement, and subject to the terms and conditions thereof, the Company will merge with and into Sub, and each issued and outstanding share of common stock, par value $0.01 per share, of the Company, together with the related Preferred Stock Purchase Rights (collectively, the "Company Common Stock"), except Treasury Stock (as defined in the Agreement), will be converted in the Proposed Merger into the right to receive 0.945 (the "Exchange Ratio") of a share of Charter One Common Stock, subject to adjustment as set forth in the Agreement.

         In connection with rendering our opinion, we have reviewed and analyzed, among other things, the following: (i) the Agreement; (ii) certain publicly available information concerning Charter One, including the Annual Reports on Form 10-K of Charter One for each of the fiscal years in the three-year period ended December 31, 1998; (iii) certain other internal information, primarily financial in nature, concerning the business, assets and operations of Charter One, including estimates of cost savings and other synergies forecasted to result from the Proposed Merger, furnished to us by Charter One for purposes of our analysis; (iv) certain publicly available information concerning the trading of, and the trading market for, Charter One Common Stock; (v) certain publicly available information concerning the Company, including the Annual Reports on Form 10-K of the Company for each of the fiscal years in the three-year period ended December 31, 1998 and the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 1999; (vi) certain other internal information, primarily financial in nature, concerning the business, assets and operations of the Company, furnished to us by the Company for the purposes of our analysis; (vii) certain publicly available information concerning the trading of, and the trading market for, Company Common Stock;
(viii) certain publicly available information with respect to certain other companies that we believe to be comparable to Charter One or the Company and the trading markets for certain of such other companies' securities; and (ix) certain publicly available information concerning the nature and terms of certain other transactions that we consider relevant to our inquiry. We also have considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant. We also have met with certain officers and employees of Charter One and the Company to discuss the foregoing, as well as other matters we believe relevant to our inquiry.

         In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and have neither attempted independently to verify nor assumed responsibility for verifying any of such information. We have not made an independent evaluation of the adequacy of the allowance for loan losses of Charter One or the Company, and we have assumed that the aggregate allowances for loan losses are adequate to cover such losses of each individual company and of the combined entity following completion of the Proposed Merger. We have not reviewed any individual loan files of Charter One or the Company. We have not conducted a physical inspection of any of the properties or facilities of Charter One or the Company, nor have we made or obtained, or assumed any responsibility for making or obtaining, any independent evaluations or appraisals of any assets (including properties and facilities) or liabilities of Charter One or the Company. With respect to financial forecasts regarding Charter One and the Company, at your direction, we have relied on publicly available third-party equity research forecasts, and we express no view with respect to such forecasts or the assumptions on which they were based. We also have relied on forecasts provided to us by management of Charter One regarding cost savings and other synergies expected to result from the Proposed Merger. We have assumed that such forecasts have been reasonably prepared and reflect the best currently available estimates and judgment of the management of Charter One as to the future financial performance of the combined entity following completion of the Proposed Merger, and we express no view with respect to such forecasts or the assumptions on which they were based. We also have assumed that the Proposed Merger will be consummated in a timely manner and in accordance with the terms of the Agreement, without waiver of any of the conditions precedent to the Proposed Merger contained in the Agreement. We understand, and have assumed, that the Proposed Merger will qualify as a tax-free reorganization under the provisions of the Internal Revenue Code of 1986, as amended, and that the Proposed Merger will be accounted for as a pooling-of-interests for financial reporting purposes. In rendering our opinion, we have assumed that in the course of obtaining the necessary regulatory approvals for the Proposed Merger and the Bank Merger (as defined in the Agreement) no restrictions will be imposed that would have a material adverse effect on the contemplated benefits of the Proposed Merger.

         In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial position and results of operations of Charter One and the Company; (ii) the business prospects of Charter One and the Company; (iii) the historical and current market for Charter One Common Stock, Company Common Stock and for the equity securities of certain other companies that we believe to be comparable to Charter One or the Company; and (iv) the nature and terms of certain other transactions that we believe to be relevant. We have not been asked to consider, and our opinion does not address, the relative merits of the Proposed Merger as compared to any alternative business strategy that might exist for Charter One. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof, and we assume no responsibility to update or revise our opinion based upon circumstances or events occurring after the date hereof. Our opinion is, in any event, limited to the fairness, from a financial point of view, of the Exchange Ratio to Charter One and does not address Charter One's underlying business decision to effect the Proposed Merger. Nor does this opinion constitute a recommendation of the Proposed Merger to Charter One or a recommendation to any holder of Charter One Common Stock as to how such holder should vote with respect to the Proposed Merger. Nor does our opinion constitute an opinion or imply any conclusion as to the likely trading range for Charter One Common Stock following consummation of the Proposed Merger.

         As you are aware, Salomon Smith Barney Inc. ("Salomon Smith Barney") has been asked to render its opinion to Charter One regarding the Proposed Merger and will receive certain fees for our services, a substantial portion of which fees is contingent on consummation of the Proposed Merger. In addition, in the ordinary course of business, Salomon Smith Barney and its affiliates may actively trade the securities of Charter One and the Company for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. We or our predecessors or affiliates previously have rendered certain investment banking and financial advisory services to Charter One, for which we or such predecessors or affiliates received customary compensation. Salomon Smith Barney and its affiliates (including Citigroup Inc. and its affiliates) may have other business and financial relationships with Charter One and the Company.

         This opinion is intended for the benefit and use of Charter One (including its management and directors) in considering the transaction to which it relates and may not be used by Charter One for any other purpose or reproduced, disseminated, quoted or referred to by Charter One at any time, in any manner or for any purpose, without the prior written consent of Salomon Smith Barney, except that this opinion may be reproduced in full in, and references to the opinion and to Salomon Smith Barney and its relationship with Charter One (in each case in such form as Salomon Smith Barney may approve) may be included in any proxy statement or prospectus relating to the Proposed Merger that Charter One files with the U.S. Securities and Exchange Commission and distributes to holders of Charter One Common Stock in connection with the Proposed Merger.

         Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Charter One Common Stock.

                                                 Very truly yours,

                                                 /s/ SALOMON SMITH BARNEY INC.

                                                                      Appendix D


Board of Directors
St. Paul Bancorp, Inc.
6700 W. North Avenue
Chicago, IL 60638

Members of the Board:

     We understand that St. Paul Bancorp, Inc. ("St. Paul"), Charter One Financial, Inc. ("Charter One"), and an affiliate of Charter One (collectively, Charter One and its affiliate being referred to herein as "Charter One") have entered into an Agreement and Plan of Merger, dated as of May 17, 1999 (the "Agreement"), pursuant to which St. Paul is to be merged with and into Charter One with Charter One being the surviving corporation in the transaction (the "Merger") . Pursuant to the Merger, and as set forth more fully in the Agreement, upon the merger of St. Paul and Charter One, each outstanding share of St. Paul common stock, par value $0.01 per share (the "St. Paul Shares"), will be converted into the right to receive 0.945 shares (the "Exchange Ratio") of the common stock, par value $0.01 per share, of Charter One (the "Charter One Shares").

     You have asked us whether, in our opinion, the Exchange Ratio is fair, from a financial point of view, to the shareholders of St. Paul.

     In arriving at the opinion set forth below, we have, among other things:

     (1) Reviewed certain publicly available business and financial information relating to St. Paul and Charter One that we deemed to be relevant;

     (2) Reviewed certain information, including financial forecasts, relating to the respective businesses, earnings, assets, liabilities and prospects of St. Paul and Charter One furnished to us by senior management of St. Paul and Charter One, as well as the amount and timing of the cost savings, revenue enhancements and related expenses expected to result from the Merger (the "Expected Synergies") furnished to us by senior management of Charter One;

     (3) Conducted discussions with members of senior management and representatives of St. Paul and Charter One concerning the matters described in clauses (1) and (2) above, as well as their respective businesses and prospects before and after giving effect to the Merger and the Expected Synergies;

     (4) Reviewed the market prices and valuation multiples for the St. Paul Shares and the Charter One Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

     (5) Reviewed the respective publicly reported financial conditions and results of operations of St. Paul and Charter One and compared them with those of certain publicly traded companies that we deemed to be relevant;

     (6) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

     (7) Participated in certain discussions and negotiations among representatives of St. Paul and Charter One and their financial and legal advisors with respect to the Merger;

     (8)  Reviewed the potential pro forma impact of the Merger;

     (9)  Reviewed the Agreement and the related stock option agreement; and

     (10) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of the assets or liabilities of St. Paul or Charter One or been furnished with any such evaluation or appraisal. We are not experts in the evaluation of allowances for loan losses, and we have neither made an independent evaluation of the adequacy of the allowances for loan losses of St. Paul or Charter One, nor have we reviewed any individual credit files of St. Paul or Charter One or been requested to conduct such a review, and, as a result, we have assumed that the respective allowances for loan losses for St. Paul and Charter One are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In addition, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of St. Paul or Charter One. With respect to the financial and operating forecast information and the Expected Synergies furnished to or discussed with us by St. Paul and Charter One, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgments of the senior management of St. Paul and Charter One as to the future financial and operating performance of St. Paul, Charter One or the combined entity, as the case may be, and the Expected Synergies. We have further assumed that the Merger will be accounted for as a pooling-of-interests under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes.

     Our opinion is necessarily based upon market, economic and other conditions as in effect, and on the information made available to us as of the date hereof. For the purposes of rendering this opinion, we have assumed that the Merger will be consummated substantially in accordance with the terms set forth in the Agreement, including in all respects material to our analysis, that the representations and warranties of each party in the Agreement and in all related documents and instruments (collectively, the "Documents") that are referred to therein are true and correct, that each party to the Documents will perform all of the covenants and agreements required to be performed by such party under such Documents, and that all conditions to the consummation of the Merger will be satisfied without waiver thereof, and that the Merger is in fact consummated pursuant to the terms of the Agreement. We have also assumed that, in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendment or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or on the contemplated benefits of the Merger, including the Expected Synergies.

     We have been retained by the Board of Directors of St. Paul to act as financial advisor to St. Paul in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, St. Paul has agreed to indemnify us for certain liabilities arising out of our engagement. We have in the past two years provided financial advisory, investment banking and other services to St. Paul and Charter One and have received fees for the rendering of such services and may continue to provide such services in the future. In addition, in the ordinary course of our business, we may actively trade the St. Paul Shares and other securities of St. Paul and its affiliates and the Charter One Shares and other securities of Charter One and its affiliates for our own account and for the accounts of our customers, and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the sole and exclusive use and benefit of the Board of Directors of St. Paul. It is further understood that this opinion will not be reproduced, summarized, described or referred to or given to any person without Merrill Lynch's prior written consent. Our opinion does not address the merits of the underlying decision by St. Paul to engage in the Merger and does not constitute a recommendation to any shareholder of St. Paul as to how such shareholder should vote on the proposed Merger or any other matter related thereto.

     We have not considered, nor are we expressing any opinion herein with respect to, the prices at which St. Paul Shares or Charter One Shares will trade following the announcement of the Merger or the price at which Charter One Shares will trade following the consummation of the Merger.

     On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the shareholders of St. Paul.

                                   Very truly yours,

                                   /s/ MERRILL LYNCH, PIERCE, FENNER &
                                       SMITH INCORPORATED

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law sets forth circumstances under which directors, officers, employees and agents of Charter One may be insured or indemnified against liability which they may incur in their capacities as such:

     SECTION 145. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
(a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expense provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

     Article TWELFTH of Charter One's certificate of incorporation further provides as follows:

          TWELFTH: Indemnification.

          A. Actions, Suits or Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, partner, member or trustee of another corporation, including, without limitation, any Subsidiary of the Corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees and related disbursements), judgments, fines (including, without limitation, ERISA excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by such person or on such person's behalf in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that, except as provided in paragraph F hereof with respect to proceedings seeking to enforce rights of indemnification, the Corporation shall indemnify such person seeking indemnification with respect to a proceeding (or part thereof) initiated by such person only if such proceeding or part thereof was authorized by a majority of the Continuing Directors. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

          B. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, partner, member or trustee of another corporation, including, without limitation, any Subsidiary of the Corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees and related disbursements) actually and reasonably incurred by such person or on such person's behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper. Notwithstanding the provisions of this paragraph B, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except with respect to proceedings seeking to enforce rights to indemnification pursuant to paragraph F), only if such proceeding (or part thereof) was authorized by a majority of the Continuing Directors.

          C. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Article TWELFTH, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in paragraphs A and B of this Article TWELFTH, or in defense of any claim, issue or matter therein, such person shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by such person or on such person's behalf in connection therewith.

          D. Determination of Right to Indemnification. Any indemnification under paragraphs A and B of this Article TWELFTH shall be made by the Corporation as authorized in the specific case upon a determination (i) by the Board of Directors by a majority vote of a quorum of the directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a majority of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion that indemnification of the person seeking indemnification is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs A and B of this Article TWELFTH. Should a determination be made by the Corporation hereunder that indemnification is not proper under the circumstances, a court may order the Corporation to make indemnification pursuant to paragraphs A or B of this Article TWELFTH.

          E. Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys' fees and related disbursements) incurred by a person referred to in paragraphs A or B of the Article TWELFTH in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, provided, however, that, if the Delaware Corporation Law so requires, the payment of such expenses incurred by an officer or director of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article TWELFTH. A majority of the Continuing Directors may, upon approval of an indemnified person, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

          F. Procedure for Indemnification; Right of Claimant to Bring Suit. Any indemnification under paragraphs A, B and C, or advance of costs, charges and expenses under paragraph E of this Article TWELFTH, shall be made promptly, and in any event within 60 days (or in the case of any advance of costs, charges and expenses under paragraph E, within 20 days), upon the written request of the person referred to in such paragraphs. The right to indemnification or advances as granted by this Article TWELFTH shall be enforceable by the persons referred to in paragraphs A, B, C and E in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the applicable time period specified in the preceding sentence hereof. The costs, charges and expenses incurred by a person referred to in paragraph A or B of this Article TWELFTH in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under paragraph E of this Article TWELFTH, where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in paragraphs A or B of this Article TWELFTH, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in paragraphs A or B of this Article TWELFTH, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or its independent legal counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          G. Other Rights: Continuation of Right to Indemnification. The indemnification and advancement of expenses provided by this Article TWELFTH shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), bylaw, agreement, vote of stockholder or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and the indemnification and advancement of expenses provided by this Article TWELFTH shall continue as to a person who has ceased to serve in a capacity referred to in paragraph A or B and shall inure to the benefit of the estate, heirs, executors and administrators of such person. Nothing contained in this Article TWELFTH shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements between the Corporation and directors, officers, employees or agents providing indemnification rights and procedures different from those set forth herein. All rights to indemnification and advancement of expenses under this Article TWELFTH shall be deemed to be a contract between the Corporation and each person referred to in paragraph A or B of this Article TWELFTH who serves or served in such capacity at any time while this Article TWELFTH is in effect. Any repeal or modification of this Article TWELFTH or any repeal or modification of relevant provisions of the Delaware Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of any person referred to in paragraph A or B of this Article TWELFTH or the obligations of the Corporation arising hereunder with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal.

          H. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by a majority vote of the disinterested directors, indemnify any employee or agent of the Corporation or any person who is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of any corporation, including, without limitation, any Subsidiary of the Corporation, partnership, joint venture, trust or other enterprise and pay the expenses incurred by any such person in defending any proceeding in advance of its final disposition, to the fullest extent of the provisions of this Article TWELFTH.

          I. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, partner, member, trustee, employee or agent of another corporation, including, without limitation, any Subsidiary of the Corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any liability asserted against such person and incurred by such person or on his or her behalf in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article TWELFTH.

          J. Savings Clause. If this Article TWELFTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person referred to paragraph A or B of this Article TWELFTH as to any cost, charge and expense (including attorneys' fees and related disbursements), judgment, fine (including, without limitation, ERISA excise taxes and penalties) and amount paid in settlement with respect to any action, suit or proceeding; whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article TWELFTH that shall not have been invalidated and to the full extent permitted by applicable law.

          K. Subsequent Legislation. If the Delaware Corporation Law is hereafter amended to further expand the indemnification permitted to persons referred to in paragraphs A and B of this Article TWELFTH then the Corporation shall indemnify such persons to the fullest extent permitted by the Delaware Corporation Law, as so amended.

     Charter One has purchased director and officer liability insurance that insures directors and officers against certain liabilities in connection with the performance of their duties as directors and officers, and that provides for payment to Charter One of costs incurred by it in indemnifying its directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

          (a)  EXHIBITS. See Exhibit Index

          (b)  FINANCIAL STATEMENT SCHEDULES. Not applicable.

          (c)  REPORTS, OPINIONS OR APPRAISALS. Not applicable.

ITEM 22.  UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (SECTION 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (d) The undersigned Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on August 13, 1999.

                               CHARTER ONE FINANCIAL, INC.

                               By: /S/ Charles John Koch
                                  -----------------------------------
                                   Charles John Koch
                                    Chairman of the Board, President
                                    and Chief Executive Officer
                                    (Duly Authorized Officer)

     KNOWN BY ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles John Koch and Richard W. Neu, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-facts and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-facts and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature
---------
/S/ Charles John Koch                                  Date: August 13, 1999
-----------------------------------------
Charles John Koch
Chairman of the Board, President and
  Chief Executive Officer
(Principal Executive Officer)

/S/ Richard W. Neu                                     Date: August 13, 1999
-----------------------------------------
Richard W. Neu
Director, Executive Vice President and
  Chief Financial Officer
(Principal Financial and Accounting Officer)

/S/ Eugene B. Carroll, Sr.                             Date: August 13, 1999
-----------------------------------------
Eugene B. Carroll, Sr.
Director

/S/ Herbert G. Chorbajian                              Date: August 13, 1999
-----------------------------------------
Herbert G. Chorbajian
Director

/S/ Phillip Wm. Fisher                                 Date: August 13, 1999
-----------------------------------------
Phillip Wm. Fisher
Director

/S/ Denise M. Fugo                                     Date: August 13, 1999
-----------------------------------------
Denise M. Fugo
Director

/S/ Mark D. Grossi                                     Date: August 13, 1999
-----------------------------------------
Mark D. Grossi
Director

/S/ Charles M. Heidel                                  Date: August 13, 1999
-----------------------------------------
Charles M. Heidel
Director

/S/ Karen R. Hitchcock                                 Date: August 13, 1999
-----------------------------------------
Karen R. Hitchcock
Director

/S/ John D. Koch                                       Date: August 13, 1999
-----------------------------------------
John D. Koch
Director

/S/ Michael P. Morley                                  Date: August 13, 1999
-----------------------------------------
Michael P. Morley
Director

/S/ Henry R. Nolte, Jr.                                Date: August 13, 1999
-----------------------------------------
Henry R. Nolte, Jr.
Director


/S/ Ronald F. Poe                                      Date: August 13, 1999
-----------------------------------------
Ronald F. Poe
Director

/S/ Victor A. Ptak                                     Date: August 13, 1999
-----------------------------------------
Victor A. Ptak
Director

/S/ Melvin J. Rachal                                   Date: August 13, 1999
-----------------------------------------
Melvin J. Rachal
Director

/S/ Jerome L. Schostak                                 Date: August 13, 1999
-----------------------------------------
Jerome L. Schostak
Director

/S/ Mark Shaevsky                                      Date: August 13, 1999
-----------------------------------------
Mark Shaevsky
Director

/S/ Leonard S. Simon                                   Date: August 13, 1999
-----------------------------------------
Leonard S. Simon
Director

                                                       Date:
-----------------------------------------
John P. Tierney
Director

/S/ Eresteen R. Williams                               Date: August 13, 1999
-----------------------------------------
Eresteen R. Williams
Director

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                        DESCRIPTION
------                        -----------

2.1 Agreement and Plan of Merger by and among Charter One, Charter Michigan and St. Paul, included as Appendix A to the accompanying Proxy Statement/Prospectus.

3.1 Registrant's Second Restated Certificate of Incorporation, as amended and currently in effect, filed as Exhibit 4.2 to Post-Effective Amendment Number One on Form S-8 to Form S-4 (File No. 333-33169), is incorporated herein by reference.

3.2 Registrant's Bylaws, as amended and currently in effect, filed on August 8, 1997 as Exhibit 3.2 to Registrant's Registration Statement on Form S-4 (File No. 333-33169), is incorporated herein by reference.

4.1     Form of Certificate of Common Stock, filed on January 22, 1988 as
        Exhibit 4.2 to Registrant's Registration Statement on Form S-1 (File No. 33-16207), is incorporated herein by reference.

4.2 Shareholder Rights Agreement dated November 20, 1989, between Charter One and First National Bank of Boston, as amended on May 26, 1995, filed as Exhibit 4.2 to Registrant's Report on Form 10-K for the fiscal year ended December 31, 1994 and December 31, 1995, respectively, is incorporated herein by reference.

5       Opinion and Consent of Silver, Freedman & Taff, L.L.P.

8.1     Tax Opinion of Silver, Freedman & Taff, L.L.P.

8.2     Tax Opinion of Mayer, Brown & Platt.

10.1 Registrant's Long-Term Stock Incentive Plan, filed on January 22, 1988 as Exhibit 10.1 to Registrant's Registration Statement on Form S-1 (File No. 33-16207), is incorporated herein by reference.

10.2    Registrant's Directors' Stock Option Plan, filed on January 22, 1988 as
        Exhibit 10.2 to Registrant's Registration Statement on Form S-1 (File No. 33-16207), is incorporated herein by reference.

10.3 Charter One Bank, F.S.B. Executive Incentive Goal Achievement Plan, filed as Exhibit 10.8 to Registrant's Report on Form 10-K for the fiscal year ended December 31, 1994 (File No. 0-16311), is incorporated herein by reference.

10.4 First American Savings Bank, F.S.B. Nonqualified Retirement Plan and First Amendment thereto, filed as Exhibit 10.17 to Registrant's Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-16311), are incorporated herein by reference.

10.5 FirstFed Michigan Corporation 1983 Stock Option Plan, filed on November 1, 1995 as an exhibit to Registrant's Registration Statement on Form S-8 (File No. 33-61273), is incorporated herein by reference.

10.6 FirstFed Michigan Corporation 1991 Stock Option Plan, filed on November 1, 1995 as an exhibit to Registrant's Registration Statement on Form S-8 (File No. 33-61273), is incorporated herein by reference.

10.7 Forms of Supplemental Retirement Agreements between Charter One and Charles John Koch, Richard W. Neu, John David Koch, Mark D. Grossi, and Robert J. Vana filed on July 25, 1995 as Exhibits 10.4 and 10.5 to Registrant's Registration Statement on Form S-4 (File No. 33-61273), and Amendment 1 thereto, filed as Exhibit 10.7 to Charter One's Annual Report on Form 10-K for the year ending December 31, 1998, are incorporated herein by reference.

EXHIBIT
NUMBER                        DESCRIPTION
------                        -----------

10.8 Forms of Employment Agreements between Charter One and Charles John Koch, Richard W. Neu, John David Koch, Mark D. Grossi, and Robert J. Vana filed on July 25, 1995 as Exhibits 10.1, 10.2 and 10.3 to Registrant's Registration Statement on Form S-4 (File No. 33-61273), and Amendment 1 thereto, filed as Exhibit 10.8 to Charter One's Annual Report on Form 10-K for the year ending December 31, 1998, are incorporated herein by reference.

10.9 Employment Agreement, dated April 22, 1997, between Charter One Investment, Inc. and William A. Valerian, filed on August 8, 1997 as
        Exhibit 10.13 to Registrant's Registration Statement on Form S- 4 (File No. 333-33169), is incorporated herein by reference.

10.10 Forms of Employment Agreements between Charter One and Leonard S. Simon, and Edward J. Pettinella, filed on August 8, 1997 as Exhibits 10.14 and
        10.15 to Registrant's Registration Statement on Form S-4 (File No. 333-33259), are incorporated herein by reference.

10.11 Charter One Financial, Inc. 1997 Stock Option and Incentive Plan, filed on December 19, 1997, as an exhibit to Registrant's Registration Statement on Form S-8 (File No. 333-42823), is incorporated herein by reference.

10.12 1986 Stock Option Plan of RCSB Financial, Inc., filed on October 8, 1997, as an exhibit to Post- Effective Amendment Number One on Form S-8 to Form S-4 (File No. 333-33259), is incorporated herein by reference.

10.13 1992 Stock-Based Compensation Plan of RCSB Financial, Inc., filed on October 8, 1997, as an exhibit to Post-Effective Amendment Number One on Form S-8 to Form S-4 (File No. 333-33259), is incorporated herein by reference.

10.14 Home Federal Savings Bank Stock Compensation Program, filed on September 29, 1997 as an exhibit to Post-Effective Amendment Number One on Form S-8 to Form S-4 (File No. 333-33169), is incorporated herein by reference.

10.15 Haverfield 1995 Stock Option Plan, filed on September 29, 1997 as an exhibit to Post-Effective Amendment Number One on Form S-8 to Form S-4 (File No. 333-33169), is incorporated herein by reference.

10.16 The RCSB Financial, Inc. Non-Employee Director Deferred Compensation Plan, filed as Exhibit 10.16 to Charter One's Annual Report on Form 10-K for the year ending December 31, 1998, is incorporated herein by reference.

10.17 ALBANK Financial Corporation 1992 Stock Incentive Plan for Key Employees, as amended and restated as of December 18, 1995, filed as
        Exhibit 10.11 to ALBANK's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 0-19843), is incorporated herein by reference.

10.18 ALBANK Financial Corporation 1995 Stock Incentive Plan for Outside Directors, filed as Exhibit 10.12.1 to ALBANK's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 0-19843), is incorporated herein by reference.

10.19 ALBANK Financial Corporation 1992 Stock Incentive Plan for Outside Directors, filed as an appendix to the Proxy Statement for the 1992 Annual Meeting of the Stockholders of ALBANK held on October 26, 1992, is incorporated herein by reference.

10.20 Employment Agreement, dated November 30, 1998, between Charter One Financial, Inc. and Herbert G. Chorbajian, filed as Exhibit 10.20 to Charter One's Annual Report on Form 10-K for the year ended December 31, 1998, is incorporated herein by reference.

EXHIBIT
NUMBER                        DESCRIPTION
------                        -----------

10.21 Charter One Financial, Inc. Top Executive Incentive Goal Achievement Plan, filed on October 1, 1998 as Annex E to the Prospectus contained in the Registrant's Registration Statement on Form S-4 (File No. 333-65137), in incorporated herein by reference.

23.1    Consent of Silver, Freedman & Taff, L.L.P. (Included in Exhibits 5 and
        8.1)

23.2    Consent of Mayer, Brown & Platt (included in Exhibit 8.2)

23.3    Consent of Deloitte & Touche LLP (as accountants for the Registrant)

23.4    Consent of Ernst & Young LLP (as accountants for St. Paul)

23.5 Consent of KPMG Peat Marwick L.L.P. (as accountants for ALBANK Financial Corporation)

23.6    Consent of KPMG Peat Marwick L.L.P. (as accountants for RCSB Financial,
        Inc.)

23.7    Consent of Grant Thornton LLP (as accountants for Beverly
        Bancorporation, Inc.).

99.1 Consents of Certain Persons Named as Directors in the Proxy Statement/Prospectus contained herein.

99.2    Form of Proxy Cards of Charter One.

99.3    Form of Proxy Cards of St. Paul.

99.4    Consent of Salomon Smith Barney Inc.

99.5    Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated